As filed with the Securities and Exchange Commission on February 19, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	4512	58-0218548
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Hartsfield-Jackson Atlanta International Airport
Atlanta, Georgia 30320-6001
(404) 715-2600
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Kenneth F. Khoury, Esq.
Executive Vice President – General Counsel
Delta Air Lines, Inc.
Post Office Box 20706
Atlanta, Georgia 30320-6001
(404) 715-2191
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Matthew E. Kaplan, Esq.
Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
(212) 909-6000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (1)
Pass Through Certificates, Series 2007-1A	$924,408,000	100%	$899,300,231.39	$35,342.50
Pass Through Certificates, Series 2007-1B	$265,366,000	100%	$257,254,574.38	$10,110.10
Pass Through Certificates, Series 2007-1C	$220,103,000	100%	$216,047,287.15	$8,490.66

(1)	Pursuant to Rule 457(f)(2), the registration fee has been calculated using the book value of the securities being registered.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed.  We may not sell these securities or accept an offer to buy these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  This Preliminary Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated February 19, 2008

$1,409,877,000

Offer to Exchange

PASS THROUGH CERTIFICATES, SERIES 2007-1

Which have been registered under the Securities Act of 1933,
For any and all outstanding Pass Through Certificates, Series 2007-1

The New Certificates

●
The forms and terms of the new pass through certificates we are issuing will be identical in all material respects to the forms and terms of the outstanding pass through certificates, except that (a) the new pass through certificates are being registered under the Securities Act of 1933, as amended, and will not contain restrictions on transfer (except as otherwise described in this Prospectus) and (b) the new pass through certificates will not contain provisions relating to interest rate increases.

●
Notwithstanding any registration under the Securities Act, the New Class C Certificates, and, under certain circumstances, the New Class A and New Class B Certificates, will be permitted to be sold only to qualified institutional buyers, as defined in Rule 144A under the Securities Act, for so long as they are outstanding (as described under “Transfer Restrictions” beginning on page 93.

The Exchange Offer

●	The exchange offer expires at 5:00 p.m., New York City time, on 2008, unless we extend it.

●	No public market currently exists for the old pass through certificates or the new pass through certificates.

The new pass through certificates will not be listed on any national securities exchange.

Investing in the new pass through certificates and participating in the Exchange Offer involves risks that are described in the “Risk Factors” section beginning on page 20 of this Prospectus.

Certificates	Aggregate Face Amount	Interest Rate	Final Expected Distribution Date
Class A	$924,408,000	6.821%	August 10, 2022
Class B	265,366,000	8.021	August 10, 2022
Class C	220,103,000	8.954	August 10, 2014

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is      , 2008.

TABLE OF CONTENTS

Prospectus

	Page		Page

PRESENTATION OF INFORMATION	ii	Modification of the Pass Through Trust Agreements and Certain Other Agreements	44
WHERE YOU CAN FIND MORE INFORMATION	iv	Termination of the Trusts	47
SUMMARY	1	The Trustees	48
The Exchange Offer	1	Book-Entry Registration; Delivery and Form	48
Summary of Terms of Certificates	5	DESCRIPTION OF THE LIQUIDITY FACILITIES FOR CLASS A AND B CERTIFICATES	52
Equipment Notes and the Aircraft	6	General	52
Loan to Aircraft Value Ratios	7	Drawings	52
Cash Flow Structure	8	Replacement of Liquidity Facilities	53
The Certificates	9	Reimbursement of Drawings	55
The Company	17	Liquidity Events of Default	56
Selected Financial and Operating Data	17	Liquidity Provider	57
RISK FACTORS	20	DESCRIPTION OF THE INTERCREDITOR AGREEMENT	58
Risk Factors Relating to the Certificates and the Exchange Offer	20	Intercreditor Rights	58
THE EXCHANGE OFFER	26	Post Default Appraisals	63
General	26	Priority of Distributions	63
Expiration Date; Extensions; Amendments; Termination	28	Voting of Equipment Notes	67
Distributions on the New Certificates	28	List of Certificateholders	68
Procedures for Tendering	28	Reports	68
Acceptance of Old Certificates for Exchange; Delivery of New Certificates	30	The Subordination Agent	69
Book-Entry Transfer	31	DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS	70
Guaranteed Delivery Procedures	31	The Aircraft	70
Withdrawal of Tenders	31	The Appraisals	70
Conditions	32	DESCRIPTION OF THE EQUIPMENT NOTES	73
Exchange Agent	32	General	73
Fees and Expenses	33	Subordination	73
USE OF PROCEEDS	33	Principal and Interest Payments	75
DESCRIPTION OF THE CERTIFICATES	34	Redemption	75
General	34	Security	76
Payments and Distributions	35	Loan to Value Ratios of Equipment Notes	77
Subordination	37	Limitation of Liability	78
Pool Factors	37	Indenture Events of Default, Notice and Waiver	78
Reports to Certificateholders	39	Remedies	79
Indenture Events of Default and Certain Rights Upon an Indenture Event of Default	39	Modification of Indentures	80
Purchase Rights of Certificateholders	42	Indemnification	81
PTC Event of Default	43	Certain Provisions of the Indentures	81
Merger, Consolidation and Transfer of Assets	43

i

POSSIBLE ISSUANCE OF ADDITIONAL CERTIFICATES AND REFINANCING OF CERTIFICATES	87	Selling Restrictions	92
Issuance of Additional Certificates	87	TRANSFER RESTRICTIONS	93
Refinancing of Certificates	87	New Class A and New Class B Certificates	93
Additional Liquidity Facilities	87	New Class C Certificates	93
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES	89	ERISA Legend	94
CERTAIN ERISA CONSIDERATIONS	90	LEGAL MATTERS	95
General	90	EXPERTS	95
Plan Assets Issues	90	APPRAISERS	95
Prohibited Transaction Exemptions	91
Special Considerations Applicable to Insurance Company General Accounts	91	Index of Defined Terms	Appendix I
PLAN OF DISTRIBUTION	92	Appraisal Letters	Appendix II
		Equipment Note Principal Payments	Appendix III
		Loan to Value Ratios of Equipment Notes	Appendix IV

NOTWITHSTANDING ANY REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE CLASS C CERTIFICATES, AND, UNDER CERTAIN CIRCUMSTANCES, THE CLASS A AND THE CLASS B CERTIFICATES, WILL BE PERMITTED TO BE SOLD ONLY TO QUALIFIED INSTITUTIONAL BUYERS, AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, FOR SO LONG AS THEY ARE OUTSTANDING. IN SUCH CIRCUMSTANCES, EACH HOLDER OR ACQUIROR OF SUCH CERTIFICATES OR BENEFICIAL INTEREST THEREIN WILL MAKE OR WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS DESCRIBED UNDER THE HEADING “TRANSFER RESTRICTIONS.” INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Market data and certain industry forecasts used throughout this Prospectus were obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys, industry forecasts and market research, while believed to be reliable, have not been independently verified and Delta makes no representation as to the accuracy of such information.

PRESENTATION OF INFORMATION

We have given certain capitalized terms specific meanings for purposes of this Prospectus. The Index of Defined Terms attached as Appendix I to this Prospectus lists the page(s) in this Prospectus on which we have defined each such term.

At varying places in this Prospectus, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus can be found is listed in the foregoing Table of Contents.

Statements in this Prospectus (or otherwise made by us or on our behalf) that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. For examples of such risks and uncertainties, please see the cautionary statements contained in “Risk Factors.” All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this Prospectus.

You should rely only on the information contained in this Prospectus and the documents incorporated by reference in this Prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This document may be used only where it is legal to sell these securities. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date of this Prospectus. Also, you should not assume that there has been no change in the affairs of Delta, the Trusts or the Liquidity Providers since the date of this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments, exhibits and appendices, the “Registration Statement”) filed by Delta Air Lines, Inc. (“Delta”) with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act. This Prospectus does not contain all of the information included in the Registration Statement, the exhibits and certain other parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and you should review the full texts of those contracts and other documents.

Delta files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by Delta at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Delta’s SEC filings are also available to the public over the internet at http://www.sec.gov.

Any statement contained in this Prospectus concerning the provisions of any document filed with the SEC is not necessarily complete, and reference is made to the copy of the document filed.

We incorporate by reference the document listed below and any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the termination of the Exchange Offer:

●	Annual Report on Form 10-K (including amendments thereto) for the fiscal year ended December 31, 2007.

The information incorporated by reference is considered to be a part of this Prospectus, and information that we file later with the SEC (excluding any information furnished under Item 2.02 or Item 7.01 in any Current Report on Form 8-K to the extent not otherwise specified therein) will automatically update and supersede this information.

Any party to whom this Prospectus is delivered may request a copy of these filings (other than any exhibits unless specifically incorporated by reference into this Prospectus), at no cost, by writing or telephoning Delta at Delta Air Lines Inc., Investor Relations, Dept. No. 829, P.O. Box 20706, Atlanta, GA 30320, telephone no. (404) 715-2343.  In order to obtain timely delivery of such materials, you must request documents from us no later than five business days before you make your investment decision or at the latest by      , 2008.

SUMMARY

    The following is a summary and does not contain all of the information that may be important to you. You should read the more detailed information included elsewhere in this Prospectus and both the consolidated financial statements incorporated by reference in this Prospectus and the materials filed by Delta with the SEC that are considered to be part of this Prospectus. See “Where You Can Find More Information” in this Prospectus. Unless otherwise indicated, “we,” “us,” “our” and similar terms, as well as references to “Delta,” refer to Delta Air Lines, Inc.

The Exchange Offer

The Certificates
On October 11, 2007 (the “Issuance Date”) we issued, through three separate trusts, and privately placed $924,408,000 aggregate face amount of Class A Certificates, Series 2007-1, $265,366,000 aggregate face amount of Class B Certificates, Series 2007-1, and $220,103,000 aggregate face amount of Class C Certificates, Series 2007-1, pursuant to exemptions from the registration requirements of the Securities Act. Principal payments made on the Series A, Series B and Series C Equipment Notes for the first Regular Distribution Date, February 10, 2008, reduced the Pool Balance of Class A, Class B and Class C Certificates outstanding to $899,300,231.39, $257,254,574.38 and $216,047,287.15, respectively. The “Initial Purchasers” of the Old Class A, Class B and Class C Certificates were Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Calyon Securities (USA) Inc., Goldman, Sachs & Co. and UBS Securities LLC.

When we use the term “Old Class A Certificates”, “Old Class B Certificates” and “Old Class C Certificates” in this Prospectus, we mean the Class A, Class B and Class C Certificates, Series 2007-1, respectively, which were privately placed with the Initial Purchasers on the Issuance Date and were not registered with the SEC. The Old Class A, Class B and Class C Certificates are referred to collectively as the “Old Certificates.”

When we use the term “New Class A Certificates”, “New Class B Certificates” and “New Class C Certificates” in this Prospectus, we mean the Class A, Class B, and Class C Certificates 2007-1, respectively, registered with the SEC and offered hereby in exchange for the corresponding class of Old Certificates. The New Class A, New Class B and New Class C Certificates are referred to collectively as the “New Certificates.”

When we use the term “Certificates” in this Prospectus, the related discussion applies to both the Old Certificates and the New Certificates.

Registration Rights Agreement	On the Issuance Date, we entered into a Registration Rights Agreement with the Initial Purchasers and the Trustee, providing among other things, for the Exchange Offer.

The Exchange Offer
We are offering New Certificates in exchange for an equal face amount (and current Pool Balance) of outstanding Old Certificates. The New Certificates will be issued to satisfy our obligations under the Registration Rights Agreement.

The New Certificates will be entitled to the benefits of and will be governed by the same Pass Through Trust Agreement that governs the Old Certificates. The forms and terms of the New Certificates are identical in all material respects to the forms and terms of the Old Certificates, except that (a) we registered the New Certificates under the Securities Act so that, except as described in the section “Transfer Restrictions”, their transfer is not restricted like the Old Certificates and (b) the New Certificates do not contain terms with respect to interest rate increases.

As of the date of this Prospectus, $1,409,877,000 face amount ($1,372,602,092.92 Pool Balance) of Old Certificates are outstanding.

Expiration Date
The Exchange Offer will expire at 5:00 p.m., New York City time, on       2008, unless we, in our sole discretion, extend it (the “Expiration Date”), in which case the term “Expiration Date” means the latest date to which the Exchange Offer is extended.

Conditions to the Exchange Offer
The Exchange Offer is not conditioned upon any minimum face amount of Old Certificates being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by us.  See “The Exchange Offer — Conditions.”

Procedures for Tendering Old Certificates

If you wish to accept the Exchange Offer, you may do so through DTC’s Automated Tender Offer Program in accordance with the instructions described in this Prospectus and the Letter of Transmittal. A confirmation of such book-entry transfer of your Old Certificates into the Exchange Agent’s account at DTC must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. By accepting the Exchange Offer through such program, you will agree to be bound by the Letter of Transmittal as though you had signed the Letter of Transmittal and delivered it to the Exchange Agent.

If you hold Old Certificates in physical form, you must deliver your Old Certificates to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

You must also deliver a completed and signed letter of transmittal together with the Old Certificates (the “Letter of Transmittal”). A Letter of Transmittal has been sent to Certificateholders and a form can be found as an exhibit to the Registration Statement. Please refer to “The Exchange Offer — Procedures for Tendering.”

You must deliver the Old Certificates and the Letter of Transmittal to U.S. Bank National Association (the “Exchange Agent”), as follows:

U.S. Bank National Association
Corporate Trust Services
Attn:  Specialized Finance
Westside Flats Operation Center
60 Livingston Avenue
St. Paul, MN 55107
Telephone: (651) 495-3511
Facsimile: (651) 495-8158

See “The Exchange Offer — Procedures for Tendering”, “— Book-Entry Transfer” and “— Exchange Agent.”

Exchange Agent	U.S. Bank National Association is serving as exchange agent.

Guaranteed Delivery Procedures
If you wish to tender Old Certificates and your Old Certificates are not immediately available or you cannot deliver your Old Certificates and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date or you cannot complete the book-entry transfer procedures prior to the Expiration Date, you may tender your Old Certificates according to the guaranteed delivery procedures set forth in “The Exchange Offer — Guaranteed Delivery Procedures.”

Denominations
You may only tender Old Certificates in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The New Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is an integral multiple of $1,000 and, at the time of its issuance, is equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof.

Withdrawal Rights	You may withdraw a tender of Old Certificates at any time before 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Certificates, the Exchange Agent must receive a written or facsimile transmission notice requesting such withdrawal at its address set forth under “The Exchange Offer — Exchange Agent” prior to 5:00 p.m., New York City time, on the Expiration Date. See “The Exchange Offer — Withdrawal of Tenders.”

Resale of New Certificates	Under existing interpretations of the Securities Act by the staff of the SEC contained in several no action letters issued to third parties, we believe that you can generally offer for resale, resell and otherwise transfer the New Certificates without complying with the registration and prospectus delivery requirements of the Securities Act if:

● you acquire the New Certificates in the ordinary course of your business;

● you have no arrangements or understanding with any person to participate in the distribution of the New Certificates; and

● you are not an “affiliate”, as defined in Rule 405 of the Securities Act, of ours or of any Trustee or a broker-dealer who acquired Old Certificates directly from the Trustee for your own account.

If any of these conditions is not satisfied and you transfer any New Certificate without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

Each broker-dealer that receives New Certificates in exchange for Old Certificates held for its own account as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. A broker-dealer may use this Prospectus for an offer to resell, resale or other transfer of such New Certificates issued to it in the Exchange Offer.

For more information on the resale of New Certificates, see “The Exchange Offer — General.”

Notwithstanding the foregoing, the New Class C Certificates, and, under certain circumstances, the New Class A and New Class B Certificates, will be permitted to be sold only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (each, a “QIB”), for so long as they are outstanding. See “Transfer Restrictions.”

Registration, Clearance and Settlement

The New Certificates will be represented by one or more permanent global certificates, which will be registered in the name of the nominee of DTC. The global certificates will be deposited with the Trustee as custodian for DTC. See “Description of the Certificates — Book Entry; Delivery and Form.”

Delivery of New Certificates	The Exchange Agent will deliver New Certificates in exchange for all properly tendered Old Certificates promptly following the expiration of the Exchange Offer.

Certain Federal Income Tax Consequences	The exchange of New Certificates for Old Certificates will not be treated as a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences.”

Fees and Expenses	We will pay all expenses, other than certain applicable taxes, of completing the Exchange Offer and compliance with the Registration Rights Agreement. See “The Exchange Offer — Fees and Expenses.”

Failure to Exchange Old Certificates

Once the Exchange Offer has been completed, if you do not exchange your Old Certificates for New Certificates in the Exchange Offer, you will no longer be entitled to registration rights and will not be able to offer or sell your Old Certificates, unless (i) such Old Certificates are subsequently registered under the Securities Act (which, subject to certain exceptions set forth in the Registration Rights Agreement, we will have no obligation to do) or (ii) your transaction is exempt from, or otherwise not subject to, the Securities Act and applicable state securities laws. See “Risk Factors — Risk Factors Relating to the Certificates and the Exchange Offer — Consequences of Failure to Exchange” and “The Exchange Offer.”

Use of Proceeds	We will not receive any cash proceeds from the exchange of the New Certificates for the Old Certificates.

Summary of Terms of Certificates

	Class A Certificates	Class B Certificates	Class C Certificates
Aggregate face amount at the Issuance Date	$924,408,000	$265,366,000	$220,103,000
Ratings:
Fitch	A-	Not rated	Not rated
Moody’s	Baa1	Ba2	B1
Standard & Poor’s	A-	BBB-	B
Initial loan to Aircraft value ratio (cumulative)(1)(2)	48.9%	62.9%	74.7%
Expected maximum loan to Aircraft value ratio (cumulative)(2)	48.9%	62.9%	74.8%
Expected principal distribution window (in years) (3)	0.3-14.8	0.3-14.8	0.3-6.8
Initial average life (in years) (3)	9.2	7.9	5.1
Regular Distribution Dates	February 10, August 10	February 10, August 10	February 10, August 10
Final expected Regular Distribution Date(4)	August 10, 2022	August 10, 2022	August 10, 2014
Final Legal Distribution Date(5)	February 10, 2024	February 10, 2024	August 10, 2014
Minimum Denomination(6)	$2,000	$2,000	$2,000
Section 1110 Protection	Yes	Yes	Yes
Liquidity Facility Coverage	3 semiannual interest payments	3 semiannual interest payments	None
__________________________
(1)
The initial aggregate appraised base value of the Aircraft was $1,837,423,000 as of the Issuance Date. The appraisal value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals –– The Appraisals.”

(2)
These percentages are calculated as of the first Regular Distribution Date. See “— Loan to Aircraft Value Ratios” in this Prospectus summary for the method we used in calculating the loan to Aircraft value ratios.

(3)	Measured from the Issuance Date.

(4)	Equipment Notes will mature on the final expected Regular Distribution Date for the Certificates issued by the Trusts that own such Equipment Notes.

(5)
The Final Legal Distribution Date for each of the Class A and Class B Certificates is the date which is 18 months from the final expected Regular Distribution Date for that class of Certificates, which represents the period corresponding to the applicable Liquidity Facility coverage of three semiannual interest payments.

(6)
The New Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is an integral multiple of $1,000 and, at the time of its issuance, is equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof.

Equipment Notes and the Aircraft

The Trusts hold secured Equipment Notes issued for each of 36 Boeing aircraft delivered to Delta from 1998 to 2002, consisting of eleven Boeing 737-832 aircraft, four Boeing 767-332ER aircraft, fourteen Boeing 767-432ER aircraft and seven Boeing 777-232ER aircraft. All of the Aircraft are being operated by Delta. See “Description of the Aircraft and the Appraisals” for a description of the Aircraft. Set forth below is information about the Aircraft and the Equipment Notes for those Aircraft.

Aircraft Type	Manufacturer’s Serial Number	Registration Number	Month of Delivery	Appraised Base Value(1)	Principal Amount of Series A, B and C Equipment Notes
Boeing 737-832	29619	N371DA	October 1998	$25,783,000	$20,162,000
Boeing 737-832	30490	N3749D	June 2001	31,053,000	24,363,000
Boeing 737-832	32375	N3750D	June 2001	31,053,000	24,363,000
Boeing 737-832	30491	N3751B	July 2001	31,113,000	24,363,000
Boeing 737-832	30492	N3752	July 2001	31,113,000	24,363,000
Boeing 737-832	32626	N3753	July 2001	31,113,000	24,363,000
Boeing 737-832	29626	N3754A	August 2001	31,337,000	24,363,000
Boeing 737-832	29627	N3755D	August 2001	31,337,000	24,363,000
Boeing 737-832	30493	N3756	September 2001	31,393,000	24,363,000
Boeing 737-832	30813	N3757D	August 2001	31,337,000	24,363,000
Boeing 737-832	30814	N3758Y	August 2001	31,337,000	24,363,000

Boeing 767-332ER	29693	N174DZ	November 1998	41,870,000	30,916,000
Boeing 767-332ER	29696	N175DZ	March 1999	44,090,000	33,849,000
Boeing 767-332ER	29697	N176DZ	April 1999	44,177,000	33,849,000
Boeing 767-332ER	29698	N177DZ	May 1999	44,470,000	33,849,000

Boeing 767-432ER	29703	N825MH	December 2000	48,610,000	38,467,000
Boeing 767-432ER	29713	N826MH	November 2000	48,610,000	38,467,000
Boeing 767-432ER	29705	N827MH	February 2001	51,047,000	40,676,000
Boeing 767-432ER	29707	N834MH	November 2000	51,053,000	38,467,000
Boeing 767-432ER	29708	N835MH	November 2000	51,053,000	38,467,000
Boeing 767-432ER	29709	N836MH	December 2000	51,157,000	38,467,000
Boeing 767-432ER	29710	N837MH	December 2000	51,157,000	38,467,000
Boeing 767-432ER	29711	N838MH	January 2001	52,150,000	40,676,000
Boeing 767-432ER	29712	N839MH	January 2001	52,870,000	40,676,000
Boeing 767-432ER	29718	N840MH	May 2001	53,300,000	40,676,000
Boeing 767-432ER	29714	N841MH	December 2001	54,867,000	40,676,000
Boeing 767-432ER	29715	N842MH	December 2001	54,867,000	40,676,000
Boeing 767-432ER	29716	N843MH	February 2002	56,583,000	43,513,000
Boeing 767-432ER	29717	N844MH	March 2002	57,013,000	43,513,000

Boeing 777-232ER	29951	N860DA	March 1999	81,830,000	64,534,000
Boeing 777-232ER	29952	N861DA	March 1999	81,830,000	64,534,000
Boeing 777-232ER	29734	N862DA	December 1999	85,370,000	64,534,000
Boeing 777-232ER	29735	N863DA	December 1999	85,370,000	64,534,000
Boeing 777-232ER	29736	N864DA	December 1999	85,370,000	64,534,000
Boeing 777-232ER	29737	N865DA	December 1999	85,370,000	64,534,000
Boeing 777-232ER	29738	N866DA	December 1999	85,370,000	64,534,000
Total				$1,837,423,000	$1,409,877,000

__________________________
(1)
The appraised base value of each Aircraft set forth above is the lesser of the average and median appraised base value of such Aircraft as appraised by three independent appraisal and consulting firms. The appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies. See “Description of the Aircraft and the Appraisals — The Appraisals.” An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. See “Risk Factors — Risks Factors Relating to the Certificates and the Exchange Offer — Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

Loan to Aircraft Value Ratios

The following table provides loan to Aircraft value ratios (“LTVs”) for each Class of Certificates as of February 10, 2008 (the first Regular Distribution Date) and each Regular Distribution Date thereafter. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors — Risks Factors Relating to the Certificates and the Exchange Offer — Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes — Security.” The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform Delta’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

	Aggregate	Pool Balance(2)			LTV(3)
	Assumed
	Aircraft	Class A	Class B	Class C	Class A	Class B	Class C
Date	Value(1)	Certificates	Certificates	Certificates	Certificates	Certificates	Certificates
February 10, 2008	$1,837,423,000	$899,300,231.39	$257,254,574.38	$216,047,287.15	48.9%	62.9%	74.7%
August 10, 2008	1,779,395,182	864,262,199.13	254,473,010.76	213,074,684.25	48.6	62.9	74.8
February 10, 2009	1,779,395,182	838,956,309.83	243,810,316.31	201,846,852.97	47.1	60.9	72.2
August 10, 2009	1,708,805,357	809,182,338.02	233,147,621.86	190,619,021.69	47.4	61.0	72.2
February 10, 2010	1,708,805,357	778,996,285.76	224,606,308.84	180,030,349.09	45.6	58.7	69.3
August 10, 2010	1,638,215,533	751,135,428.24	216,064,995.82	169,441,676.49	45.9	59.0	69.4
February 10, 2011	1,638,215,533	725,565,167.72	203,172,087.10	161,927,341.60	44.3	56.7	66.6
August 10, 2011	1,567,625,708	699,167,155.68	190,279,178.38	154,413,006.71	44.6	56.7	66.6
February 10, 2012	1,567,625,708	677,529,978.90	180,286,476.15	144,990,616.01	43.2	54.7	64.0
August 10, 2012	1,497,035,884	656,047,664.21	170,293,773.92	135,568,225.31	43.8	55.2	64.3
February 10, 2013	1,497,035,884	636,059,425.99	162,930,596.00	126,113,945.64	42.5	53.4	61.8
August 10, 2013	1,426,446,059	621,895,182.80	155,567,418.08	116,659,665.97	43.6	54.5	62.7
February 10, 2014	1,426,446,059	601,423,753.36	148,436,263.75	107,205,386.30	42.2	52.6	60.1
August 10, 2014	1,354,929,481	581,490,578.82	141,305,109.42	0.00	42.9	53.3	N/A
February 10, 2015	1,354,929,481	559,381,285.42	133,964,850.66	0.00	41.3	51.2	N/A
August 10, 2015	1,273,784,157	537,192,345.06	126,624,591.90	0.00	42.2	52.1	N/A
February 10, 2016	1,273,784,157	512,530,222.40	119,339,277.76	0.00	40.2	49.6	N/A
August 10, 2016	1,187,491,239	487,534,581.13	112,053,963.62	0.00	41.1	50.5	N/A
February 10, 2017	1,187,491,239	464,802,713.42	103,049,711.51	0.00	39.1	47.8	N/A
August 10, 2017	1,094,066,753	447,670,683.60	94,045,459.40	0.00	40.9	49.5	N/A
February 10, 2018	1,094,066,753	431,048,610.16	86,671,033.18	0.00	39.4	47.3	N/A
August 10, 2018	999,946,987	410,341,524.75	79,296,606.96	0.00	41.0	49.0	N/A
February 10, 2019	999,946,987	395,353,476.85	72,344,642.70	0.00	39.5	46.8	N/A
August 10, 2019	904,900,468	380,894,965.46	65,392,678.44	0.00	42.1	49.3	N/A
February 10, 2020	904,900,468	366,487,659.68	58,977,909.95	0.00	40.5	47.0	N/A
August 10, 2020	800,225,202	338,809,904.25	52,563,141.46	0.00	42.3	48.9	N/A
February 10, 2021	800,225,202	311,489,854.40	46,964,320.89	0.00	38.9	44.8	N/A
August 10, 2021	690,402,342	283,699,093.59	41,365,500.32	0.00	41.1	47.1	N/A
February 10, 2022	690,402,342	256,421,323.89	35,766,679.75	0.00	37.1	42.3	N/A
August 10, 2022	573,447,915	0.00	0.00	0.00	N/A	N/A	N/A
__________________________
(1)
In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised base value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes — Loan to Value Ratios of the Equipment Notes.” Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors — Risks Factors Relating to the Certificates and the Exchange Offer — Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

(2)
The “pool balance” for each Class of Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of such Class of Certificates that has not been distributed to Certificateholders.

(3)
We obtained the LTVs for each Class of Certificates for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of such Class together with the expected outstanding pool balance of all other Classes ranking senior in right to distributions to such Class after giving effect to the distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of the Aircraft on such date based on the assumptions described above.

Cash Flow Structure

This diagram illustrates the structure for the offering of the Certificates and certain cash flows.

__________________________
(1)
Delta issued Series A, Series B and Series C Equipment Notes in respect of each Aircraft. The Equipment Notes with respect to each Aircraft were issued under a separate Indenture. The only cross-default in any Indenture is if (x) any amount in respect of the Equipment Notes issued under any Indenture, including any payment of principal amount of or Make-Whole Amount, if any, or interest on the Equipment Notes, has not been paid in full on the Final Maturity Date or (y) any other amounts payable under the operative documents with respect to any Aircraft that are due and payable on or before the Final Maturity Date are not paid in full on the Final Maturity Date and, to the extent not prohibited by law, Delta has received not less than 20 business days’ notice from the Subordination Agent indicating the amounts referred to in this clause (y).

(2)
The separate Liquidity Facility for each of the Class A and Class B Certificates is expected to cover up to three semiannual interest distributions on the Class A and the Class B Certificates, as the case may be. There will be no liquidity facility in respect of the Class C Certificates.

The Certificates

Trusts and Certificates	Each of the Class A Trust, the Class B Trust and the Class C was formed pursuant to a separate trust supplement entered into between Delta and U.S. Bank Trust National Association to a basic pass through trust agreement between Delta and U.S. Bank Trust National Association (as successor trustee to State Street Bank and Trust Company of Connecticut, National Association), as Trustee under each Trust. Each Class of Certificates represents fractional undivided interests in the related Trust.

Certificates Offered	● New Class A Certificates.

● New Class B Certificates.

● New Class C Certificates.

Use of Proceeds	Delta will not receive any cash proceeds from the exchange of the New Certificates for the Old Certificates. The proceeds from the sale of the Old Certificates of each Trust were initially held in escrow and deposited with a depositary, pending the financing of each Aircraft under an Indenture. Each Trust withdrew funds from the escrow relating to such Trust to acquire the related series of Equipment Notes as these Aircraft were subjected to the related Indentures. The Equipment Notes are full recourse obligations of Delta. Delta used the proceeds from the issuance of the Equipment Notes in part to prepay (or reimburse itself with respect to the prepayment of) $961 million of existing aircraft-secured financings. The remaining proceeds of $449 million will be used for general corporate purposes (including, among other possible uses, capital expenditures and the repayment of indebtedness).

Subordination Agent, Trustee, and Loan Trustee	U.S. Bank Trust National Association.

Liquidity Provider for Class A and Class B Certificates	Initially, Landesbank Hessen-Thüringen Girozentrale for the Class A and Class B Certificates. There is no liquidity facility for the Class C Certificates.

Trust Property	The property of each Trust includes:

● Subject to the Intercreditor Agreement, the Equipment Notes held by such Trust, all monies at any time paid thereon and the right to all monies due and to become due thereunder;

● The rights of such Trust under the Intercreditor Agreement (including all monies receivable pursuant to such rights);

● In the case of each of the Class A and the Class B Trusts, all monies receivable under the separate Liquidity Facility for such Trust; and

● Funds from time to time deposited with the applicable Trustee in accounts relating to such Trust.

Regular Distribution Dates	February 10 and August 10 of each year, commencing on February 10, 2008.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Trustee will distribute payments of principal, Make-Whole Amount (if any) and interest received on the Equipment Notes held in each Trust to the holders of the Certificates of such Trust, subject to the subordination provisions applicable to the Certificates.

Subject to the subordination provisions applicable to the Certificates,

	●	Scheduled Payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates; and

●
Payments in respect of, or any proceeds of, any Equipment Notes or the Collateral under any Indenture, resulting from any early redemption of such Equipment Notes will be distributed on a Special Distribution Date after not less than 15 days’ notice to Certificateholders.

Intercreditor Agreement	The Trusts, the Liquidity Providers and the Subordination Agent are parties to the Intercreditor Agreement. The Intercreditor Agreement provides how payments made on the Equipment Notes held by the Subordination Agent and each Liquidity Facility will be distributed. The Intercreditor Agreement also sets forth agreements among the Trusts and the Liquidity Providers relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

Subordination	Under the Intercreditor Agreement, after payment of certain fees and expenses, distributions on the Certificates generally will be made in the following order:

	●	First, to the holders of the Class A Certificates to pay interest on the Class A Certificates.

	●	Second, to the holders of Class B Certificates to pay interest on the Eligible B Pool Balance.

	●	Third, to the holders of the Class C Certificates to pay interest on the Eligible C Pool Balance.

	●	Fourth, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates.

	●	Fifth, to the holders of the Class B Certificates to pay interest on the Pool Balance of the Class B Certificates not previously distributed under clause “second” above.

	●	Sixth, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates.

	●	Seventh, to the holders of the Class C Certificates to pay interest on the Pool Balance of the Class C Certificates not previously distributed under clause “third” above.

	●	Eighth, to the holders of the Class C Certificates to make distributions in respect of the Pool Balance of the Class C Certificates.

Certain distributions to the Liquidity Providers will be made prior to distributions on the Certificates as discussed under “Description of the Intercreditor Agreement — Priority of Distributions.”

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default is continuing thereunder. If an Indenture Event of Default is continuing under an Indenture, subject to certain conditions, the “Controlling Party” will be entitled to direct the Loan Trustee under such Indenture in taking action (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued).

The Controlling Party will be:

	●	If Final Distributions have not been paid in full to holders of the Class A Certificates, the Class A Trustee;

	●	If Final Distributions have been paid in full to the holders of the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

	●	If Final Distributions have been paid in full to the holders of the Class A Certificates and the Class B Certificates, the Class C Trustee; and

	●	Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.

Subject to certain conditions, notwithstanding the foregoing, (a) if one or more holders of the Class B Certificates have purchased the Series A Equipment Notes or (b) if one or more holders of the Class C Certificates have purchased the Series A Equipment Notes and Series B Equipment Notes or (c) if one or more holders of Additional Certificates have purchased the Series A, Series B and Series C Equipment Notes, in each case, issued under an Indenture, pursuant to the buyout rights described in “— Right to Buy Equipment Notes” below, the holders of the majority in aggregate unpaid principal amount of Equipment Notes issued under such Indenture, rather than the Controlling Party, will be entitled to direct the Loan Trustee in exercising remedies under such Indenture, subject to the limitations specified in “— Limitation on Sale of Aircraft or Equipment Notes” below; provided, that so long as the Subordination Agent holds not less than the majority in aggregate unpaid principal amount of such Equipment Notes, only the Controlling Party shall be entitled to direct the Loan Trustee under such Indenture.

Limitation on Sale of Aircraft or Equipment Notes

In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture and (b) the bankruptcy or insolvency of Delta, the Controlling Party may not, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by Delta or Delta’s affiliates), direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimums. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies” for a description of such minimums and certain other limitations on the exercise of remedies.

Right to Buy Other Classes of Certificates	If Delta is in bankruptcy and certain other specified events have occurred, the Certificateholders may have the right to buy certain other Classes of Certificates on the following basis:

	●	The Class B Certificateholders (other than Delta or any of its affiliates) will have the right to purchase all, but not less than all, of the Class A Certificates.

	●	The Class C Certificateholders (other than Delta or any of its affiliates) will have the right to purchase all, but not less than all, of the Class A and Class B Certificates.

The purchase price in each case described above will be the outstanding balance of the applicable Class of Certificates plus accrued and undistributed interest, without any Make-Whole Amount, but including any other amounts then due and payable to the Certificateholders of such Class or Classes.

Right to Buy Equipment Notes	Subject to certain conditions, if Delta is in bankruptcy and certain specified events have occurred or if an Indenture Event of Default under any Indenture (other than such bankruptcy) has occurred and is continuing, Certificateholders will have the right to buy certain Series of Equipment Notes on the following basis:

● The Class B Certificateholders will have the right to purchase all, but not less than all, of the Series A Equipment Notes issued under such Indenture.

● The Class C Certificateholders will have the right to purchase all, but not less than all, of the Series A and B Equipment Notes issued under such Indenture.

The purchase price for any Equipment Note in each case described above will be the outstanding principal amount of such Equipment Note plus accrued and unpaid interest and certain other amounts (including, without limitation, certain amounts payable to the Liquidity Provider for the related Class of Certificates). Such purchase price will be paid to the Subordination Agent and will be applied according to the priority of payment provisions specified in the Intercreditor Agreement. If any Equipment Note is bought by a Certificateholder, such Equipment Note will no longer be held by the Subordination Agent and, subject to certain exceptions, will no longer be subject to the terms of the Intercreditor Agreement. See “Description of the Intercreditor Agreement—Intercreditor Rights—Equipment Note Buyout Right of Subordinated Certificateholders” for a description of such exceptions.

Liquidity Facilities for Class A and B Certificates

Under the Liquidity Facility for each of the Class A and Class B Trusts, the applicable Liquidity Provider is required, if necessary, to make advances in an aggregate amount sufficient to pay interest distributions on the applicable Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the applicable interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the Certificates other than such interest.

There will be no liquidity facility for the Class C Trust.

Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates to be issued by the Class A Trust or the Class B Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

Upon each drawing under any Liquidity Facility to pay interest distributions on the related Certificates, the Subordination Agent will be obligated to reimburse the applicable Liquidity Provider for the amount of such drawing, together with interest on that drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facilities and will rank senior to all of the Certificates in right of payment.

Issuances of Additional Classes of Certificates

Under certain circumstances, additional pass through certificates of one or more separate pass through trusts, which will evidence fractional undivided ownership interests in equipment notes secured by Aircraft, may be issued. Any such transaction may relate to a refinancing of any Series of Equipment Notes (other than the Series A Equipment Notes) issued with respect to all but not less than all of the Aircraft or the issuance of one or more new series of subordinated equipment notes with respect to some or all of the Aircraft. Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency that such transaction will not result in a withdrawal, suspension or downgrading of the rating for any Class of Certificates then rated by such Rating Agency and that remains outstanding. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

If any Additional Certificates are issued, under certain circumstances, the holders of the Additional Certificates will have certain rights to purchase the Class A, Class B and Class C Certificates and/or the Equipment Notes issued under any Indenture. See “Description of the Certificates—Purchase Rights of Certificateholders” and “Description of the Intercreditor Agreement––Intercreditor Rights—Equipment Note Buyout Right of Subordinated Certificateholders.”

Equipment Notes

(a) Issuer	Under each Indenture, Delta issued Series A, Series B and Series C Equipment Notes, which were acquired, respectively, by the Class A, Class B and Class C Trusts.

(b) Interest	The Equipment Notes held in each Trust accrue interest at the rate per annum for the Certificates issued by such Trust set forth on the cover page of this Prospectus. Interest on the Equipment Notes is payable on February 10 and August 10 of each year, commencing on February 10, 2008. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	Principal payments on the Series A, Series B and Series C Equipment Notes are scheduled to be received in specified amounts on February 10 and August 10 in certain years, commencing on February 10, 2008 and ending on August 10, 2022 in the case of the Series A and Series B Equipment Notes and August 10, 2014 in the case of the Series C Equipment Notes.

(d) Rankings	Each Indenture provides for the following subordination provisions applicable to the Equipment Notes issued under such Indenture:

●
The indebtedness evidenced by the Series B Equipment Notes issued under such Indenture is, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series A Equipment Notes issued under such Indenture.

●
The indebtedness evidenced by the Series C Equipment Notes issued under such Indenture is, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture.

●
If Delta issues any Additional Equipment Notes under such Indenture, the indebtedness evidenced by such Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such Additional Equipment Notes), subordinate and subject in right of payment to the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes issued under such Indenture. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

●
The indebtedness evidenced by the Series A Equipment Notes, the Series B Equipment Notes, the Series C Equipment Notes and any Additional Equipment Notes issued under such Indenture is, or will be, as the case may be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment to Equipment Notes issued under the other Indentures.

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent are effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior Class of Certificates. If a Class B or Class C Certificateholder or a holder of Additional Certificates has exercised its buyout right for any Equipment Notes, such Equipment Notes will be held by such Certificateholder, not the Subordination Agent, and will not be subject to the cross-subordination provisions of the Intercreditor Agreement.

(e) Redemption	Aircraft Event of Loss. If an Event of Loss occurs with respect to an Aircraft, Delta will either:

● Redeem all of the Equipment Notes issued with respect to such Aircraft, or

● Substitute for such Aircraft under the related financing agreements an aircraft meeting certain requirements.

The redemption price in such case will be the unpaid principal amount of such Equipment Notes to be redeemed, together with accrued interest, but without any Make-Whole Amount.

Optional Redemption. Delta may elect to redeem at any time prior to maturity all of the Equipment Notes issued with respect to an Aircraft. In addition, Delta may elect to redeem the Series B or Series C Equipment Notes with respect to all Aircraft in connection with a refinancing of such Series. See “Possible Issuance of Additional Certificates and Refinancing Certificates — Refinancing of Certificates.” The redemption price in each such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, plus the Make-Whole Amount (if any).

(f) Security and cross-collateralization	The Equipment Notes issued with respect to each Aircraft are secured by, among other things, a security interest in such Aircraft.

In addition, the Equipment Notes are cross-collateralized to the extent described under “Description of the Equipment Notes — Security” and “Description of the Equipment Notes — Subordination.” This means, among other things, that any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off and subject to the provisions of the Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures that are due at the time of such application. In the absence of any such shortfall at the time of such application, excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under any of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under the other Indentures as they come due. If any Equipment Note under any of the other Indentures ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Trustees or the exercise by Certificateholders of their right to buy Equipment Notes or otherwise), such Equipment Note will continue to be entitled to the benefits of cross-collateralization, but on a subordinated basis as against any Equipment Note that continues to be held by the Subordination Agent. Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code.

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. If Delta exercises its right to redeem all of the Equipment Notes under any Indenture, so long as no other obligations secured by such Indenture or the other Indentures are then due and no bankruptcy, reorganization or insolvency of Delta or Indenture Event of Default has occurred and is continuing under any of the other Indentures, the lien on such Aircraft under such Indenture will be released. At any time on or after the Final Maturity Date, if all obligations secured under all of the Indentures that are then due have been paid, the liens on all Aircraft under all Indentures will be released. Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under the Indentures.

(g) Cross-default	The only cross-default in the Indentures is if (x) any amount in respect of the Equipment Notes issued under any Indenture, including any payment of principal amount of or Make-Whole Amount, if any, or interest on the Equipment Notes, has not been paid in full on August 10, 2022 (the “Final Maturity Date”) or (y) any other amounts payable under the operative documents with respect to any Aircraft that are due and payable on or before the Final Maturity Date are not paid in full on the Final Maturity Date and, to the extent not prohibited by law, Delta has received not less than 20 business days’ notice from the Subordination Agent indicating the amounts referred to in this clause (y). Therefore, prior to the triggering of the cross-default, if the Equipment Notes issued under one or more Indentures are in default and the Equipment Notes issued under the remaining Indentures are not in default, no remedies will be exercisable under such remaining non-defaulted Indentures until the Final Maturity Date and the holders of the Equipment Notes under any defaulted Indenture will only be entitled to receive payments in respect of the cross-collateralization to the extent, if any, that amounts may be available under any other defaulted Indenture or amounts may become available under such remaining non-defaulted Indentures on or after the Final Maturity Date, in each case, to pay amounts secured by the defaulted Indentures.

(h) Section 1110 Protection	Delta’s internal counsel provided opinions to the Trustees that the benefits of Section 1110 of the Bankruptcy Code are available for each of the Aircraft.

Certain ERISA Considerations	Each person who acquires a Certificate or an interest therein will be deemed to have represented that either:

● No assets of a Plan or of any trust established with respect to a Plan shall have been used to acquire such Certificate or an interest therein; or

●
The purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986 or materially similar provisions of Similar Law (as defined herein) pursuant to one or more prohibited transaction statutory or administrative exemptions.

See “Certain ERISA Considerations” and “Transfer Restrictions.”

Ratings of the Certificates	The Certificates are rated (a) in the case of the Class A Certificates, by Fitch, Moody’s and Standard & Poor’s, and (b) in the case of the Class B and Class C Certificates, by Moody’s and Standard & Poor’s, as set forth below:

Certificates	Fitch	Moody’s	Standard & Poor’s
Class A	A-	Baa1	A-
Class B	Not rated	Ba2	BBB-
Class C	Not rated	B1	B

A rating is not a recommendation to purchase, hold or sell Certificates, and such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by one or more Rating Agencies. See “Risk Factors — Risks Factors Relating to the Certificates and the Exchange Offer — The ratings of the Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.”

Threshold Rating Requirements for the Liquidity Provider for the Class A Certificates

The threshold rating for the Liquidity Provider for the Class A Certificates is: (i) a short-term issuer default rating of F1 in the case of Fitch, a short-term unsecured debt rating of P-1 in the case of Moody’s and a short-term issuer credit rating of A-1 in the case of Standard and Poor’s and (ii) for any entity that does not have a short-term rating from any or all of such Rating Agencies, then in lieu of such short-term rating from such Rating Agency or Rating Agencies, a long-term issuer default rating of A in the case of Fitch, a long-term unsecured debt rating of A1 in the case of Moody’s and a long-term issuer credit rating of A in the case of Standard and Poor’s.

Threshold Rating Requirements for the Liquidity Provider for the Class B Certificates

The threshold rating for the Liquidity Provider for the Class B Certificates is: (i) a short-term unsecured debt rating of P-1 in the case of Moody’s and a short-term issuer credit rating of A-1 in the case of Standard & Poor’s and (ii) for any entity that does not have a short-term rating from either or both of such Rating Agencies, then in lieu of such short-term rating from such Rating Agency or Rating Agencies, a long-term unsecured debt rating of A1 in the case of Moody’s and a long-term issuer credit rating of A in the case of Standard & Poor’s.

Liquidity Provider Rating	The Liquidity Provider for the Class A and Class B Certificates currently meets the applicable Liquidity Threshold Rating requirements.

Transfer Restrictions
Notwithstanding registration under the Securities Act, the Class C Certificates, and, under certain circumstances, the Class A and the Class B Certificates, will be permitted to be sold only to QIBs, for so long as they are outstanding. See “Transfer Restrictions.”

Governing Law	The Certificates and the Equipment Notes are governed by the laws of the State of New York.

The Company

We are a major air carrier that provides scheduled air transportation for passengers and cargo throughout the United States and around the world.  We offered customers service to more destinations than any other global airline, with Delta and Delta Connection carrier service to 321 destinations in 58 countries in January 2008.  We have added more international capacity than any other major U.S. airline since January 2006 and are the leader across the Atlantic with flights to 36 trans-Atlantic markets.  To Latin America and the Caribbean, we offered more than 500 weekly flights to 63 destinations in January 2008.  We are a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Including our SkyTeam and worldwide codeshare partners, we offered flights to 485 worldwide destinations in 106 countries in January 2008.

Delta is a Delaware corporation headquartered in Atlanta, Georgia. Our address is Hartsfield-Jackson Atlanta International Airport, Atlanta, Georgia 30320, and our telephone number is (404) 715-2600. Our website is www.delta.com. We have provided our website address as an inactive textual reference only and the information contained on our website is not a part of this Prospectus.

Selected Financial and Operating Data

The following table presents selected financial and operating data. We derived the Statement of Operations Data for (1) the eight months ended December 31, 2007 of the Successor and (2) the four months ended April 30, 2007 and the years ended December 31, 2006, 2005, 2004 and 2003 of the Predecessor and we derived the Balance Sheet for (1) the year ended December 31, 2007 of the Successor and (2) the years ended December 31, 2006, 2005, 2004 and 2003 of the Predecessor from our audited consolidated financial statements and the related notes thereto.

Upon emergence from bankruptcy on April 30, 2007 (the “Effective Date”), we adopted fresh start reporting in accordance with the American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”). The adoption of fresh start reporting results in Delta becoming a new entity for financial reporting purposes. Accordingly, consolidated financial data on or after May 1, 2007 is not comparable to the consolidated financial data prior to that date.

Due to Delta’s adoption of fresh start reporting on April 30, 2007, the following table includes selected summary financial and operating data for (1) the eight months ended December 31, 2007 of the Successor and (2) the four months ended April 30, 2007 and the years ended December 31, 2006, 2005, 2004 and 2003 of the Predecessor.

References to “Successor” refer to Delta on or after May 1, 2007, after giving effect to (1) the cancellation of Delta common stock issued prior to the Effective Date; (2) the issuance of new Delta common stock and certain debt securities in accordance with our plan of reorganization; and (3) the application of fresh start reporting. References to “Predecessor” refer to Delta prior to May 1, 2007.

You should read the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “2007 10-K”). See “Where You Can Find More Information” in this Prospectus.

Consolidated Summary of Operations(1)

	Successor	Predecessor
	Eight Months Ended December 31,	Four Months Ended April 30,	Year Ended December 31,
(in millions, except share data)	2007(2)	2007(3)	2006(4) (10)	2005(5) (10)	2004(6)	2003(7)
Operating revenue	$13,358	$5,796	$17,532	$16,480	$15,235	$14,308
Operating expense	12,562	5,496	17,474	18,481	18,543	15,093
Operating income (loss)	796	300	58	(2,001)	(3,308)	(785)
Interest expense, net(8)	(276)	(248)	(801)	(973)	(787)	(721)
Miscellaneous income, net(9)	5	27	(19)	(1)	94	317
Gain on extinguishment of debt, net	—	—	—	—	9	—
Income (loss) before reorganization items, net	525	79	(762)	(2,975)	(3,992)	(1,189)
Reorganization items, net	—	1,215	(6,206)	(884)	—	—
Income (loss) before income taxes	525	1,294	(6,968)	(3,859)	(3,992)	(1,189)
Income tax (provision) benefit	(211)	4	765	41	(1,206)	416
Net income (loss)	314	1,298	(6,203)	(3,818)	(5,198)	(773)
Preferred stock dividends	—	—	(2)	(18)	(19)	(17)
Net income (loss) attributable to common shareowners	$314	$1,298	$(6,205)	$(3,836)	$(5,217)	$(790)
Basic earnings (loss) per share	$0.80	$6.58	$(31.58)	$(23.75)	$(41.07)	$(6.40)
Diluted earnings (loss) per share	$0.79	$4.63	$(31.58)	$(23.75)	$(41.07)	$(6.40)
Dividends declared per common share	$—	$—	$—	$—	$—	$0.05

Other Financial and Statistical Data

	Successor		Predecessor
	Eight Months Ended December 31,		Four Months Ended April 30,		Year Ended December 31,
	2007(2)		2007(3)		2006(4) (10)		2005(5) (10)		2004(6)		2003(7)
Ratio of earnings (loss) to fixed charges(11)	2.22	x	5.54	x	(6.18x	)	(2.03x	)	(2.55x	)	(0.10x	)
Revenue passenger miles (millions) (1)	85,029		37,036		116,133		119,954		113,311		102,301
Available seat miles (millions) (1)	104,427		47,337		147,995		156,793		151,679		139,505
Passenger mile yield(1)	13.88	¢	13.84	¢	13.34	¢	12.16	¢	12.17	¢	12.73	¢
Passenger revenue per available seat mile(1)	11.30	¢	10.83	¢	10.47	¢	9.31	¢	9.09	¢	9.17	¢
Operating cost per available seat mile(1)	12.03	¢	11.61	¢	11.80	¢	11.79	¢	12.23	¢	10.82	¢
Passenger load factor(1)	81.4%		78.2%		78.5%		76.5%		74.7%		73.3%
Breakeven passenger load factor(1)	75.9%		73.7%		78.2%		87.0%		92.6%		77.8%
Fuel gallons consumed (millions)	1,458		659		2,111		2,492		2,527		2,370
Average price per fuel gallon, net of hedging gains	$2.34		$1.93		$2.10		$1.79		$1.16		$0.82

	Successor	Predecessor
	December 31,	December 31,
	2007(2)	2006(4) (10)	2005(5) (10)	2004(6)	2003(7)
Total assets (millions)	$32,423	$19,622	$20,039	$21,801	$25,939
Long-term debt and capital leases (excluding current maturities) (millions)	$7,986	$6,509	$6,557	$13,005	$11,538
Shareowners’ equity (deficit) (millions)	$10,113	$(13,593)	$(9,895)	$(5,796)	$(659)
Common stock outstanding	292,225,696	197,335,938	189,343,018	139,830,443	123,544,945
Full-time equivalent employees, end of period	55,044	51,322	55,650	69,148	70,600

(1)	Includes the operations under contract carrier agreements with unaffiliated regional air carriers:
-	SkyWest Airlines, Inc. and Chautauqua Airlines, Inc. for all periods presented;
-	Shuttle America Corporation for the years ended December 31, 2007 and 2006 and from September 1 through December 31, 2005;
-	Atlantic Southeast Airlines, Inc. for the years ended December 31, 2007 and 2006 and from September 8 through December 31, 2005;
-	Freedom Airlines, Inc. for the years ended December 31, 2007 and 2006 and from October 1 through December 31, 2005;
-	ExpressJet Airlines, Inc. from June 1 to December 31, 2007;
-	Pinnacle Airlines, Inc. from December 1 to December 31, 2007; and
-	Flyi, Inc. (formerly Atlantic Coast Airlines) from January 1, 2003 through November 1, 2004.

(2)
Includes a $157 million or $0.40 diluted earnings per share (“EPS”) for fresh start accounting adjustments; and a $211 million income tax provision or $0.53 diluted EPS (see Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operation in the 2007 10-K (“Item 7”)).

(3)	Includes a $1.2 billion non-cash gain or $5.20 diluted EPS for reorganization costs; and a $4 million income tax benefit or $0.02 diluted EPS (see Item 7).

(4)
Includes a $6.2 billion non-cash charge or $31.58 diluted EPS for reorganization costs; a $310 million non-cash charge or $1.58 diluted EPS associated with certain accounting adjustments; and a $765 million income tax benefit or $3.89 diluted EPS (see Item 7).

(5)
Includes an $888 million charge or $5.49 diluted EPS for restructuring, asset writedowns, pension settlements and related items, net and an $884 million non-cash charge or $5.47 diluted EPS for reorganization costs (see Item 7).

(6)
Includes a $1.9 billion charge or $14.76 diluted EPS related to the impairment of intangible assets; a $1.2 billion charge or $9.51 diluted EPS for deferred income tax valuation; a $123 million gain, or $0.97 diluted EPS from the sale of investments; and a $41 million gain or $0.33 diluted EPS from restructuring, asset writedowns, pension settlements and related items, net.

(7)
Includes a $268 million charge ($169 million net of tax, or $1.37 diluted EPS) for restructuring, asset writedowns, pension settlements and related items, net; a $398 million gain ($251 million net of tax, or $2.03 diluted EPS) for Appropriations Act compensation; and a $304 million gain ($191 million net of tax, or $1.55 diluted EPS) for certain other income and expense items.

(8)	Includes interest income.

(9)	Includes (losses) gains from the sale of investments and fair value adjustments of derivatives.

(10)
The 2006 and 2005 Consolidated Summary of Operations and Other Financial and Statistical Data above have been updated to conform to current period presentation for certain reclassifications made upon emergence from bankruptcy (see Note 2 of the Notes to the Consolidated Financial Statements in the 2007 10-K).

(11)
The ratio of earnings (loss) to fixed charges represents the number of times that fixed charges are covered by earnings.  Earnings (loss) represents income (loss) before income taxes, plus fixed charges and distributed income of equity investees, less capitalized interest and income (loss) from equity investees.  Fixed charges include interest, whether expensed or capitalized, the portion of rent expense representative of the interest factor, amortization of debt costs, and preferred stock dividends.  For the years ended December 31, 2006, 2005, 2004 and 2003, respectively, fixed charges exceeded adjusted earnings (loss) by $7.0 billion, $3.9 billion, $4.0 billion and $1.2 billion.

RISK FACTORS

You should carefully consider the following risk factors as well as the “Risk Factors Relating to Delta” and “Risk Factors Relating to the Airline Industry” incorporated by reference herein from the 2007 10-K and other information contained in, and incorporated by reference in, this Prospectus.

Risk Factors Relating to the Certificates and the Exchange Offer

Consequences of Failure to Exchange

If you fail to deliver the proper documentation to the Exchange Agent in a timely fashion, your tender of Old Certificates will be rejected. The New Certificates will be issued in exchange for the Old Certificates only after timely receipt by the Exchange Agent of the Old Certificates, a properly completed and executed Letter of Transmittal, or an Agent’s Message in lieu of the Letter of Transmittal, and all other required documentation. If you wish to tender your Old Certificates in exchange for New Certificates, you should allow sufficient time to ensure timely delivery. None of the Exchange Agent, the Trustee or Delta is under any duty to give holders of Old Certificates notification of defects or irregularities with respect to tenders of Old Certificates for exchange.

If you do not exchange your Old Certificates for New Certificates pursuant to the Exchange Offer, or if your tender of Old Certificates is not accepted, your Old Certificates will continue to be subject to the restrictions on transfer of such Old Certificates as set forth in the legend thereon. In general, you may offer or sell Old Certificates to QIBs only, or except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the Old Certificates under the Securities Act. To the extent that Old Certificates are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but accepted Old Certificates could be adversely affected.

Appraisals should not be relied upon as a measure of realizable value of the Aircraft.

Three independent appraisal and consulting firms prepared appraisals of the Aircraft in connection with the offering of the Old Certificates. The appraisal letters provided by these firms are annexed to this Prospectus as Appendix II. We have not undertaken to update the appraisals in connection with the Exchange Offer. Such appraisals of the “base value” of the Aircraft are subject to a number of significant assumptions and methodologies (which differ among the appraisers) and were prepared without a physical inspection of the Aircraft. Such appraisals may not accurately reflect the current market value of the Aircraft. Base value is the theoretical value for an aircraft that assumes a balanced market, while current market value is the value for an aircraft in the actual market. Appraisals that are based on other assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in such appraisals. See “Description of the Aircraft and the Appraisals — The Appraisals.”

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

As discussed under “— Risk Factors Relating to the Airline Industry –– Terrorist attacks or international hostilities may adversely affect our business, financial condition and operating results,” in the 2007 10-K, since

September 11, 2001, the airline industry has suffered substantial losses. In response to adverse market conditions, many U.S. air carriers have reduced the number of aircraft in operation, and there may be further reductions, particularly by air carriers in bankruptcy or liquidation. Any such reduction of aircraft of the same models as the Aircraft could adversely affect the value of the Aircraft.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to the Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to the Aircraft or the full amount of distributions expected on the Certificates.

If we fail to perform maintenance responsibilities, the value of the Aircraft may deteriorate.

To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform these responsibilities adequately, the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be less proceeds than anticipated to repay the holders of Equipment Notes. See “Description of the Equipment Notes — Certain Provisions of the Indentures –– Maintenance and Operation.”

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.

To the extent described in the Indentures, we must maintain all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Insurance.”

Repossession of Aircraft may be difficult, time consuming and expensive.

There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we are permitted to register the Aircraft in certain foreign jurisdictions and to lease the Aircraft, and to enter into interchange or pooling arrangements with respect to the Aircraft, with unrelated third parties. It may be difficult, time-consuming and expensive for the Loan Trustee to exercise its repossession rights, particularly if an Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to or in the possession of a foreign or domestic operator. Additional difficulties may exist if such a lessee or other operator is the subject of a bankruptcy, insolvency or similar event. See “Description of the Equipment Notes — Certain Provisions of the Indentures — Registration, Leasing and Possession.”

In addition, some jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft. As a result, the benefits of the related Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If Delta fails to transfer title to engines not owned by Delta that are attached to repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Indenture.

The Liquidity Providers, the Subordination Agent and the Trustees will receive certain payments before the Certificateholders do. In addition, the Class B and Class C Certificates rank junior, respectively, to the Class A Certificates and to the Class A and the Class B Certificates.

Under the Intercreditor Agreement, each Liquidity Provider will receive payment of all amounts owed to it (including reimbursement of drawings made to pay interest on more junior Classes of Certificates) before the holders of any Class of Certificates receive any funds. In addition, the Subordination Agent and the Trustees will receive certain payments before the holders of any Class of Certificates receive distributions. See “Description of the Intercreditor Agreement — Priority of Distributions.”

In addition, the Class B and Class C Certificates rank junior, respectively, to the Class A Certificates and to the Class A and the Class B Certificates. Moreover, as a result of the subordination provisions in the Intercreditor Agreement, in a case involving the liquidation of substantially all of the assets of Delta, the Class B and Class C Certificateholders may receive a smaller distribution in respect of their claims than holders of unsecured claims against Delta of the same amount.

However, even if Delta is in bankruptcy or other specified defaults have occurred, the subordination provisions applicable to the Certificates permit certain distributions to be made to junior Certificates prior to making distributions in full on more senior Certificates.

Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations and certain other payments. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates or such other amounts from payments received with respect to principal on one or more series of Equipment Notes. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed from time to time on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see “Description of the Intercreditor Agreement — Priority of Distributions.”

The proceeds actually payable to Certificateholders in connection with an Equipment Note buyout may be less than the outstanding principal of, and accrued interest on, the Equipment Notes that have been purchased.

After the occurrence of certain events with respect to an Indenture, any junior Certificateholder has the right to purchase the senior Equipment Notes issued under such Indenture. The proceeds of an Equipment Note buyout will be paid to the Subordination Agent and will be applied according to the priority of payment provisions specified in the Intercreditor Agreement. See “Description of the Intercreditor Agreement – Intercreditor Rights – Equipment Note Buyout Right of Subordinated Certificateholders.” Although the purchase price for Equipment Notes bought out will be equal to the outstanding principal amount of, and accrued interest on, the Equipment Notes purchased and other amounts payable with respect to such Equipment Notes, together with a proportionate portion of the amounts owed to the Liquidity Provider for the corresponding Class of Certificates, because the priority of payment provisions under the Intercreditor Agreement provide for payments to certain other persons before payments are made to the holders of the Certificates, the actual proceeds payable to the holders of the relevant Class of Certificates may be less than the outstanding principal amount of, and accrued interest on, the Equipment Notes that have been purchased. See “Description of the Intercreditor Agreement – Priority of Distributions.” In addition, after such purchase, the purchased Equipment Notes will no longer be subject to the cross-subordination provisions of the Intercreditor Agreement. See “Description of the Intercreditor Agreement – Intercreditor Rights – Equipment Note Buyout Right of Subordinated Certificateholders.”

Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario.

If an Indenture Event of Default is continuing under an Indenture, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued. See “Description of the Certificates — Indenture Events of Default and Certain Rights Upon an Indenture Event of Default.”

The Controlling Party will be:

●	if Final Distributions have not been paid in full to holders of the Class A Certificates, the Class A Trustee;

●	if Final Distributions have been paid in full to the holders of Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

●	if Final Distributions have been paid in full to the holders of the Class A Certificates and the Class B Certificates, the Class C Trustee; and

●	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it.

Subject to certain conditions, notwithstanding the foregoing, (a) if one or more holders of the Class B Certificates have purchased the Series A Equipment Notes or (b) if one or more holders of the Class C Certificates have purchased the Series A and Series B Equipment Notes or (c) if one or more holders of Additional Certificates of any Class have purchased the Series A, Series B, Series C Equipment Notes and the additional Equipment Notes of each series (if any) ranking senior to the series corresponding to such Class, in each case, issued under an Indenture, the holders of the majority in aggregate unpaid principal amount of Equipment Notes issued under such Indenture, rather than the Controlling Party, will be entitled to direct the Loan Trustee in exercising remedies under such Indenture, subject to certain limitations as provided in “Description of the Intercreditor Agreement –– Intercreditor Rights –– Limitation on Exercise of Remedies;” provided, that so long as the Subordination Agent holds not less than the majority in aggregate unpaid principal amount of such Equipment Notes, only the Controlling Party shall be entitled to direct the Loan Trustee under such Indenture.

As a result of the foregoing, if the Trustee for a Class of Certificates is not the Controlling Party with respect to an Indenture (or, in the case of an Indenture under which there has been an Equipment Note buyout as described in the preceding paragraph, where such Trustee holds less than a majority of the outstanding principal amount of Equipment Notes issued under such Indenture), the Certificateholders of that Class will have no rights to participate in directing the exercise of remedies under such Indenture.

The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the Certificateholders.

During the continuation of any Indenture Event of Default under an Indenture, the Equipment Notes issued under such Indenture or the related Aircraft may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitations on Exercise of Remedies.” The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited, and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Delta (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee.

The Equipment Notes are cross-collateralized. However, the only cross-default in any Indenture is if (x) any amount in respect of the Equipment Notes issued under any Indenture, including any payment of principal amount of or Make-Whole Amount, if any, or interest on the Equipment Notes, has not been paid in full on the Final Maturity Date or (y) any other amounts payable under the operative documents with respect to any Aircraft that are due and payable on or before the Final Maturity Date are not paid in full on the Final Maturity Date and, to the extent not prohibited by law, Delta has received not less than 20 business days’ notice from the Subordination Agent indicating the amounts referred to in this clause (y). Therefore, prior to the triggering of the cross-default, if the Equipment Notes issued under one or more Indentures are in default and the Equipment Notes issued under the remaining Indentures are not in default, no remedies will be exercisable under such remaining Indentures.

The ratings of the Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.

When issued on the Issuance Date, the Old Certificates were rated as follows: the Class A Certificates were rated A- by Fitch Ratings, Inc. (“Fitch”), Baa1 by Moody’s Investors Service, Inc. (“Moody’s”) and A- by Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. (“Standard & Poor’s,” and together with Fitch and Moody’s, the “Rating Agencies”), the Class B Certificates were rated Ba2 by Moody’s and BBB- by Standard & Poor’s and the Class C Certificates were rated B1 by Moody’s and B by Standard & Poor’s. A rating is not a recommendation to purchase, hold or sell Certificates, because such rating does not address market price or suitability for a particular investor. A rating may not remain unchanged for any given period of time and may be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of Delta or a Liquidity Provider) so warrant. Moreover, any change in a Rating Agency’s assessment of the risks of aircraft-backed debt (and similar securities such as the Certificates) could adversely affect the rating issued by such Rating Agency with respect to the Certificates.

The ratings of the Certificates are based primarily on the default risk of the Equipment Notes, the availability of the Liquidity Facilities for the benefit of holders of the Class A and Class B Certificates, the collateral value provided by the Aircraft relating to the Equipment Notes, the cross-collateralization provisions applicable to the Indentures and the subordination provisions applicable to the Certificates. These ratings address the likelihood of timely payment of interest (at the Stated Interest Rate and without any premium) when due on the Certificates and the ultimate payment of principal distributable under the Certificates by the Final Legal Distribution Date. The ratings do not address the possibility of certain defaults, optional redemptions or other circumstances (such as an Event of Loss to an Aircraft), which could result in the payment of the outstanding principal amount of the Certificates prior to the final expected Regular Distribution Date. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. The ratings apply only to the Certificates and not the Equipment Notes, regardless of whether any such Equipment Notes are purchased by a Certificateholder pursuant to the buyout rights described under “Description of the Intercreditor Agreement—Intercreditor Rights—Equipment Note Buyout Rights of Subordinated Certificateholders.”

The reduction, suspension or withdrawal of the ratings of the Certificates will not, by itself, constitute an Indenture Event of Default.

There is no protection against highly leveraged or extraordinary transactions, and there are no financial or other covenants in the transaction documents that impose restrictions on our financial and business operations.

The Certificates, the Equipment Notes and the underlying agreements do not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction affecting Delta or its affiliates. In light of the absence of such restrictions, we may conduct our business in a manner that may cause the market price of the Certificates to decline or otherwise may result in restriction on or impairment of our ability to pay amounts due under the Equipment Notes and/or the related agreements.

Because there is no current market for the Certificates and the Certificates may be subject to transfer restrictions, you may have a limited ability to resell Certificates.

Prior to the Exchange Offer, there has been no public market for the Certificates. Neither Delta nor any Trust intends to apply for listing of the Certificates on any securities exchange or otherwise. A secondary market for the Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active trading market does not develop, the market price and liquidity of the Certificates may be adversely affected.

The New Certificates will constitute a new issue of securities with no established trading market.  The Exchange Offer will not be conditioned upon any minimum or maximum aggregate face amount of Old Certificates being tendered for exchange.  Delta cannot give you any assurance as to the liquidity of the trading market for the New Certificates or, in the case of non-exchanging holders of Old Certificates, the trading market for the Old Certificates following the Exchange Offer.

In addition, the New Class C Certificates will be subject to transfer restrictions. They may be sold only to QIBs for so long as they are outstanding. This additional restriction may make it more difficult for you to resell your New Class C Certificates, even if a secondary market does develop.

If the New Class A or New Class B Certificates are not rated in one of the four highest categories assigned long-term debt or in an equivalent short-term category (within either of which there may be subcategories or gradations indicating relative standing) by at least one nationally recognized statistical rating organization that is not an affiliated person of Delta or the applicable Trust or any person involved in the organization of Delta or the applicable Trust (an “Investment Grade Rating”) at the time of issuance, such Certificates will also be subject to the transfer restrictions applicable to the New Class C Certificates. Accordingly, they would be able to be sold only to QIBs for so long as they are outstanding. If this additional restriction applies to your New Class A Certificates or your New Class B Certificates, it may make it more difficult for you to resell such Certificates, even if a secondary market does develop.

The liquidity of, and trading market for, the Certificates also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of Delta’s financial performance and prospects.

THE EXCHANGE OFFER

The following summary describes certain provisions of the registration rights agreement, dated as of the Issuance Date (the “Registration Rights Agreement”), among Delta, the Initial Purchasers and the Trustee. This summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Registration Rights Agreement, which have been filed as exhibits to the Registration Statement. Copies are available as set forth under “Where You Can Find More Information.”

General

In connection with the issuance of the Old Certificates, the Initial Purchasers became entitled to the benefits of the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we have agreed to use our reasonable best efforts to (i) file with the SEC the Registration Statement, of which this Prospectus is a part, for a registered exchange offer (the “Exchange Offer”) with respect to the issuance of New Certificates identical in all material respects to the corresponding Old Certificates for which they will be exchanged, except that the New Certificates will not contain terms with respect to transfer restrictions (except as described in the section “Transfer Restrictions”) or interest rate increases; (ii) cause the Registration Statement to become effective; and (iii) have the Registration Statement remain effective until the closing of the Exchange Offer. We have agreed to commence the Exchange Offer promptly after the Registration Statement has been declared effective and to use our reasonable best efforts to have the Exchange Offer consummated not later than 270 days after the Issuance Date. However, if any changes in law or the applicable interpretations of the staff of the SEC do not permit us to effect the Exchange Offer, we have agreed to (a) as promptly as possible, file with the SEC a shelf registration statement (the “Shelf Registration Statement”) covering resales of the Old Certificates; (b) use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 270th calendar day after the Issuance Date; and (c) use our reasonable best efforts to keep effective the Shelf Registration Statement for a period of two years after its effective date (or for such shorter period as shall end when all of the Old Certificates covered by the Shelf Registration Statement have been sold pursuant thereto or may be freely sold pursuant to Rule 144 under the Securities Act).

If neither the consummation of the Exchange Offer nor the declaration by the SEC of the Shelf Registration Statement to be effective (each, a “Registration Event”) occurs on or prior to the 270th calendar day following the Issuance Date, the interest rate per annum borne by the Equipment Notes and passed through to holders of Old Certificates will be increased by 0.50% effective from and including July 7, 2008, to but excluding the date on which a Registration Event occurs. If the Shelf Registration Statement ceases to be effective for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum borne by the Equipment Notes and passed through to holders of Old Certificates will be increased by 0.50% from the 61st day until such time as the Shelf Registration Statement again becomes effective.

If the Exchange Offer is consummated, we will not be required to file the Shelf Registration Statement and the interest rate per annum borne by the Equipment Notes and passed through to holders of Old Certificates will not be increased.

Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, we will accept for exchange all Old Certificates validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. New Certificates of the same class will be issued in exchange for an equal face amount (and current Pool Balance) of outstanding Old Certificates accepted in the Exchange Offer. Old Certificates may be tendered only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The Exchange Agent will act as agent for the tendering holders of Old Certificates for the purpose of receiving New Certificates from the Trustee and delivering New Certificates to such tendering holders. Old Certificates shall be deemed to have been accepted as validly tendered when, as and if we have given oral or written notice thereof to the Exchange Agent.

The Exchange Offer is not conditioned upon any minimum amount of Old Certificates being tendered for exchange. However, the obligation to accept Old Certificates for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under “— Conditions.”

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the New Certificates issued pursuant to the Exchange Offer in exchange for Old Certificates may be offered for resale, resold or otherwise transferred by a holder thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (except as described in the section “Transfer Restrictions”), provided that (i) the holder is acquiring such New Certificates in its ordinary course of business, (ii) such holder has no arrangements or understanding with any person to participate in the distribution of the New Certificates, (iii) such holder is not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act and (iv) if such holder is not a broker-dealer, that it is not engaged in and does not intend to engage in, the distribution of the New Certificates. Holders of Old Certificates wishing to accept the Exchange Offer must represent to us that such conditions have been met. We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the Exchange Offer, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the New Certificates as it has in such no-action letters.

If any New Certificates do not have an Investment Grade Rating at the time such New Certificates are issued, such New Certificates will be subject to certain transfer restrictions for so long as they are outstanding and each Holder of any such Certificate will be deemed to have made certain representations, acknowledgements and agreements.  See “Transfer Restrictions.”

Each broker-dealer that receives New Certificates for its own account in exchange for Old Certificates that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by such a broker-dealer in connection with resales of New Certificates received in exchange for Old Certificates. We have agreed that, prior to the disposition of Old Certificates by such broker-dealer or for a period of 90 days after the Expiration Date, we will make this Prospectus and any amendment or supplement to this Prospectus available to any such broker-dealer for use in connection with such resales. See “Plan of Distribution.” If a broker-dealer would receive New Certificates for its own account in exchange for Old Certificates, where such Old Certificates were not acquired as a result of market-making or other trading activities, such broker-dealer will not be able to participate in the Exchange Offer.

Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Certificates who do not exchange their Old Certificates for New Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Certificates, unless such Old Certificates are subsequently registered under the Securities Act which, subject to limited exceptions, we will have no obligation to do, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See “Risk Factors — Risk Factors Relating to the Certificates and the Exchange Offer — Consequences of Failure to Exchange.”

This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Certificates as of       2008. As of the date of this Prospectus, $1,409,877,000 face amount ($1,372,602,092.92 Pool Balance) of Old Certificates are outstanding.

If any tendered Old Certificates are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Old Certificates will be returned, without expenses, to the tendering holder thereof as promptly as practicable after the Expiration Date.

Holder of Old Certificates who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Certificates pursuant to the Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See “— Fees and Expenses.”

Expiration Date; Extensions; Amendments; Termination

The term “Expiration Date” means      , 2008, unless we, in our sole discretion, extend the Exchange Offer, in which case the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by July 7, 2008, the interest rate borne by the Equipment Notes and passed through to the Certificateholders is subject to increase. See “— General.”

In order to extend the Expiration Date, we will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Certificates an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that we are extending the Exchange Offer for a specified period of time.

We reserve the right:

●
to delay acceptance of any Old Certificates, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Certificates not previously accepted if any of the conditions set forth herein under “— Conditions” have occurred and have not been waived by us, by giving oral or written notice of such delay, extension or termination to the Exchange Agent; and

●	to amend the terms of the Exchange Offer in any manner deemed by us to be advantageous to the holders of the Old Certificates.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Certificates of such amendment.

Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Distributions on the New Certificates

Interest on the Equipment Notes held by each Trust will be distributed to holders of the New Certificates. The Equipment Notes held by each Trust will accrue interest at the rate per annum set forth on the cover page of this Prospectus. Distributions on the New Certificates will be made from the last date on which distributions were made on the Old Certificates surrendered in exchange therefor. No additional distributions will be made on Old Certificates tendered and accepted for exchange.

Procedures for Tendering

To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, or an Agent’s Message in lieu of the Letter of Transmittal, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile and any other required documents to the Exchange Agent, or have the Agent’s Message delivered, prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either:

●	a timely confirmation of a book-entry transfer (a “Book-Entry Confirmation”) of such Old Certificates, if such procedure is available, into the Exchange Agent’s account at DTC pursuant to the procedure for book-entry transfer described under “— Book-Entry Transfer” below, must be received by the Exchange Agent prior to the Expiration Date; or

●	certificates for such Old Certificates must be received by the Exchange Agent along with the Letter of Transmittal; or

●	the holder must comply with the guaranteed delivery procedures described below.

The method of delivery of Old Certificates, Letters of Transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No Letters of Transmittal or Old Certificates should be sent to Delta. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

The tender by a holder of Old Certificates will constitute an agreement between such holder and Delta in accordance with the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal.

Only a holder of Old Certificates may tender such Old Certificates in the Exchange Offer. The term “holder” with respect to the Exchange Offer means any person in whose name Old Certificates are registered on the Trustee’s books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Certificates are held of record by DTC who desires to deliver Old Certificates by book-entry transfer at DTC.

Any beneficial holder whose Old Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If such beneficial holder wishes to tender on its own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering its Old Certificates, either make appropriate arrangements to register ownership of the Old Certificates in such holder’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act (each, an “Eligible Institution”) unless the Old Certificates tendered pursuant thereto are tendered (a) by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the Letter of Transmittal or (b) for the account of an Eligible Institution. If the Letter of Transmittal is signed by a person other than the registered holder or holders of any Old Certificates listed therein, such Old Certificates must be endorsed or accompanied by bond powers and a proxy that authorizes such person to tender the Old Certificates on behalf of the registered holder or holders, in either case as the name of the registered holder or holders appears on the Old Certificates.

If the Letter of Transmittal or any Old Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, submit with the Letter of Transmittal evidence satisfactory to us of their authority to so act.

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Old Certificates will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Old Certificates not properly tendered or any Old Certificates our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Old Certificates. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the Letter of Transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Certificates must be cured within such time as we shall determine. Neither we, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Certificates nor shall any of us incur any liability for failure to give such notification. Tenders of Old Certificates will not be deemed to have been made until such irregularities have been cured or waived. Any Old Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holder of such Old Certificates (or, in the case of Old Certificates tendered by the book-entry transfer procedures described below, such Old Certificates will be credited to an account maintained with DTC), unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

In addition, we reserve the right in our sole discretion, subject to the provisions of the Intercreditor Agreement and Indentures, to (a) purchase or make offers for any Old Certificates that remain outstanding subsequent to the Expiration Date or, as set forth under “— Conditions,” to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreements and (b) to the extent permitted by applicable law, purchase Old Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

By tendering, each holder of Old Certificates will represent to us that, among other things, the New Certificates acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such holder’s business, such holder has no arrangements or understanding with any person to participate in the distribution of the New Certificates and such holder is not an “affiliate,” as defined under Rule 405 of the Securities Act, of ours or if such holder is such an affiliate, that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the holder is not a broker-dealer, such holder will be required to represent that it is not engaged in, and does not intend to engage in, a distribution of New Certificates. If such holder is a broker-dealer that will receive New Certificates for its own account in exchange for Old Certificates that were acquired as a result of market-making or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates.

Acceptance of Old Certificates for Exchange; Delivery of New Certificates

Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Certificates properly tendered will be accepted promptly after the Expiration Date, and New Certificates will be issued promptly after acceptance of the Old Certificates. See “— Conditions” below. For purposes of the Exchange Offer, Old Certificates shall be deemed to have been accepted for exchange when, as and if we have given oral or written notice thereof to the Exchange Agent.

In all cases, issuance of New Certificates for Old Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for such Old Certificates or a timely Book-Entry Confirmation of such Old Certificates into the Exchange Agent’s account at DTC, (ii) a properly completed and duly executed Letter of Transmittal, or an Agent’s Message in lieu of the Letter of Transmittal, and (iii) all other required documents. If any tendered Old Certificates are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Certificates are submitted for a greater face amount than the holder desires to exchange, such unaccepted or nonexchanged Old Certificates will be returned without expense to the tendering holder thereof (or, in the case of Old Certificates tendered by the book-entry transfer procedures described below, such unaccepted or nonexchanged Old Certificates will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the Exchange Offer.

Book-Entry Transfer

The Exchange Agent will make a request to establish an account with respect to the Old Certificates at DTC for purposes of the Exchange Offer. The Exchange Agent and DTC have confirmed that any financial institution that is a DTC Participant may use DTC’s Automated Tender Offer Program (“ATOP”) procedures to tender Old Certificates in the Exchange Offer. Any financial institution that is a participant in DTC’s book-entry transfer system may make book-entry delivery of Old Certificates by causing DTC to transfer such Old Certificates into the Exchange Agent’s account at DTC in accordance with DTC’s ATOP procedures for transfer. However, although delivery of Old Certificates may be effected through book-entry transfer into the Exchange Agent’s account at DTC, the Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent’s Message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under “— Exchange Agent” on or prior to 5:00 p.m., New York City time, on the Expiration Date. The term “Agent’s Message” means a message, transmitted by DTC and received by the Exchange Agent and forming part of a Book-Entry Confirmation, that states that DTC has received an express acknowledgment from a DTC Participant tendering Old Certificates that are the subject of such Book-Entry Confirmation that such DTC Participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that we may enforce such agreement against such DTC Participant. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

Guaranteed Delivery Procedures

Holders of the Old Certificates who wish to tender their Old Certificates and (i) whose Old Certificates are not immediately available, or (ii) who cannot deliver their Old Certificates, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Old Certificates if:

●	the tender is made through an Eligible Institution;

●
prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Certificates and the amount of Old Certificates tendered, stating that the tender is being made thereby and guaranteeing that within five business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Certificates to be tendered in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

●
such properly completed and executed Letter of Transmittal (or facsimile thereof) together with the certificates representing the Old Certificates to be tendered in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

Withdrawal of Tenders

Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date at the address set forth below under “— Exchange Agent.” Any such notice of withdrawal must specify the name of the person having tendered the Old Certificates to be withdrawn, identify the Old Certificates to be withdrawn, including the face amount of such Old Certificates, and (where certificates for Old Certificates have been transmitted) specify the name in which such Old Certificates are registered, if different from that of the withdrawing holder. If certificates for Old Certificates have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Certificates have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Certificates and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices. Our determination shall be final and binding on all parties. Any Old Certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Certificates that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Certificates tendered by book-entry transfer into the Exchange Agent’s account at DTC pursuant to the book-entry transfer procedures described above, such Old Certificates will be credited to an account maintained with DTC for the Old Certificates) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Certificates may be retendered by following one of the procedures described under “— Procedures for Tendering” and “— Book-Entry Transfer” above at any time on or prior to the Expiration Date.

Conditions

Notwithstanding any other term of the Exchange Offer, we will not be required to accept for exchange, or exchange New Certificates for, any Old Certificates not previously accepted for exchange, and we may terminate or amend the Exchange Offer before the acceptance of such Old Certificates, if: (i) any action or proceeding is instituted or threatened in any court or by or before a governmental agency with respect to the Exchange Offer that, in our judgement, might materially impair our ability to proceed with the Exchange Offer or (ii) any law, statute or regulation is proposed, adopted or enacted, or any existing laws, statute, rule or regulation is interpreted by the staff of the SEC or a court of competent jurisdiction in a manner that, in our judgement, might materially impair our ability to proceed with the Exchange Offer. In addition, we have no obligation to, and will not knowingly, permit acceptance of tenders of Old Certificates from our affiliates (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the SEC, or if the New Certificates to be received by such holder or holders of Old Certificates in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the “blue sky” or securities laws of substantially all of the states of the United States.

Exchange Agent

U.S. Bank National Association has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

U.S. Bank National Association
Corporate Trust Services
Attn:  Specialized Finance
Westside Flats Operation Center
60 Livingston Avenue
St. Paul, MN 55107
Telephone: (651) 495-3511
Facsimile: (651) 495-8158

Fees and Expenses

We will pay the expenses of soliciting tenders pursuant to the Exchange Offer. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by our officers and regular employees.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection with its services. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of the Old Certificates, and in handling or forwarding tenders for exchange.

We will pay the expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses. We will pay all transfer taxes, if any, applicable to the exchange of Old Certificates pursuant to the Exchange Offer. If, however, certificates representing New Certificates or Old Certificates for amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Certificates tendered, or if tendered Old Certificates are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Certificates pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

USE OF PROCEEDS

There will be no cash proceeds from the issuance of the New Certificates pursuant to the Exchange Offer. The proceeds from the sale of the Old Certificates of each Trust were initially held in escrow and deposited with a depositary, pending the financing of each Aircraft under an Indenture. Each Trust withdrew funds from the escrow relating to such Trust to acquire Equipment Notes as each of the Aircraft was subjected to the related Indenture. The Equipment Notes are full recourse obligations of Delta. Delta used the proceeds from the issuance of the Equipment Notes in part to prepay (or reimburse itself with respect to the prepayment of) $961 million of existing aircraft-secured financings.  The remaining proceeds of $449 million will be used for general corporate purposes (including, among other possible uses, capital expenditures and the repayment of indebtedness).

DESCRIPTION OF THE CERTIFICATES

The following summary describes certain material terms of the Certificates. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, the Certificates, the Trust Supplements, the Liquidity Facilities, the Note Purchase Agreement and the Intercreditor Agreement, copies of which have been filed as exhibits to the Registration Statement. Copies are available as set forth under “Where You Can Find More Information.”

Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under “— Subordination,” and “Transfer Restrictions” below and elsewhere in this Prospectus and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust differ.

General

The Old Class A, Class B and Class C Certificates were issued on the Issuance Date. Each Certificate represents a fractional undivided interest in one of the three Delta Air Lines 2007-1 Pass Through Trusts: the “Class A Trust,” the “Class B Trust” and the “Class C Trust,” and, collectively, the “Trusts.” The Trusts were formed pursuant to a pass through trust agreement between Delta and U.S. Bank Trust National Association (as successor trustee to State Street Bank and Trust Company of Connecticut, National Association), as trustee, dated as of November 16, 2000 (the “Basic Agreement”), and three separate supplements thereto, each dated as of the Issuance Date (each, a “Trust Supplement” and, together with the Basic Agreement, collectively, the “Pass Through Trust Agreements”). The trustee under the Class A Trust, the Class B Trust and the Class C Trust is referred to herein, respectively, as the “Class A Trustee,” the “Class B Trustee” and the “Class C Trustee,” and collectively as the “Trustees.” The Old Certificates issued and outstanding, and the New Certificates, to be issued pursuant to the Exchange Offer by the Class A Trust, the Class B Trust and the Class C Trust are referred to herein, respectively, as the “Class A Certificates,” the “Class B Certificates” and the “Class C Certificates”. The Class A Trust purchased all of the Series A Equipment Notes, the Class B Trust purchased all of the Series B Equipment Notes and the Class C Trust purchased all of the Series C Equipment Notes. The holders of the Class A Certificates, the Class B Certificates and the Class C Certificates are referred to herein, respectively, as the “Class A Certificateholders,” the “Class B Certificateholders” and the “Class C Certificateholders,” and collectively as the “Certificateholders.” The sum of the initial principal balance of the Equipment Notes held by each Trust equaled the initial aggregate face amount of the Certificates issued by such Trust.

The New Certificates will be issued pursuant to the Pass Through Trust Agreements. The forms and terms of the New Certificates are identical in all material respects to the forms and terms of the Old Certificates, except that:

●	we registered the New Certificates under the Securities Act so that, except as described in the section “Transfer Restrictions”, their transfer is not restricted like the Old Certificates; and

●	the New Certificates will not contain provisions relating to interest rate increases.

Each Certificate represents a fractional undivided interest in the Trust created by the applicable Pass Through Trust Agreement. The property of each Trust (the “Trust Property”) consists of:

●	subject to the Intercreditor Agreement, the Equipment Notes held by such Trust, all monies at any time paid thereon and all monies due and to become due thereunder;

●	the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies receivable in respect of such rights);

●	in the case of each of the Class A and Class B Trusts, all monies receivable under the separate Liquidity Facility for such Trust; and

●	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust. (Trust Supplements, Section 1.01)

The Certificates represent fractional undivided interests in the respective Trusts only, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Basic Agreement, Section 3.09) The Certificates do not represent indebtedness of the Trusts, and references in this Prospectus to interest accruing on the Certificates are included for purposes of computation only. The Certificates do not represent an interest in or obligation of Delta, the Trustees, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificate.

The New Certificates are subject to certain transfer restrictions. See “Transfer Restrictions.”

The New Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under “— Book-Entry Registration; Delivery and Form.” The New Certificates will be issued only in minimum denominations of $2,000 (or such other denomination that is an integral multiple of $1,000 and, at the time of issuance, is equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate of each Trust may be issued in a different denomination. (Basic Agreement, Section 3.01; each Trust Supplement, Section 4.01)

Payments and Distributions

The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See “— Subordination” and “Description of the Intercreditor Agreement.”

Payments of principal, Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

Interest

The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates issued by such Trust, payable on each Regular Distribution Date, commencing on February 10, 2008. The rate per annum for each Class of Certificates is set forth on the cover page of this Prospectus; provided that the interest rates applicable to any new Class B and Class C Certificates issued in connection with the issuance of any series B and series C equipment notes issued as described in “Possible Issuance of Additional Certificates and Refinancing of Certificates — Refinancing of Certificates” may differ. The interest rate applicable to each Class of Certificates, as shown on the cover page of this Prospectus is referred to as the “Stated Interest Rate” for such Trust. Such interest payments will be distributed to Certificateholders of such Trust on each Regular Distribution Date until the final Distribution Date for such Trust, subject in the case of the Equipment Notes to the Intercreditor Agreement. Interest on the Equipment Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

Distributions of interest on the Class A and Class B Certificates are supported by a separate Liquidity Facility provided by the applicable Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to distribute interest on the Pool Balance thereof at the Stated Interest Rate for such Certificates on up to three successive Regular Distribution Dates (without regard to any future distributions of principal on such Certificates). The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal or Make-Whole Amount with respect to such

Certificates, any interest with respect to such Certificates in excess of the Stated Interest Rate, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal, interest, or Make-Whole Amount with respect to the Certificates of any other Class. Therefore, only the holders of the Class A and Class B Certificates are entitled to receive and retain the proceeds of drawings under the applicable Liquidity Facility. The Class C Certificates do not have the benefit of a liquidity facility. See “Description of the Liquidity Facilities for Class A and Class B Certificates.”

Principal

Payments of principal on the Series A, Series B and Series C Equipment Notes are scheduled to be received in specified amounts on February 10 and August 10 in certain years, commencing on February 10, 2008 and ending on August 10, 2022 in the case of the Series A and Series B Equipment Notes and August 10, 2014 in the case of the Series C Equipment Notes.

Distributions

Scheduled payments of interest and principal of the Equipment Notes (including drawings made under a Liquidity Facility in respect of a shortfall of interest payable on any Certificate) are referred to herein as “Scheduled Payments,” and February 10 and August 10 of each year are referred to herein as “Regular Distribution Dates” (each Regular Distribution Date and Special Distribution Date, a “Distribution Date”). See “Description of the Equipment Notes — Principal and Interest Payments.” The “Final Legal Distribution Date” for the Class A Certificates is February 10, 2024, for the Class B Certificates is February 10, 2024, and for the Class C Certificates is August 10, 2014.

Subject to the Intercreditor Agreement, on each Regular Distribution Date the Trustee of each Trust will distribute to the Certificateholders of such Trust all Scheduled Payments received in respect of the Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive, subject to the Intercreditor Agreement, its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of principal of or interest on the Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution Date), subject to certain exceptions. (Basic Agreement, Section 4.02(a)) If a Scheduled Payment is not received by the applicable Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

Any payment in respect of, or any proceeds of, any Equipment Note, or the collateral under any Indenture (the “Collateral”) other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received notice of such Special Payment, or has received the funds for such Special Payment (each, a “Special Distribution Date”), as described below. Any such distribution will be subject to the Intercreditor Agreement.

Each Trustee will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and, in the case of a distribution under the Pass Through Trust Agreement, the reason for the Special Payment. In the case of a redemption of the Equipment Notes held in the related Trust, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Basic Agreement, Section 4.02(c)) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the record date applicable to such Special

Payment. (Basic Agreement, Section 4.02(b)) See “— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” and “Description of the Equipment Notes — Redemption.”

Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. (Basic Agreement, Section 4.01) Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain Permitted Investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Basic Agreement, Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Basic Agreement, Section 4.02)

The Final Distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such Final Distribution. See “— Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “— Book-Entry Registration; Delivery and Form” below.

If any Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day and interest will not be added for such additional period. (Basic Agreement, Section 12.11)

“Business Day” means, with respect to the Certificates of any Class, any day (a) other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Atlanta, Georgia, or, so long as any Certificate of such Class is outstanding, the city and state in which the Trustee, the Subordination Agent or any related Loan Trustee maintains its corporate trust office or receives and disburses funds, and (b) solely with respect to drawings under any Liquidity Facility, which is a “Business Day” as defined in such Liquidity Facility.

Subordination

The Certificates are subject to subordination terms set forth in the Intercreditor Agreement. See “Description of the Intercreditor Agreement — Priority of Distributions.”

Pool Factors

The “Pool Balance” of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all distributions made as of such date in respect of the Certificates of such Trust other than distributions made in respect of interest or Make-Whole Amount thereon or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any date will be computed after giving effect to any payment of principal on the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on such date. (Trust Supplements, Section 1.01)

The “Pool Factor” for each Trust as of any date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance as at such date by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to any payment of principal on the Equipment Notes or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements,

Section 1.01) The Pool Factor for each Trust was 1.0000000 on the Issuance Date of the Old Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements Section 5.01(a))

The following table sets forth the expected aggregate principal amortization schedule for the Equipment Notes held in each Trust and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below because the scheduled distribution of principal payments for any Trust would be affected if, among other things, any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on such Equipment Notes occurred.

	Class A		Class B		Class C
Date	Scheduled payments of Principal	Expected Pool Factor	Scheduled payments of Principal	Expected Pool Factor	Scheduled payments of Principal	Expected Pool Factor
Issuance Date	$0.00	1.0000000	$0.00	1.0000000	$0.00	1.0000000
February 10, 2008	25,107,768.61	0.97283908	8,111,425.62	0.9694331	4,055,712.85	0.9815736
August 10, 2008	35,038,032.26	0.93493587	2,781,563.62	0.9589511	2,972,602.90	0.9680681
February 10, 2009	25,305,889.30	0.90756063	10,662,694.45	0.9187700	11,227,831.28	0.9170563
August 10, 2009	29,773,971.81	0.87535194	10,662,694.45	0.8785889	11,227,831.28	0.8660446
February 10, 2010	30,186,052.26	0.84269747	8,541,313.02	0.8464020	10,588,672.60	0.8179368
August 10, 2010	27,860,857.52	0.81255834	8,541,313.02	0.8142151	10,588,672.60	0.7698290
February 10, 2011	25,570,260.52	0.78489711	12,892,908.72	0.7656297	7,514,334.89	0.7356889
August 10, 2011	26,398,012.04	0.75634044	12,892,908.72	0.7170443	7,514,334.89	0.7015489
February 10, 2012	21,637,176.78	0.73293392	9,992,702.23	0.6793880	9,422,390.70	0.6587398
August 10, 2012	21,482,314.69	0.70969492	9,992,702.23	0.6417317	9,422,390.70	0.6159308
February 10, 2013	19,988,238.22	0.68807218	7,363,177.92	0.6139844	9,454,279.67	0.5729770
August 10, 2013	14,164,243.19	0.67274968	7,363,177.92	0.5862372	9,454,279.67	0.5300231
February 10, 2014	20,471,429.44	0.65060423	7,131,154.33	0.5593643	9,454,279.67	0.4870692
August 10, 2014	19,933,174.54	0.62904105	7,131,154.33	0.5324914	107,205,386.30	0.0000000
February 10, 2015	22,109,293.40	0.60512380	7,340,258.76	0.5048305	0.00	0.0000000
August 10, 2015	22,188,940.36	0.58112040	7,340,258.76	0.4771696	0.00	0.0000000
February 10, 2016	24,662,122.66	0.55444157	7,285,314.14	0.4497158	0.00	0.0000000
August 10, 2016	24,995,641.27	0.52740195	7,285,314.14	0.4222619	0.00	0.0000000
February 10, 2017	22,731,867.71	0.50281122	9,004,252.11	0.3883305	0.00	0.0000000
August 10, 2017	17,132,029.82	0.48427824	9,004,252.11	0.3543991	0.00	0.0000000
February 10, 2018	16,622,073.44	0.46629693	7,374,426.22	0.3266094	0.00	0.0000000
August 10, 2018	20,707,085.41	0.44389655	7,374,426.22	0.2988198	0.00	0.0000000
February 10, 2019	14,988,047.90	0.42768288	6,951,964.26	0.2726221	0.00	0.0000000
August 10, 2019	14,458,511.39	0.41204205	6,951,964.26	0.2464245	0.00	0.0000000
February 10, 2020	14,407,305.78	0.39645661	6,414,768.49	0.2222512	0.00	0.0000000
August 10, 2020	27,677,755.43	0.36651555	6,414,768.49	0.1980779	0.00	0.0000000
February 10, 2021	27,320,049.85	0.33696144	5,598,820.57	0.1769794	0.00	0.0000000
August 10, 2021	27,790,760.81	0.30689814	5,598,820.57	0.1558809	0.00	0.0000000
February 10, 2022	27,277,769.70	0.27738977	5,598,820.57	0.1347825	0.00	0.0000000
August 10, 2022	256,421,323.89	0.00000000	35,766,679.75	0.0000000	0.00	0.0000000

The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in “— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default,” “Possible Issuance of Additional Certificates and Refinancing of Certificates,” and “Description of the Equipment Notes — Redemption.” Notice of the Pool Factors and Pool Balances of each Trust as so recomputed after giving effect to any Special Payment to Certificateholders resulting from such an early redemption, purchase or default in respect of one or more Equipment Notes will be mailed to Certificateholders of Certificates of the related Trust with such Special Payment, as described in “— Reports to Certificateholders.” See “— Purchase Rights of Certificateholders” and “Description of the Intercreditor Agreement — Intercreditor Rights — Equipment Note Buyout Right of Subordinated Certificateholders.”

Reports to Certificateholders

On each Distribution Date, the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates as to items (2) and (3)):

(1)
the aggregate amount of funds distributed on such Distribution Date under the related Pass Through Trust Agreement, indicating the amount, if any, allocable to each source, including any portion thereof paid by the applicable Liquidity Provider in the case of the Class A and Class B Certificates;

(2)	the amount of such distribution under the related Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Amount (if any);

(3)
the amount of such distribution under the related Pass Through Trust Agreement allocable to interest, indicating any portion thereof paid by the applicable Liquidity Provider in the case of the Class A and Class B Certificates; and

(4)	the Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 5.01)

As long as the Certificates are registered in the name of The Depository Trust Company (“DTC”) or its nominee (including Cede & Co. (“Cede”)), on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the applicable Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 5.01(a))

In addition, after the end of each calendar year, the applicable Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1), (2) and (3) above with respect to the Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns. Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Trust Supplements, Section 5.01(b))

At such time, if any, as Certificates are issued in the form of definitive certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of the applicable Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the applicable Certificates.

Indenture Events of Default and Certain Rights Upon an Indenture Event of Default

Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default would affect the Equipment Notes held by each such Trust. See “Description of Equipment Notes—Indenture Events of Default, Notice and Waiver” for a list of Indenture Events of Default. There are no cross-acceleration provisions in the Indentures, and the only cross-default in any Indenture is if (x) any amount in respect of the Equipment Notes issued under any Indenture, including any payment of principal amount of or Make-Whole Amount, if any, or interest on the Equipment Notes, has not been paid in full on the Final Maturity Date or (y) any other amounts payable under the operative documents with respect to any Aircraft that are due and payable on or before the Final Maturity Date are not paid in full on the Final Maturity Date and, to the extent not prohibited by law, Delta has received not less than 20 business days’ notice from the Subordination Agent indicating the amounts referred to in this clause (y). Therefore, until the Final Maturity Date, if the Equipment Notes issued under one or more Indentures are in default and the Equipment Notes issued under the remaining Indentures are not in default, no remedies will be exercisable under such remaining Indentures. If, at any time before the Final Maturity Date, the Equipment Notes issued under an Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released, and such Aircraft will not thereafter secure any other Equipment Notes.

If the same institution acts as Trustee of multiple Trusts, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. U.S. Bank Trust National Association will be the initial Trustee under each Trust. (Basic Agreement, Sections 7.08 and 7.09)

Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Controlling Party may direct the Loan Trustee under such Indenture to accelerate the Equipment Notes issued thereunder and may direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may sell all (but not less than all) of such Equipment Notes or foreclose and sell the Collateral under such Indenture to any person, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitations on Exercise of Remedies.” Subject to certain conditions, notwithstanding the foregoing, if Certificateholders have exercised their right to buy Equipment Notes with respect to an Indenture after the occurrence of an Equipment Note Buyout Event with respect to such Indenture, the holders of the majority in aggregate unpaid principal amount of Equipment Notes issued under such Indenture, rather than the Controlling Party, shall be entitled to direct the Loan Trustee in exercising remedies under such Indenture; provided, that so long as the Subordination Agent holds not less than the majority in aggregate unpaid principal amount of such Equipment Notes, only the Controlling Party shall be entitled to direct the Loan Trustee under such Indenture. The proceeds of any such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. After such purchase, the purchased Equipment Notes will no longer be subject to the cross-subordination provisions of the Intercreditor Agreement. If any Certificateholder has exercised its right to buy Equipment Notes with respect to an Indenture, the payments and/or proceeds distributable under such Indenture will first be distributed to the holder of the Equipment Notes so purchased to pay all principal and interest due on such Equipment Notes and all other amounts related thereto under such Indenture prior to the distribution of any amount to the Subordination Agent for distribution in accordance with the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02) The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be limited and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Delta (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee. Neither such Trustee nor the Certificateholders of such Trust, furthermore, could take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Event of Default existed with respect thereto.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02)

Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Basic Agreement, Section 4.04) “Permitted Investments” are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days after they are acquired or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date. (Basic Agreement, Section 1.01)

Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, notify the Certificateholders of such Trust by mail of such default, unless such default has been cured or waived; provided that, (i) in the case of defaults not relating to the payment of money, such Trustee will not give notice until the earlier of the time at which such default becomes an Indenture Event of Default and the expiration of 60 days from the occurrence of such default, and (ii) except in the case of default in a payment of principal, Make-Whole Amount (if any), or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Basic Agreement, Section 7.02) The term “default” with respect to a Trust, for the purpose of the provision described in this paragraph only, means an event that is, or after notice or lapse of time or both would become, an event of default with respect to such Trust or a Triggering Event under the Intercreditor Agreement. The term “event of default” with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

“Triggering Event” means (i) the occurrence of an Indenture Event of Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes or (iii) certain bankruptcy or insolvency events involving Delta.

Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Basic Agreement, Section 7.03(e))

Subject to certain qualifications set forth in each Pass Through Trust Agreement and to certain limitations set forth in the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement or (in the case of the Class A and Class B Certificates) the applicable Liquidity Facility, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, or such Liquidity Facility, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes (the “Noteholder”). (Basic Agreement, Section 6.04)

Subject to the Intercreditor Agreement, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all of the Certificates of such Trust waive any past “default” or “event of default” under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee, unless any Class B or Class C Certificateholder or holder of Additional Certificates has exercised its buyout right of the Equipment Notes issued under the related Indenture, in which case the Loan Trustee shall be instructed by the holders of the majority in aggregate unpaid principal amount of Equipment Notes issued under such Indenture, to waive any past Indenture Event of Default and its consequences; provided, however, the consent of each holder of a Certificate of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount (if any) or interest with respect to any of the Equipment Notes held in such Trust and (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Basic Agreement, Section 6.05) See “Description for the Intercreditor Agreement — Intercreditor Rights — Equipment Note Buyout Right of Subordinated Certificateholders.” Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default (except with respect to an Indenture under which Equipment Notes have been purchased after the occurrence of an Equipment Note Buyout Event). See “Description of the Intercreditor Agreement — Intercreditor Rights—Controlling Party.”

Purchase Rights of Certificateholders

After the occurrence and during the continuation of a Certificate Buyout Event, with ten days’ prior written irrevocable notice to the relevant Trustees and each Certificateholder of the same Class:

●
so long as no holder of Class C Certificates (or Additional Certificates) shall have elected to exercise its Class C Buyout Right (or Additional Holder Buyout Right) and given notice of such election, the Class B Certificateholders (other than Delta or any of its affiliates) will have the right (the “Class B Buyout Right”) to purchase all, but not less than all, of the Class A Certificates on the third Business Day next following the expiry of such ten-day notice period; provided that with respect to such Certificate Buyout Event, such Class B Buyout Right shall terminate upon notification of an election to exercise a Class C Buyout Right (or Additional Holder Buyout Right), but shall be revived if the exercise of such Class C Buyout Right (or Additional Holder Buyout Right) is not consummated on the purchase date proposed therefor; and

●
so long as no holder of Additional Certificates shall have elected to exercise its Additional Holder Buyout Right and given notice of such election, the Class C Certificateholders (other than Delta or any of its affiliates) will have the right (the “Class C Buyout Right”)—regardless of the exercise of any Class B Buyout Right—to purchase all, but not less than all, of the Class A and Class B Certificates on the third Business Day next following the expiry of such ten-day notice period; provided that with respect to such Certificate Buyout Event, such Class C Buyout Right shall terminate upon notification of an election to exercise an Additional Holder Buyout Right, but shall be revived if the exercise of such Additional Holder Buyout Right is not consummated on the purchase date proposed therefor.

If any Additional Certificates are issued, the holders of such Additional Certificates (other than Delta or any of its affiliates) will have the right (the “Additional Holder Buyout Right”)—regardless of the exercise of purchase rights by any senior Certificateholder—to purchase all but not less than all of the Certificates senior to such Additional Certificates. If Refinancing Certificates are issued, holders of such Refinancing Certificates will have the same right (subject to the same terms and conditions) to purchase Certificates as the holders of the Certificates that such Refinancing Certificates refinanced. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

In each case the purchase price will be equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without any Make-Whole Amount, but including any other amounts then due and payable to the Certificateholders of such Class or Classes. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the ten-day notice period, any other Certificateholder(s) of the same Class notifies the purchasing Certificateholder that such other Certificateholder(s) want(s) to participate in such purchase, then such other Certificateholder(s) may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. Upon consummation of such a purchase, no Certificateholder of the same Class as the purchasing Certificateholder will have the right to purchase Certificates of the relevant Class during the continuance of such Certificate Buyout Event. If Delta or any of its affiliates is a Certificateholder, it will not have the purchase rights described above. (Trust Supplements, Section 6.01)

A “Certificate Buyout Event” means that a Delta Bankruptcy Event has occurred and is continuing and either of the following events has occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (the “60-Day Period”) has expired and (ii) Delta has not entered into one or more agreements under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code to perform all of its obligations under all of the Indentures and has not cured defaults thereunder in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, Delta shall have abandoned any Aircraft.

PTC Event of Default

A “PTC Event of Default” with respect to each Pass Through Trust Agreement means the failure to distribute within ten Business Days after the applicable Distribution Date either:

●	the outstanding Pool Balance of such Class of Certificates on the Final Legal Distribution Date for such Class; or

●
the interest scheduled for distribution on such Class of Certificates on any Distribution Date (unless in the case of the Class A and Class B Certificates, the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such Class of Certificates, in an amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto). (Intercreditor Agreement, Section 1.01)

Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

Delta will be prohibited from consolidating with or merging into any other entity or conveying, transferring, or leasing substantially all of its assets as an entirety to any other entity unless:

●	the successor or transferee entity is organized and validly existing under the laws of the United States or any state thereof or the District of Columbia;

●
the successor or transferee entity is, if and to the extent required under Section 1110 of the Bankruptcy Code in order that the Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to an Aircraft, a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;

●
the successor or transferee entity expressly assumes all of the obligations of Delta contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreement, the Equipment Notes, the Indentures and the Participation Agreements;

●
if the Aircraft are, at the time, registered with the FAA or such person is located in a “Contracting State” (as such term is used in the Cape Town Treaty), the transferor or successor entity makes such filings and recordings with the FAA pursuant to the Transportation Code and registration under the Cape Town Treaty, or if the Aircraft are, at the time, not registered with the FAA, the transferor or successor makes such filings and recordings with the FAA pursuant to the Transportation Code and registration under the Cape Town Treaty, or if the Aircraft are, at the time, not registered with the FAA, the transferor or successor makes such filings and recordings with the applicable aviation authority, as are necessary to evidence such consolidation, merger or transfer; and

●	Delta has delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Basic Agreement, Section 5.02; Participation Agreements, Section 6.02(e); Note Purchase Agreement, Section 4(a)(iii))

The Certificates, the Equipment Notes and the underlying agreements will not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Delta.

Modification of the Pass Through Trust Agreements and Certain Other Agreements

Each Pass Through Trust Agreement contains provisions permitting Delta and the Trustee to enter into a supplement to such Pass Through Trust Agreement or, if applicable, permitting the execution of amendments or supplements to the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement, or any Liquidity Facility, without the consent of the holders of any of the Certificates of such Trust to, among other things:

●
evidence the succession of another corporation or entity to Delta and the assumption by such corporation or entity of Delta’s obligations under such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility;

●
add to the covenants of Delta for the benefit of holders of such Certificates or surrender any right or power conferred upon Delta in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility;

●
to cure any ambiguity or correct any mistake or inconsistency in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility;

●
make or modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility as Delta may deem necessary or desirable and that will not materially adversely affect the interests of the holders of such Certificates;

●
comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed (or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary or of any regulatory body;

●
modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility, to the extent necessary to establish or continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement), the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute enacted after the date of such Pass

Through Trust Agreement, and add to such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility, such other provisions as may be expressly permitted by the Trust Indenture Act;

●
evidence and provide for a successor Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, any Participation Agreement, any Indenture or any Liquidity Facility with respect to one or more Trusts, or to evidence the substitution of a Liquidity Provider with a Replacement Liquidity Provider or to provide for any Replacement Liquidity Facility, and add to or change any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Participation Agreement or any Liquidity Facility as necessary to provide for or facilitate the administration of the Trusts under such Pass Through Trust Agreement by more than one Trustee or, as provided in the Intercreditor Agreement, to provide for one or more Liquidity Facilities for such Trust;

●	provide certain information to the Trustee as required in such Pass Through Trust Agreement;

●
add to or change the Basic Agreement and any Trust Supplement to facilitate the issuance of any Certificates in bearer form or to facilitate or provide for the issuance of any Certificates in global form in addition to or in place of Certificates in certificated form;

●	provide for the delivery of Certificates or any supplement to such Pass Through Trust Agreement in or by means of any computerized, electronic or other medium, including computer diskette;

●	correct or supplement the description of any property of such Trust;

●	modify, eliminate or add to the provisions of such Pass Through Trust Agreement to reflect the substitution of a substitute aircraft for any Aircraft; and

●
provide for the issuance of Additional Certificates or Refinancing Certificates, the creation of related trusts, the purchase by such trusts of the related equipment notes, and matters incidental thereto, all subject to certain terms and conditions (See “Possible Issuance of Additional Certificates and Refinancing of Certificates”);

provided, however, that no such supplement shall cause any Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.01)

Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to the extent applicable to such Certificateholders or modifying the rights of the Certificateholders under such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, except that no such supplemental agreement may, without the consent of the holder of each outstanding Certificate adversely affected thereby:

●
reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust, or change the date or place of any payment or change the coin or currency in which any such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due;

●	permit the disposition of any Equipment Note held in such Trust or otherwise deprive such Certificateholders of the benefit of the ownership of the Equipment Notes in such Trust, except as provided in such Pass Through Trust Agreement, the Intercreditor Agreement or any applicable Liquidity Facility;

●	alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders;

●
modify certain amendment provisions in such Pass Through Trust Agreement, except to increase the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the Certificateholders of which is required for any such supplemental agreement provided for in such Pass Through Trust Agreement, or to provide that certain other provisions of such Pass Through Trust Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate of such Class affected thereby; or

●	cause such Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.02)

If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note or any other related document, such Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. Such Trustee shall request from the Certificateholders a direction as to:

●	whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Noteholder or the Controlling Party has the option to direct;

●	whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a Noteholder or as Controlling Party; and

●
how to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto. (Basic Agreement, Section 10.01; Intercreditor Agreement, Section 8.01(b))

Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

●
other than as the Controlling Party, such Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust; and

●
as the Controlling Party, the Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Basic Agreement, Section 10.01)

For purposes of the preceding paragraph, a Certificate is deemed “actually voted” if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement, Equipment Note or any other related document, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Basic Agreement, Section 10.01)

Pursuant to the Intercreditor Agreement, with respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture by the Subordination Agent (as directed by the Controlling Party). Any such Trustee acting as Controlling Party will direct the Subordination Agent as such Trustee is directed by Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Intercreditor Agreement, Section 2.06 and 8.01(b)) Notwithstanding the foregoing, without the consent of each Liquidity Provider and each Certificateholder holding Certificates representing a fractional undivided interest in the Equipment Notes under the applicable Indenture held by the Subordination Agent, among other things, no amendment, modification, consent or waiver of such Indenture, any related Equipment Note, Participation Agreement or other related document will: (i) reduce the principal amount of, Make-Whole Amount, if any, or interest on, any Equipment Note under such Indenture; (ii) change the date on which any principal amount of, Make-Whole Amount, if any, or interest on any Equipment Note under such Indenture, is due or payable; (iii) create any lien with respect to the Collateral subject to such Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture; or (iv) reduce the percentage of the outstanding principal amount of the Equipment Notes under such Indenture the consent of whose holders is required for any supplemental agreement, or the consent of whose holders is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder or their consequences provided for in such Indenture. In addition, without the consent of each Certificateholder, no such amendment, modification, consent or waiver will, among other things, deprive any Certificateholder of the benefit of the lien of any Indenture on the related Collateral, except as provided in connection with the exercise of remedies under such Indenture. (Intercreditor Agreement, Section 8.01(b)) See “— Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

Termination of the Trusts

The obligations of Delta and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail to each Certificateholder of such Trust, not earlier than 60 days and not later than 15 days preceding such final distribution, notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The Final Distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Basic Agreement, Section 11.01)

In the event that all of the Certificateholders do not surrender their Certificates for cancellation within six months after the date specified in such written notice, the applicable Trustee will give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution. No additional interest will accrue with respect to the Certificates after the Distribution Date specified in the first written notice. In the event that any money held by a Trustee for the payment of distributions on the Certificates remains unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days’ notice from Delta, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, such Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to Delta.

The Trustees

The Trustee for each Trust initially is U.S. Bank Trust National Association. The Trustee’s address is U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Mail Code EX-DE-WDAW, Wilmington, Delaware 19801, Attention: Corporate Trust Department (Reference: Delta 2007-1 EETC).

With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, any Liquidity Facility or other related documents. (Basic Agreement, Sections 7.04 and 7.15) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. Subject to certain provisions, the Trustee will be under no obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Basic Agreement, Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Delta with the same rights it would have if it were not the Trustee. (Basic Agreement, Section 7.05)

Book-Entry Registration; Delivery and Form

General

Each Class of New Certificates will be represented by one or more fully registered global Certificates (each, a “Global Certificate”) and will be deposited with the Trustee as custodian for DTC and registered in the name of Cede, as nominee of DTC. Except in the limited circumstances described below, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of Definitive Certificates. The Certificates will not be issuable in bearer form.

Notwithstanding any registration under the Securities Act, the New Class C Certificates and, under certain circumstances the New Class A and New Class B Certificates, will be permitted to be sold only to QIBs for so long as they are outstanding. See “Transfer Restrictions.”

DTC

DTC has informed Delta as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

Delta expects that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). Ownership of beneficial interests in the Global Certificates will be limited to DTC Participants or persons who hold interests through DTC Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates. QIBs may hold their interests in the Global Certificates directly through DTC if they are DTC Participants, or indirectly through organizations that are DTC Participants.

So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the Certificates and Pass Through Trust Agreements. All references in this Prospectus to actions by the Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to the Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or such nominee, as the registered holder of the Certificates. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided or under the applicable Pass Through Trust Agreement. Such beneficial owners of an interest in the Global Certificates, and registered owners of a Definitive Certificate, are referred to herein individually as a “Certificate Owner” and collectively as the “Certificate Owners.” DTC has advised Delta that it will take any action permitted to be taken by a Certificateholder under the Pass Through Trust Agreements only at the direction of one or more DTC Participants to whose accounts with DTC the Global Certificates are credited. Additionally, DTC has advised Delta that in the event any action requires approval by a certain percentage of Certificateholders of a particular class, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts with respect to the Certificates. Certificate Owners that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through DTC Participants. DTC Participants and indirect participants with which Certificate Owners have accounts with respect to the Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, premium, if any, and interest with respect to the Certificates. Certificate Owners thus will receive all distributions of principal, premium, if any, and interest from the Trustee through DTC Participants or indirect participants, as the case may be. Under this book entry system, Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants’ respective holdings of beneficial interests in the Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to indirect participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only “Certificateholder” under the Basic Agreement will be Cede, as nominee of DTC. Certificate Owners therefore will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to indirect participants and to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments of the principal of, Make-Whole Amount (if any) and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Certificate may be subject to various policies and procedures adopted by DTC from time to time. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificateholder to pledge its interest to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such interest, may be limited due to the lack of a physical certificate for such interest.

Neither Delta, the Trustees, nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the rules, regulations and procedures creating and affecting DTC and its operation or any other statutory, regulatory, contractual or customary procedures governing their obligations.

Delta expects that DTC or in its nominee, upon receipt of any payment of principal, Make-Whole Amount (if any) or interest in respect of the Global Certificates, will credit DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the face amount of such Global Certificates, as shown on the records of DTC or in its nominee. Delta also expects that payments by DTC Participants to owners of beneficial interests in such Global Certificates held through such DTC Participants will be governed by the standing instructions and customary practices of such DTC Participants. Such payments will be the responsibility of such DTC Participants.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers in a Global Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

The information contained in this Prospectus concerning DTC and its book-entry system has been obtained from sources Delta believes to be reliable, but Delta has not verified such information and takes no responsibility for the accuracy thereof.

Same-Day Settlement

As long as Certificates are registered in the name of DTC or its nominee, all payments made by Delta to the Loan Trustee under any Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates of any Trust, will be passed through to DTC in immediately available funds.

Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as the effect, if any, of settlement in same day funds on trading activity in the Certificates.

Definitive Certificates

Interests in Global Certificates will be exchangeable or transferable, as the case may be, for certificates in definitive, physical registered form (“Definitive Certificates”) only if (i) DTC advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to such Certificates and a successor depositary is not appointed by such Trustee within 90 days of such notice, (ii) Delta, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a PTC Event of Default, Certificateholders with fractional undivided interests aggregating not less than a majority in interest in a Trust advise the applicable Trustee, Delta and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificateholders’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all applicable Certificateholders through DTC or DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificate representing the applicable

Global Certificates and receipt of instructions for re-registration, the applicable Trustee will reissue the applicable Certificates as Definitive Certificates to the applicable Certificateholders.

Distribution of principal, Make-Whole Amount (if any) and interest with respect to Definitive Certificates will thereafter be made by the applicable Trustee directly in accordance with the procedures set forth in the applicable Pass Through Trust Agreement, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Definitive Certificate, however, will be made only upon presentation and surrender of the applicable Definitive Certificate at the office or agency specified in the notice of final distribution to the applicable Certificateholders.

Definitive Certificates issued in exchange for Global Certificates will bear any legends applicable thereto as described under the heading “Transfer Restrictions” and will be transferable and exchangeable at the office of the applicable Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required. The Certificates are registered instruments, title to which passes upon registration of the transfer of the books of the applicable Trustee in accordance with the terms of the applicable Pass Through Trust Agreement.

DESCRIPTION OF THE LIQUIDITY FACILITIES FOR CLASS A AND B CERTIFICATES

The following summary describes certain material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. There is no liquidity facility for the Class C Certificates. Therefore, the statements under this caption apply only to the Class A and Class B Trusts. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, which have been filed as exhibits to the Registration Statement. Copies are available as set forth under “Where You Can Find More Information.” The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

General

The liquidity provider for each of the Class A and Class B Trusts (each, a “Liquidity Provider”) entered into a separate revolving credit agreement (each, a “Liquidity Facility”) with the Subordination Agent with respect to each of the Class A and B Trusts. Under each Liquidity Facility, the related Liquidity Provider will, if necessary, to make one or more advances (“Interest Drawings”) to the Subordination Agent in an aggregate amount (the “Required Amount”) sufficient to pay interest on the Pool Balance of the related Class of Certificates on up to three consecutive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the Stated Interest Rates. If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for the Class A or B Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider with respect to each of the Class A and B Trusts may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances. Therefore, the Liquidity Provider for such Trusts may differ. The Class C Certificates will not have the benefit of a liquidity facility.

Drawings

The maximum amount available under the Liquidity Facility for each applicable Trust as of the Issuance Date was as follows:

Trust	Maximum Commitment
Class A	$94,580,804.52
Class B	31,927,510.29

Except as otherwise provided below, the Liquidity Facility for each applicable Trust will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Special Termination Drawing or a Final Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

The Liquidity Facility for any applicable Class of Certificates does not provide for drawings thereunder to pay for principal of or Make-Whole Amount on the Certificates of such Class or any interest with respect to the Certificates of such Class in excess of the Stated Interest Rate for such Class or for more than three semiannual installments of interest or to pay principal of or interest or Make-Whole Amount with respect to the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.05)

Each payment by a Liquidity Provider for a Trust will reduce by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawings plus accrued interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by the amount reimbursed but not to exceed the then Required Amount of such Liquidity Facility; provided, however, the Maximum Available Commitment of such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing or Special Termination Drawing shall have occurred with respect to such Liquidity Facility. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.05(g)). Following each reduction of the Pool Balance for the applicable Trust, the Required Amount of the Liquidity Facility for any Trust will be reduced automatically to an amount sufficient to pay interest on the relevant Pool Balance thereof on the next three successive semiannual Regular Distribution Dates (without regard to expected future distributions of principal of such Certificates) at the Stated Interest Rate for such Trust. (Liquidity Facilities, Section 2.04; Intercreditor Agreement, Section 3.05(g)).

“Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding in which Delta is a debtor under the Bankruptcy Code, (i) any payment default occurring before the date of the order for relief for such proceedings shall not be taken into consideration during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the “Section 1110 Period”), (ii) any payment default occurring after the date of the order for relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.01)

Replacement of Liquidity Facilities

If at any time the Short-Term Rating of a Liquidity Provider issued by an Applicable Rating Agency (or, if such Liquidity Provider does not have a Short-Term Rating issued by such Applicable Rating Agency, the Long-Term Rating of such Liquidity Provider issued by such Applicable Rating Agency) is lower than the applicable Liquidity Threshold Rating, then the related Liquidity Facility may be replaced with a Replacement Facility. If such Liquidity Facility is not so replaced with a Replacement Facility within 10 days after the downgrading, the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the “Downgrade Drawing”). The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the “Cash Collateral Account”) for such Class of Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.05(c))

A “Replacement Facility” for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) as will permit the Applicable Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the related Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of such Trust (at the Stated Interest Rate for such Certificates, and without regard to expected future principal distributions) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility, or, if such date is a Regular Distribution Date, on such day and the two Regular Distribution Dates following such day, and issued by an entity (or entities) having Short-Term Ratings issued by the Applicable Rating Agencies (or if such entity does not have a Short-Term Rating issued by a given Applicable Rating Agency, the Long-Term Rating of such entity issued by such Applicable Rating Agency) which are equal to or higher than the applicable Liquidity Threshold Rating. (Intercreditor Agreement, Section 1.01) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Intercreditor Agreement as the replaced Liquidity Provider.

“Applicable Rating Agency” means: (a) in the case of the Liquidity Provider for the Class A Trust: Fitch, Moody’s and Standard & Poor’s; and (b) in the case of the Liquidity Provider for the Class B Trust or Class C Trust: Moody’s and Standard & Poor’s.

“Liquidity Threshold Rating” means: (a) in respect of the Liquidity Provider for the Class A Certificates, (i) a Short-Term Rating of F1 in the case of Fitch, P-1 in the case of Moody’s and A-1 in the case of Standard & Poor’s and (ii) in the case of any entity that does not have a Short-Term Rating from any or all of such Applicable Rating Agencies, then in lieu of such Short-Term Rating from any such Applicable Rating Agency or Applicable Rating Agencies, a Long-Term Rating of A in the case of Fitch, A1 in the case of Moody’s and A in the case of Standard & Poor’s; and (b) in respect of the Liquidity Provider for the Class B Certificates, (i) a Short-Term Rating of P-1 in the case of Moody’s and A-1 in the case of Standard & Poor’s and (ii) in the case of any entity that does not have a Short-Term Rating from either or both of such Applicable Rating Agencies, then in lieu of such Short-Term Rating from such Applicable Rating Agency or Applicable Rating Agencies, a Long-Term Rating of A1 in the case of Moody’s and A in the case of Standard & Poor’s.

“Long-Term Rating” means, for any entity: (a) in the case of Fitch, the long-term issuer default rating of such entity, (b) in the case of Moody’s, the long-term unsecured debt rating of such entity, and (c) in the case of Standard & Poor’s, the long-term issuer credit rating of such entity.

“Short-Term Rating” means, for any entity: (a) in the case of Fitch, the short-term issuer default rating of such entity, (b) in the case of Moody’s, the short-term unsecured debt rating of such entity, and (c) in the case of Standard & Poor’s, the short-term issuer credit rating of such entity.

The Liquidity Facility for each applicable Trust provides that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:

●	February 25, 2024;

●
the date on which the Subordination Agent delivers to such Liquidity Provider a certification that Final Distributions on all of the Certificates of such Trust have been paid in full or provision has been made for such payment;

●	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

●	the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see “— Liquidity Events of Default”); and

●	the date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility.

The Intercreditor Agreement provides that, in the event that the Liquidity Facility for any Trust is replaced with a Replacement Facility that is scheduled to expire earlier than 15 days after the Final Legal

Distribution Date for the Certificates of such Trust and such Replacement Facility is not extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent shall request a drawing in full up to the then maximum available commitment under such Replacement Facility (the “Non-Extension Drawing”). The Subordination Agent will hold the proceeds of the Non-Extension Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Replacement Facility would be used. (Intercreditor Agreement, Section 3.05(d))

Subject to certain limitations, Delta may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Trust. If a Replacement Facility is provided at any time after a Downgrade Drawing or a Special Termination Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.05(e))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider as described below under “— Liquidity Events of Default,” the Subordination Agent shall request a final drawing (a “Final Drawing”) or a special termination drawing (the “Special Termination Drawing”), as applicable, under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.05(i))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Special Termination Drawing, Final Drawing or Downgrade Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor.

Interest Drawings and Final Drawings

Amounts drawn by reason of an Interest Drawing or Final Drawing (each, a “Drawing”) will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third business day following the applicable Liquidity Provider’s receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 1.50% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 1.50% per annum.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to Delta) plus one quarter of one percent (0.25)%.

“LIBOR” means, with respect to any interest period, the rate per annum at which U.S. dollars are offered in the London interbank market as shown on Reuters Screen LIBOR01 (or any successor thereto) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, for a period comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods.

Downgrade Drawings and Special Termination Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Special Termination Drawing and deposited in a Cash Collateral Account will be treated as follows:

●	such amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount;

●	any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest distributions on such Certificates will be treated in the same way as Interest Drawings; and

●	the balance of such amount will be invested in certain specified eligible investments.

Any Downgrade Drawing or Special Termination Drawing under any of the Liquidity Facilities, other than any portion thereof applied to the payment of interest distributions on the Certificates, will bear interest, (a) subject to clause (b) below, at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under “— Reimbursement of Drawings — Interest Drawings and Final Drawings,” the Base Rate) plus a specified margin on the outstanding amount from time to time of such Downgrade Drawing or Special Termination Drawing, and (b) from and after the date, if any, on which such Downgrade Drawing or Special Termination Drawing is converted into a Final Drawing as described below under “— Liquidity Events of Default,” at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under “— Reimbursement of Drawings — Interest Drawings and Final Drawings,” the Base Rate) plus 1.50% per annum. In addition, prior to conversion to a Final Drawing, a commitment fee will continue to be payable on the amounts on deposit in the Cash Collateral Account.

Liquidity Events of Default

Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

●	the acceleration of all of the Equipment Notes; or

●	certain bankruptcy or similar events involving Delta. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a “Final Termination Notice”). With respect to any Liquidity Facility, if the Pool Balance of the related class of Certificates is greater than the aggregate outstanding principal amount of the related series of Equipment Notes (other than any such Equipment Notes previously sold or with respect to which the Aircraft related to such Equipment Notes has been disposed of) at any time during the 18-month period prior to the Final Maturity Date, the Liquidity Provider for such Trust may, in its discretion, give a notice of special termination of such Liquidity Facility (a “Special Termination Notice” and, together with the Final Termination Notice, a “Termination Notice”). The Termination Notice will have the following consequences:

●	the related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent;

●
the Subordination Agent will promptly request, and the applicable Liquidity Provider will honor, a Final Drawing or Special Termination Drawing, as applicable, thereunder in an amount equal to the then Maximum Available Commitment thereunder;

●	in the event that a Final Drawing is made, any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility; and

●	all amounts owing to the applicable Liquidity Provider will be automatically accelerated.

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement—Priority of Distributions.” (Liquidity Facilities, Section 6.01) Upon the circumstances described below under “Description of the Intercreditor Agreement—Intercreditor Rights,” a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

Liquidity Provider

The initial Liquidity Provider for each of the Class A and Class B Trusts is Landesbank Hessen-Thüringen Girozentrale, a public banking institution organized under the laws of Germany. Landesbank Hessen-Thüringen Girozentrale has Short-Term Ratings of F1+ from Fitch, P-1 from Moody’s and A-1 from Standard & Poor’s.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes certain material provisions of the Intercreditor Agreement (the “Intercreditor Agreement”) among the Trustees, the Liquidity Providers and U.S. Bank Trust National Association, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, the Indentures and the Note Purchase Agreement, which have been filed as an exhibit to the Registration Statement. Copies of which are available as set forth under “Where You Can Find More Information.”

Intercreditor Rights

General

The Equipment Notes relating to each Trust were issued to and registered in the name of the Subordination Agent as agent and trustee for the Trustee of such Trust. (Intercreditor Agreement, Section 2.01(a))

Controlling Party

Each Loan Trustee will be directed in taking, or refraining from taking, any action under an Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Event of Default shall have occurred and be continuing thereunder and subject to certain limitations described below. See “— Voting of Equipment Notes” below. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Event of Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft with respect to which such Equipment Note was issued, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. (Intercreditor Agreement, Section 2.06(a))

The “Controlling Party” will be:

●	if Final Distributions have not been paid in full to the holders of Class A Certificates, the Class A Trustee;

●	if Final Distributions have been paid in full to the holders of the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

●	if Final Distributions have been paid in full to the holders of the Class A Certificates and the Class B Certificates, the Class C Trustee; and

●
under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the largest amount owed to it, as discussed in the next paragraph. (Intercreditor Agreement, Sections 2.06(a) and 2.06(b))

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (excluding a Downgrade Drawing or Special Termination Drawing (but including a Final Drawing or a Downgrade Drawing or Special

Termination Drawing that has been converted to a Final Drawing under such Liquidity Facility)) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Special Termination Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes under all Indentures shall have been accelerated, the Liquidity Provider with the highest amount of unreimbursed Liquidity Obligations due to it (so long as such Liquidity Provider has not defaulted in its obligation to make any drawing under any Liquidity Facility) will have the right to elect to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.06(c))

Subject to certain conditions, notwithstanding the foregoing, (a) if one or more holders of the Class B Certificates have purchased the Series A Equipment Notes or (b) if one or more holders of the Class C Certificates have purchased the Series A Equipment Notes and Series B Equipment Notes or (c) if one or more holders of Additional Certificates have purchased the Series A, Series B and Series C Equipment Notes, in each case, issued under an Indenture, the holders of the majority in aggregate unpaid principal amount of Equipment Notes issued under such Indenture, rather than the Controlling Party, will be entitled to direct the Loan Trustee in exercising remedies under such Indenture, subject to certain limitations as provided in “— Limitation on Exercise of Remedies;” provided, that so long as the Subordination Agent holds not less than the majority in aggregate unpaid principal amount of such Equipment Notes, only the Controlling Party shall be entitled to direct the Loan Trustee under such Indenture. Any Equipment Notes issued under such Indenture that have not been purchased by a Certificateholder will, during the continuance of an Indenture Event of Default under such Indenture, be subject to direction by the Controlling Party. (Intercreditor Agreement, Section 2.06(d))

For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes held by the Subordination Agent as directed by the Controlling Party, subject to certain limitations. (Intercreditor Agreement, Section 2.06) For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “— Limitation on Exercise of Remedies” and “Description of the Equipment Notes — Remedies.” (Intercreditor Agreement, Section 2.06(b))

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

Equipment Note Buyout Right of Subordinated Certificateholders

Upon the occurrence and during the continuation of an Equipment Note Buyout Event under any Indenture:

●
So long as no Class C Certificateholder or holder of Additional Certificates has elected to exercise its buyout right as described below, any Class B Certificateholders may, upon 15 days’ written notice to the Subordination Agent, each Trustee (and each such Trustee shall promptly provide such notice to all Certificateholders of its Trust) and the Loan Trustee under such Indenture, purchase on the third Business Day next following the expiry of such 15-day notice period all, but not less than all, of the Series A Equipment Notes issued under such Indenture and held by the Subordination Agent for a purchase price equal to the aggregate Note Target Price for such Series A Equipment Notes plus an amount equal to the Excess Liquidity Obligations in respect of such Indenture accrued as of the date of purchase. If prior to the end of such 15-day period, any other holder of the Class B Certificates notifies the Subordination Agent, each Trustee (and each such Trustee shall promptly notify all Certificateholders of its Trust, including the purchasing Class B Certificateholder) and such Loan Trustee that it wishes to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase such Series A Equipment Notes pro rata based on the interest in the Class B Trust held by each such Certificateholder compared to such interests held by all such participating Certificateholders. (Intercreditor Agreement, Section 2.07(a))

●
Regardless of whether any Class B Certificateholder has elected to exercise its right to purchase Equipment Notes, so long as no holder of Additional Certificates has elected to exercise its buyout right as described below, any Class C Certificateholder may, upon 15 days’ notice to the Subordination Agent, each Trustee (and each such Trustee shall promptly provide such notice to all Certificateholders of its Trust) and the Loan Trustee under such Indenture, purchase on the third business day next following the expiry of such 15-day notice period all, but not less than all, of the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture and held by the Subordination Agent for a purchase price equal to the aggregate Note Target Price for such Series A Equipment Notes and Series B Equipment Notes plus an amount equal to the Excess Liquidity Obligations in respect of such Indenture accrued as of the date of purchase. If prior to the end of such 15-day period, any other holder of the Class C Certificates notifies the Subordination Agent, each Trustee (and each such Trustee shall promptly notify all Certificateholders of its Trust, including the purchasing Class C Certificateholder) and such Loan Trustee that it wishes to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase such Series A Equipment Notes and Series B Equipment Notes pro rata based on the interest in the Class C Trust held by each such Certificateholder compared to such interests held by all such participating Certificateholders. (Intercreditor Agreement, Section 2.07(c))

If any Additional Certificates are issued, regardless of whether any Class B Certificateholder or Class C Certificateholder has elected to exercise its right to purchase Equipment Notes, any holder of such Additional Certificates will have the right to purchase all, but not less than all, of the Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes held by the Subordination Agent issued under any Indenture with respect to which an Equipment Note Buyout Event has occurred and is continuing for a purchase price equal to the aggregate Note Target Price for such Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes plus an amount equal to the Excess Liquidity Obligations in respect of such Indenture accrued as of the date of purchase. If any Refinancing Certificates are issued, the holders of such Refinancing Certificates will have the same right to purchase Equipment Notes as the Class they refinanced. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.” (Intercreditor Agreement, Section 2.07(c))

The right of any holder of Certificates or Additional Certificates to purchase Equipment Notes as described above will be subject to such purchase being exempt from, or not subject to, the registration requirements of the Securities Act and in compliance with any other applicable securities laws. Each purchaser will be required to provide to Delta and the Subordination Agent reasonably satisfactory evidence of compliance with such laws. (Intercreditor Agreement, Section 2.07(i))

“Equipment Note Buyout Event” means, with respect to any Equipment Note issued and outstanding under an Indenture, the occurrence and continuation of (i) a Certificate Buyout Event and (ii) an Indenture Event of Default (other than any Delta Bankruptcy Event) under such Indenture. (Intercreditor Agreement, Section 1.01)

“Excess Liquidity Obligations” means, with respect to an Indenture, an amount equal to the sum of (i) the amount of fees payable to the Liquidity Provider under each Liquidity Facility, multiplied by a fraction, the numerator of which is the then outstanding aggregate principal amount of the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture and the denominator of which is the then outstanding aggregate principal amount of all Series A Equipment Notes and Series B Equipment

Notes, (ii) interest on any Downgrade Drawing or Special Termination Drawing payable under each Liquidity Facility in excess of investment earnings on such drawings, multiplied by the fraction specified in clause (i) above, (iii) if any payment default by Delta exists with respect to interest on any Series A Equipment Notes or Series B Equipment Notes, interest on any Interest Drawing (or portion of any Downgrade Drawing or Special Termination Drawing that is used to pay interest on the certificates) or Final Drawing payable under each Liquidity Facility in excess of the sum of (a) investment earnings from any Final Drawing plus (b) any interest at the past due rate actually payable (whether or not in fact paid) by Delta on the overdue scheduled interest on the Equipment Notes in respect of which such Interest Drawing (or portion of any Downgrade Drawing or Special Termination Drawing that is used to pay interest on the certificates) or Final Drawing was made by the applicable Liquidity Provider, multiplied by a fraction the numerator of which is the aggregate overdue amounts of interest on the Series A Equipment Notes and Series B Equipment Notes issued under such Indenture (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes), and (iv) any other amounts owed to a Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clauses (ii) and (iii) above, multiplied by the fraction specified in clause (i) above. The fractions specified in this definition will be revised if Additional Certificates with credit support similar to the Liquidity Facilities are issued. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.” (Indentures, Section 2.14)

“Note Target Price” means, for any Equipment Note issued under any Indenture: (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note). (Intercreditor Agreement, Section 1.01)

The purchase price payable in connection with an exercise of the Equipment Note buyout right shall be paid to the Subordination Agent. The Subordination Agent shall distribute any such payment in the order of priority described in “— Priority of Distributions.” (Intercreditor Agreement, Section 2.07(d))

After one or more Class B or C Certificateholders, or one or more holders of Additional Certificates, as the case may be, have exercised their Equipment Note buyout right and purchased any Series A Equipment Notes (and, if applicable, Series B Equipment Notes and Series C Equipment Notes), (i) any proceeds or payments made with respect to such Equipment Notes will be paid directly to the holders of such Equipment Notes pro rata among such holders and will not be subject to the subordination provisions of the Intercreditor Agreement (but the holders of such Equipment Notes shall remain bound by the provisions in the Intercreditor Agreement relating to limitations on the exercise of remedies (see “— Limitation on Exercise of Remedies”)) and (ii) if and to the extent the Loan Trustee under the related Indenture receives any amounts with respect to Excess Liquidity Obligations under such Indenture or reimbursement of enforcement costs incurred by the Subordination Agent in respect of such Equipment Notes that, in each case, represent amounts previously paid by such Certificateholders in connection with the purchase of such Equipment Notes, such Loan Trustee shall pay such amounts to the holders of such Equipment Notes pro rata. Any proceeds or payments made with respect to any Series of Equipment Notes issued under the related Indenture that has not been purchased pursuant to the buyout rights described above will continue to be paid to the Subordination Agent and be subject to the subordination provisions of the Intercreditor Agreement. (Intercreditor Agreement, Sections 2.07(e) and (h))

Each purchasing Certificateholder will have to acknowledge, consent and agree that, notwithstanding the purchase of any Equipment Notes under any Indenture pursuant to the buyout rights described above, (i) the cross-collateralization provisions of such Indenture will remain unchanged and in full force and effect and cannot be amended, modified or otherwise waived in any manner without the prior written consent of the Subordination Agent acting on the instructions of each Trustee and (ii) such Certificateholder will continue to be bound by the limitations on exercise of remedies described in the first four paragraphs under “— Limitation on Exercise of Remedies.” (Intercreditor Agreement, Section 2.07(f))

Any taxes incurred by the relevant Loan Trustee, the Subordination Agent or the relevant Trustee in connection with the sale of any Equipment Note pursuant to the exercise by one or more Certificateholders of the buyout right described above shall be paid by such purchasing Certificateholders, on a pro rata basis. (Intercreditor Agreement, Section 2.07(j))

If Delta or any of its affiliates is a Certificateholder, it will not be entitled to purchase Equipment Notes upon the occurrence of an Equipment Note Buyout Event. (Intercreditor Agreement, Section 2.07(g))

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of Delta, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by Delta or its affiliates), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. (Intercreditor Agreement, Section 4.01(a))

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 80%, or, in the case of the sale of related Equipment Notes, 90%, of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued. (Intercreditor Agreement, Section 1.01)

Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the Aircraft to any person (including Delta) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof). (Intercreditor Agreement, Section 4.01(a))

The foregoing provisions apply whether the exercise of remedies under an Indenture is being directed by the Controlling Party or by the holders of a majority of the outstanding principal amount of Equipment Notes issued under such Indenture. (Intercreditor Agreement, Section 2.07(f))

If following certain events of bankruptcy, reorganization or insolvency with respect to Delta described in the Intercreditor Agreement (a “Delta Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of Delta to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent, each Trustee and each Liquidity Provider that has not made a Final Advance notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee will post such terms and conditions of such restructuring proposal on DTC’s Internet board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such terms and conditions available to all Certificateholders. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee, enter into any term sheet, stipulation or other agreement (a “Restructuring Arrangement”) (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the U.S. Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of Delta unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders for a period of not less than 15 calendar days (except that such requirement shall not apply to any such Restructuring Arrangement that is effective (whether prospectively or retrospectively) as of a date on or before the expiration of the 60-day period under Section 1110 of the U.S. Bankruptcy Code and to be effective, initially, for a period not longer than three months from the expiry of such 60-day period (an “Interim Restructuring Arrangement”)). The requirements described in the immediately preceding sentence (i) will not apply to any extension of a

Restructuring Arrangement with respect to which such requirements have been complied with in connection with the original entry of such Restructuring Arrangement if the possibility of such extension has been disclosed in satisfaction of such requirements and such extension shall not amend or modify any of the other terms and conditions of such Restructuring Arrangement and (ii) will apply to the initial extension of an Interim Restructuring Arrangement beyond the three months following the expiry of the 60-day period but not to any subsequent extension of such Interim Restructuring Arrangement, if the possibility of such subsequent extension has been disclosed in satisfaction of the notification requirements and such subsequent extension shall not amend or modify any of the other terms and conditions of such Interim Restructuring Arrangement. (Intercreditor Agreement, Section 4.01(c))

In the event that any Certificateholder gives irrevocable notice of the exercise of (i) its right to buy out any Equipment Notes (as described in “— Equipment Note Buyout Right of Subordinated Certificateholders”) or (ii) its right to purchase all (but not less than all) of the Class of Certificates represented by the then Controlling Party (as described in “Description of the Certificates—Purchase Rights of Certificateholders”), in either case, prior to the expiry of the applicable notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into (i) in the case of such Equipment Note buyout, any such restructuring proposal with respect to the Aircraft related to such Equipment Notes, or (ii) in the case of such purchase of Certificates, any such restructuring proposal with respect to any of the Aircraft, in either case, unless and until such Certificateholder fails to purchase such Equipment Notes or Class of Certificates, as applicable, on the date that it is required to make such purchase. (Intercreditor Agreement, Section 4.01(c))

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if a Delta Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal. (Intercreditor Agreement, Section 4.01(a))

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft. (Intercreditor Agreement, Section 1.01)

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date will be promptly distributed by the Subordination Agent on such Regular Distribution Date or Special Distribution Date in the following order of priority:

●
To the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party and accompanied by evidence that such costs are actually expected to be incurred) or any Trustee or to reimburse any Certificateholder or any Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”).

●
To each Liquidity Provider (a) to the extent required to pay the Liquidity Expenses or, (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Event of Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply.

●
To each Liquidity Provider (i) (a) to the extent required to pay interest accrued on the Liquidity Obligations or, (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then overdue on the Liquidity Obligations plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply and (ii) if a Special Termination Drawing has been made and has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing.

●
To (i) if applicable, with respect to any particular Liquidity Facility, unless (in the case of this clause (i) only) (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, to fund the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates and (ii) each Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations.

●	To the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable.

●
To the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates or, (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply.

●
To the Class B Trustee (a) to the extent required to pay unpaid Class B Adjusted Interest on the Class B Certificates or, (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class B Adjusted Interest or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply.

●
To the Class C Trustee (a) to the extent required to pay unpaid Class C Adjusted Interest on the Class C Certificates or, (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class C Adjusted Interest or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply.

●	To the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates.

●
To the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above) or, (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply.

●	To the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates.

●
To the Class C Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class C Certificates (other than Class C Adjusted Interest paid above) or, (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class C Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series C Equipment Notes held in the Class C Trust and being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply.

●	To the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates. (Intercreditor Agreement, Sections 2.04 and 3.02)

If one or more Classes of Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to the Additional Certificates may rank ahead of certain obligations with respect to the Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

“Applicable Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date. The definition of “Applicable Fraction” will be revised if Additional Certificates are issued. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

“Liquidity Obligations” means the obligations to reimburse or to pay the Liquidity Providers all principal, interest, fees and other amounts owing to them under each Liquidity Facility or certain other agreements.

“Liquidity Expenses” means the Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities.

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(A)  the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), and

(B)       the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of any Equipment Notes other than Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of any Performing Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon prepayment or purchase or otherwise, but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates.

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions.

“Class B Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class B Certificates (x) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible B Pool Balance on such Distribution Date and (y) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Eligible B Pool Balance for each Series B Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred with respect to such Equipment Note or the Aircraft with respect to which such Equipment Note was issued, as the case may be, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), for each day during the period, for each such Series B Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note or Aircraft under (and as defined in) the related Indenture, as the case may be.

“Class C Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class C Certificates (x) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible C Pool Balance on such Distribution Date and (y) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Eligible C Pool Balance for each Series C Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred with respect to such Equipment Note or the Aircraft with respect to which such Equipment Note was issued, as the case may be, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series C Equipment Note), for each day during the period, for each such Series C Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series C Equipment Note or Aircraft under (and as defined in) the related Indenture, as the case may be.

“Eligible B Pool Balance” means, as of any date, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class B Certificates) (after giving effect to payments made on such date) over (B) the sum of (i) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the sale or disposition of the Aircraft for cash under (and as defined in) the related Indenture and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of each such Series B Equipment Note, (ii) the outstanding principal amount of each Series B Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following an Event of Loss with respect to the Aircraft which secured such Series B Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series B Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series B Equipment Note previously sold for cash over (y) the purchase price received with respect to the sale of such Series B Equipment Note for cash (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Equipment Note of such Series with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note.

“Eligible C Pool Balance” means, as of any date, the excess of (A) the Pool Balance of the Class C Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date, the original aggregate face amount of the Class C Certificates) (after giving effect to payments made on such date) over (B) the sum of (i) the outstanding principal amount of each Series C Equipment Note that remains unpaid as of such date subsequent to the sale or disposition of the Aircraft for cash under (and as defined in) the related Indenture and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series C Equipment Note, (ii) the outstanding principal amount of each Series C Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series C Equipment Note following an Event of Loss with respect to the Aircraft which secured such Series C Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series C Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series C Equipment Note previously sold for cash over (y) the purchase price received with respect to the sale of such Series C Equipment Note for cash (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Series C Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series C Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series C Equipment Note.

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of four years from the date of the occurrence of such Indenture Event of Default.

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the sale or disposition for cash of the Aircraft with respect to which such Equipment Note was issued, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to such Aircraft or (iii) the sale of such Equipment Note for cash. (Intercreditor Agreement, Section 1.01)

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account, in respect of interest on the Certificates of the Class A or B Trust, as applicable, will be distributed to the Trustee for such Class of Certificates, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider. (Intercreditor Agreement, Section 3.05(k))

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, supplement, modification, approval, consent or waiver under such Equipment Note or the related Indenture (or, if applicable, the related Participation Agreement or other related document), (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee(s) and shall vote or consent in accordance with such directions and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, supplement, modification, approval, consent or waiver shall, without the consent of each Liquidity

Provider, reduce the amount of principal or interest payable by Delta under any Equipment Note. In addition, see the last paragraph under “Description of the Certificates—Modification of the Pass Through Trust Agreements and Certain Other Agreements” for the description of the additional Certificateholder consent requirements with respect to amendments, supplements, modifications, approvals, consents or waivers of the Indentures, Equipment Notes, Participation Agreements or other related documents. (Intercreditor Agreement, Section 8.01(b))

List of Certificateholders

Upon the occurrence of an Indenture Event of Default, the Subordination Agent shall instruct the Trustee to, and the Trustee shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates. (Intercreditor Agreement, Section 5.01(c))

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of Delta to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustee, the Liquidity Providers, each Rating Agency and Delta a statement setting forth the following information:

●
After a Delta Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-day period of Section 1110 of the U.S. Bankruptcy Code, (ii) subject to an election by Delta under Section 1110(a) of the U.S. Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the U.S. Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii). (Intercreditor Agreement, Section 5.01(d))

●
To the best of the Subordination Agent’s knowledge, after requesting such information from Delta, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines (as defined in the Indentures). (Intercreditor Agreement, Section 5.01(d)) Delta has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture. (Note Purchase Agreement, Section 4(a)(vii))

●	The current Pool Balance of the Certificates, the Eligible B Pool Balance, the Eligible C Pool Balance and outstanding principal amount of all Equipment Notes for all Aircraft.

●	The expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date.

●	The amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement.

●	Details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party).

●	If the Subordination Agent has made a Final Drawing under any Liquidity Facility.

●	The amounts currently owed to each Liquidity Provider.

●	The amounts drawn under each Liquidity Facility.

●
After a Delta Bankruptcy Event, any operational reports filed by Delta with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis. (Intercreditor Agreement, Section 5.01(d))

The Subordination Agent

U.S. Bank Trust National Association is the Subordination Agent under the Intercreditor Agreement. Delta and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is U.S. Bank Trust National Association, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Administration.

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Delta (unless an Indenture Event of Default has occurred and is continuing) or the Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01(a))

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The Trusts hold secured Equipment Notes issued for each of 36 Boeing aircraft delivered to Delta from 1998 to 2002, consisting of eleven Boeing 737-832 aircraft, four Boeing 767-332ER aircraft, fourteen Boeing 767-432ER aircraft and seven Boeing 777-232ER aircraft (collectively the “Aircraft”). The airframe constituting part of an Aircraft is referred to herein as an “Airframe,” and each engine constituting part of an Aircraft is referred to herein as an “Engine.” All of the Aircraft are being operated by Delta. The Aircraft have been designed to comply with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States with respect to the Aircraft for aircraft noise abatement. The “ER” designation is provided by the manufacturer and is not a designation recognized by the FAA.

The Boeing 737-832 is a single-aisle commercial jet aircraft. Seating capacity is 150 seats in Delta’s standard configuration. The 737-832 is deployed on Delta’s North American routes, as well as to points in the Caribbean, Central America and the northern rim of South America. The 737-832 Aircraft are powered by two CFM56-7B24 jet engines manufactured by CFM International, Inc.

The Boeing 767-332ER is a twin-aisle commercial jet aircraft. Seating capacities are 214 seats for Delta’s international configuration. The 767-332ER is deployed primarily on Delta’s transatlantic and South American routes. The 767-332ER Aircraft are powered by two CF6-80C2B6F jet engines manufactured by General Electric Company.

The Boeing 767-432ER is a twin-aisle commercial jet aircraft. Seating capacities are 285 and 246 seats for Delta’s domestic and international configurations respectively. The 767-432ER is deployed primarily on Delta’s transatlantic and Hawaiian routes, as well as certain high-volume transcontinental and Florida routes. The 767-432ER Aircraft are powered by two CF6-80C2B7F jet engines manufactured by General Electric Company.

The Boeing 777-232ER is a twin-aisle commercial jet aircraft. Seating capacities are 268 seats for Delta’s standard configuration. The 777-232ER is deployed primarily on Delta’s long-haul Asian routes. The 777-232ER Aircraft are powered by two RB211-Trent 895-17 jet engines manufactured by Rolls-Royce.

The Appraisals

The table below sets forth the appraised base values of the Aircraft as determined by Aircraft Information Systems, Inc. (“AISI”), AVITAS, Inc. (“AVITAS”) and Morten Beyer & Agnew, Inc. (“MBA,” and together with AISI and AVITAS, the “Appraisers”), independent aircraft appraisal and consulting firms, and certain additional information regarding the Aircraft.

	Registration	Month of	Appraiser’s Valuations			Appraised Base
Aircraft Type	Number	Delivery	AISI	AVITAS	MBA	Value(1)
Boeing 737-832	N371DA	October 1998	$26,160,000	$23,900,000	$27,290,000	$25,783,000
Boeing 737-832	N3749D	June 2001	31,680,000	29,100,000	32,380,000	31,053,000
Boeing 737-832	N3750D	June 2001	31,680,000	29,100,000	32,380,000	31,053,000
Boeing 737-832	N3751B	July 2001	31,680,000	29,100,000	32,560,000	31,113,000
Boeing 737-832	N3752	July 2001	31,680,000	29,100,000	32,560,000	31,113,000
Boeing 737-832	N3753	July 2001	31,680,000	29,100,000	32,560,000	31,113,000
Boeing 737-832	N3754A	August 2001	31,680,000	29,600,000	32,730,000	31,337,000
Boeing 737-832	N3755D	August 2001	31,680,000	29,600,000	32,730,000	31,337,000
Boeing 737-832	N3756	September 2001	31,680,000	29,600,000	32,900,000	31,393,000
Boeing 737-832	N3757D	August 2001	31,680,000	29,600,000	32,730,000	31,337,000
Boeing 737-832	N3758Y	August 2001	31,680,000	29,600,000	32,730,000	31,337,000

	Registration	Month of	Appraiser’s Valuations			Appraised Base
Aircraft Type	Number	Delivery	AISI	AVITAS	MBA	Value(1)

Boeing 767-332ER	N174DZ	November 1998	41,870,000	44,300,000	41,700,000	41,870,000
Boeing 767-332ER	N175DZ	March 1999	44,470,000	45,100,000	42,700,000	44,090,000
Boeing 767-332ER	N176DZ	April 1999	44,470,000	45,100,000	42,960,000	44,177,000
Boeing 767-332ER	N177DZ	May 1999	44,470,000	45,900,000	43,220,000	44,470,000

Boeing 767-432ER	N825MH	December 2000	48,610,000	46,500,000	52,860,000	48,610,000
Boeing 767-432ER	N826MH	November 2000	48,610,000	47,500,000	52,550,000	48,610,000
Boeing 767-432ER	N827MH	February 2001	52,150,000	47,500,000	53,490,000	51,047,000
Boeing 767-432ER	N834MH	November 2000	48,610,000	52,000,000	52,550,000	51,053,000
Boeing 767-432ER	N835MH	November 2000	48,610,000	52,000,000	52,550,000	51,053,000
Boeing 767-432ER	N836MH	December 2000	48,610,000	52,000,000	52,860,000	51,157,000
Boeing 767-432ER	N837MH	December 2000	48,610,000	52,000,000	52,860,000	51,157,000
Boeing 767-432ER	N838MH	January 2001	52,150,000	52,000,000	53,160,000	52,150,000
Boeing 767-432ER	N839MH	January 2001	52,150,000	53,300,000	53,160,000	52,870,000
Boeing 767-432ER	N840MH	May 2001	52,150,000	53,300,000	54,470,000	53,300,000
Boeing 767-432ER	N841MH	December 2001	52,150,000	55,700,000	56,750,000	54,867,000
Boeing 767-432ER	N842MH	December 2001	52,150,000	55,700,000	56,750,000	54,867,000
Boeing 767-432ER	N843MH	February 2002	55,670,000	56,900,000	57,180,000	56,583,000
Boeing 767-432ER	N844MH	March 2002	55,670,000	58,100,000	57,270,000	57,013,000

Boeing 777-232ER	N860DA	March 1999	88,360,000	79,600,000	81,830,000	81,830,000
Boeing 777-232ER	N861DA	March 1999	88,360,000	79,600,000	81,830,000	81,830,000
Boeing 777-232ER	N862DA	December 1999	88,360,000	82,400,000	85,370,000	85,370,000
Boeing 777-232ER	N863DA	December 1999	88,360,000	82,400,000	85,370,000	85,370,000
Boeing 777-232ER	N864DA	December 1999	88,360,000	82,400,000	85,370,000	85,370,000
Boeing 777-232ER	N865DA	December 1999	88,360,000	83,800,000	85,370,000	85,370,000
Boeing 777-232ER	N866DA	December 1999	88,360,000	83,800,000	85,370,000	85,370,000
Total			$1,852,660,000	$1,806,300,000	$1,873,100,000	$1,837,423,000

(1)	The appraised base value of each Aircraft set forth above is the lesser of the average and median appraised base value of such Aircraft as determined by the Appraisers.

According to the International Society of Transport Aircraft Trading, “appraised base value” is defined as each Appraiser’s opinion of the underlying economic value of an Aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use.” An Aircraft’s appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Each of AISI, AVITAS and MBA was asked to provide its opinion as to the appraised base value of each Aircraft and such opinions were furnished as to the base value of each Aircraft as of June 2007, second quarter 2007 and June 2007, respectively. As part of this process, all three Appraisers performed “desk-top” appraisals without any physical inspection of the Aircraft. The appraisals are based on various significant assumptions and methodologies which vary among the appraisals. The appraisals may not reflect the current market value of the Aircraft. Appraisals that are based on different assumptions and methodologies (or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in the appraisals.

The Appraisers delivered letters setting forth their respective appraisals, copies of which are annexed to this Prospectus as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, refer to such letters.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

As discussed under “Risk Factors— Risk Factors Relating to the Airline Industry–– Terrorist attacks or international hostilities may adversely affect our business, financial condition and operating results,” in the 2007 10-K, since September 11, 2001, the airline industry has suffered substantial losses. In response to adverse market conditions, many U.S. air carriers have reduced, and may further reduce, the number of aircraft in operation. Any such reduction of aircraft of the same models as the Aircraft could adversely affect the value of the Aircraft.

Accordingly, we cannot assure that the proceeds realized upon any exercise of remedies with respect to any Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See “Risk Factors –– Risk Factors Relating to the Certificates and the Exchange Offer –– Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes certain material terms of the Equipment Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements and the Note Purchase Agreement, which have been filed as exhibits to the Registration Statement. Copies are available as set forth under “Where You Can Find More Information.” Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, and the Participation Agreement applicable to each Aircraft.

General

Pursuant to the terms of the note purchase agreement, dated as of the Issuance Date, among Delta, the Trustees, the Subordination Agent and certain other parties thereto (the “Note Purchase Agreement”) and, with respect to each Aircraft, a participation agreement among Delta, the Trustees, the Subordination Agent and the Loan Trustee with respect to such Aircraft (each such participation agreement, a “Participation Agreement”), the Trusts purchased from Delta the Equipment Notes issued under the related Indenture. Equipment Notes were issued in three series with respect to each Aircraft: the “Series A Equipment Notes”, the “Series B Equipment Notes” and the “Series C Equipment Notes” (collectively, the “Equipment Notes”). Delta may elect to issue one or more series of Additional Equipment Notes with respect to an Aircraft at any time or from time to time, which will be funded from sources other than the offering of the Old Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.” The Equipment Notes with respect to each Aircraft were issued under a separate indenture (each, an “Indenture”) between Delta and U.S. Bank Trust National Association, as loan trustee thereunder (each, a “Loan Trustee”). The Equipment Notes are direct, full recourse obligations of Delta.

Subordination

Each Indenture provides for the following subordination provisions applicable to the Equipment Notes issued under such Indenture:

●
The indebtedness evidenced by the Series B Equipment Notes issued under such Indenture is, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series A Equipment Notes issued under such Indenture.

●
The indebtedness evidenced by the Series C Equipment Notes issued under such Indenture is, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series A Equipment Notes and the Series B Equipment Notes issued under such Indenture.

●
If Delta issues any Additional Equipment Notes under such Indenture, the indebtedness evidenced by such Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such Additional Equipment Notes), subordinate and subject in right of payment to the Series A Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes issued under such Indenture. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.”

●
The indebtedness evidenced by the Series A Equipment Notes, the Series B Equipment Notes, the Series C Equipment Notes and any Additional Equipment Notes issued under such Indenture is, or will be, as the case may be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment to Equipment Notes issued under the other Indentures. (Indentures, Section 2.13(a))

By the acceptance of its Equipment Notes of any Series issued under any Indenture, each Noteholder of such Series agrees that:

●
if such Noteholder, in its capacity as a Noteholder under such Indenture, receives any payment or distribution under such Indenture that it is not entitled to receive under the provisions of such Indenture, it will hold any amount so received in trust for the Loan Trustee under such Indenture and forthwith turn over such amount to such Loan Trustee in the form received to be applied as provided in such Indenture; and

●
if such Noteholder, in its capacity as a Noteholder under any other Indenture, receives any payment or distribution in respect of Equipment Notes of any Series issued under such other Indenture that it is not entitled to receive under the provisions of such other Indenture, it will hold any amount so received in trust for the Loan Trustee under such other Indenture and forthwith turn over such amount to such Loan Trustee under such other Indenture in the form received to be applied as provided in such other Indenture. (Indentures, Section 2.13(c))

By acceptance of its Equipment Notes of any Series under any Indenture, each Noteholder of such Series also:

●	agrees to and shall be bound by the subordination provisions in such Indenture;

●	authorizes and directs Loan Trustees under all Indentures on such Noteholder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in such Indenture; and

●	appoints Loan Trustees under all Indentures as such Noteholder’s attorney-in-fact for such purpose. (Indentures, Section 2.13(a))

By virtue of the Intercreditor Agreement, all of the Equipment Notes are effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior Class of Certificates. (Intercreditor Agreement, Section 3.02)

During the existence of an Indenture Event of Default, if the Equipment Notes under the relevant Indenture have become due and payable in full as described in “— Remedies,” then after payment in full of the Series A, Series B and Series C Equipment Notes (and any Additional Equipment Notes) under such Indenture:

(a)  any excess proceeds will be available to pay any shortfalls then due in respect of Equipment Notes held by the Subordination Agent (“Related Equipment Notes”) issued under other Indentures under which either (i) a default of the type described in the first clause under “— Indenture Events of Default, Notice and Waiver” has occurred and is continuing, whether or not the applicable grace period has expired, or (ii) an Indenture Event of Default not described in the preceding clause (i) has occurred and is continuing and either (x) the Equipment Notes under the relevant Indenture have become due and payable and the acceleration has not been rescinded or (y) the relevant Loan Trustee has notified Delta that it intends to exercise remedies under such Indenture (see “— Remedies”) (each such Indenture, a “Defaulted Operative Indenture”) in the following order of priority—Series A, Series B, Series C and Additional Equipment Notes—ratably as to each such series; and in the absence of any such shortfall, excess proceeds, if any, will be held by the relevant Trustee as additional collateral for such Related Equipment Notes (See “— Security”); and

(b)  any proceeds remaining after the payment in full of all Related Equipment Notes will be available to pay any shortfalls then due in respect of Equipment Notes not held by the Subordination Agent (“Related Non-Subordination Agent Equipment Notes”) issued under Defaulted Operative Indentures in the following order of priority—Series A, Series B, Series C and Additional Equipment Notes—ratably as to each such series; and in the absence of any such shortfall, excess proceeds, if any, will be held by the relevant Trustee as additional collateral for such Related Non-Subordination Agent Equipment Notes (See “— Security”). (Indentures, Section 3.03)

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus with respect to Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest is payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on February 10 and August 10 of each year, commencing on February 10, 2008. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal and (to the extent permitted by applicable law) interest and any other amounts payable under each series of Equipment Notes will bear interest, payable on demand, at the interest rate that is the lesser of (i) the interest applicable to such series of Equipment Notes plus 1% and (ii) the maximum rate permitted by applicable law. (Indentures, Section 2.01)

Scheduled principal payments on the Series A, Series B and Series C Equipment Notes are payable on February 10 and August 10 in certain years, commencing on February 10, 2008 and ending on August 10, 2022 in the case of the Series A and Series B Equipment Notes and August 10, 2014 in the case of the Series C Equipment Notes. See “Description of the Certificates — Pool Factors” for a discussion of the Scheduled Payments of principal of the Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day and interest will not be added for such additional period.

Redemption

If an Event of Loss occurs with respect to an Aircraft under any Indenture and such Aircraft is not replaced by Delta under such Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to 100% of the unpaid principal thereof, together with all accrued interest thereon to (but excluding) the date of redemption and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture, but without any Make-Whole Amount. (Indentures, Section 2.10)

All of the Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of Delta. In addition, Delta may elect to redeem the Series B or Series C Equipment Notes (or both) with respect to all Aircraft in connection with a refinancing of such Series. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.” The redemption price in the case of any optional redemption of Equipment Notes under any Indenture will be equal to 100% of the unpaid principal thereof, together with all accrued interest thereon to (but excluding) the date of redemption and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture, plus a Make-Whole Amount. (Indentures, Section 2.11)

Notice of any such redemption will be given by the Loan Trustee to each holder of the Equipment Notes to be redeemed not less than 30 nor more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked by written notice from Delta to the Loan Trustee given no later than three days prior to the redemption date. (Indentures, Section 2.12)

“Make-Whole Amount” means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Delta (and, following the occurrence and during the continuance of an Indenture Event of Default, reasonably acceptable to the Loan Trustee)), if any, by which (i) the present value of the remaining Scheduled Payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date (assuming a 360-day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus 0.40%, in the case of the Series A Equipment Notes, 0.55%, in the case of the Series B Equipment Notes, and 0.75%, in the case of the Series C Equipment Notes (each such percentage, a “Make-Whole Spread”), exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon.

For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date.

“Average Life Date” for each Equipment Note to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note. (Indentures, Annex A)

Security

Aircraft

The Equipment Notes issued under any Indenture are secured by a security interest in, among other things, the Aircraft subject to the lien of such Indenture and each Aircraft subject to the liens of the other Indentures, as well as an assignment for security purposes to the Loan Trustee of certain of Delta’s warranty rights under its purchase agreements with the Aircraft manufacturer. (Indentures, Granting Clause)

Since the Equipment Notes are so cross-collateralized, any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off and subject to the provisions of the U.S. Bankruptcy Code) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application, as described under “––Subordination” above. In the absence of any such shortfall at the time of such application, excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under the other Indentures as they come due. If any Equipment Note under any of the other Indentures ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Trustees or the exercise by Certificateholders of their right to buy Equipment Notes or otherwise), such Equipment Note will continue to be entitled to the benefits of cross-collateralization described in this paragraph, but on a subordinated basis as against any Equipment Note that continues to be held by the Subordination Agent. (Indentures, Section 3.03) Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code.

The only cross-default in the Indentures is if (x) any amount in respect of the Equipment Notes issued under any Indenture, including any payment of principal amount of or Make-Whole Amount, if any, or interest on the Equipment Notes, has not been paid in full on the Final Maturity Date or (y) any other amounts payable under the operative documents with respect to any Aircraft that are due and payable on or before the Final Maturity Date are not paid in full on the Final Maturity Date and, to the extent not prohibited by law, Delta has received not less than 20 business days’ notice from the Subordination Agent indicating the amounts referred to in this clause (y). Therefore, prior to the triggering of the cross-default, if the Equipment Notes issued under one or more Indentures are in default and the Equipment Notes issued under the remaining Indentures are not in default, no remedies will be exercisable under such remaining non-defaulted Indentures until the Final Maturity Date and the holders of the Equipment Notes under any defaulted Indenture will only be entitled to receive payments in respect of the cross-collateralization to the extent, if any, that amounts may be available under any other defaulted Indenture or amounts may become available under such remaining non-defaulted Indentures on or after the Final Maturity Date, in each case, to pay amounts secured by the defaulted Indentures. (Indentures, Section 4.01)

If the Equipment Notes issued under an Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. (Indentures, Section 7.05) If Delta exercises its right to redeem all of the Equipment Notes under an Indenture, so long as no other obligations secured by such Indenture or the other Indentures are then due and no bankruptcy, reorganization or insolvency of Delta or Indenture Event of Default has occurred and is continuing under any of the other Indentures, the lien on such Aircraft under such Indenture will be released. (Indentures, Section 10.01) At any time on or after the Final Maturity Date, if all obligations secured under all of the Indentures that are then due have been paid, the liens on all Aircraft under all Indentures will be released. (Indentures, Section 10.01) Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under the Indentures.

Cash

Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of Delta, in investments described in the related Indenture. (Indentures, Section 5.06) Such investments would not be entitled to the benefits of Section 1110 of the Bankruptcy Code.

Loan to Value Ratios of Equipment Notes

The tables in Appendix IV set forth Loan to Aircraft value ratios for the Equipment Notes issued in respect of each Aircraft as of February 10, 2008 (the first Regular Distribution Date) and each Regular Distribution Date thereafter. The LTVs were obtained by dividing (i) the outstanding principal amount (assuming no payment default or early redemption) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed aircraft value (the “Assumed Aircraft Value”), calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were issued.

The tables in Appendix IV are based on the assumption (the “Depreciation Assumption”) that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised base value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% each year after that. The appraised base value at delivery of an Aircraft is the theoretical value that when depreciated from the initial delivery of such Aircraft by the manufacturer, results in the appraised base value of such Aircraft specified under “Summary — Equipment Notes and the Aircraft.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors — Risk Factors Relating to the Certificates and the Exchange Offer –– Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

Limitation of Liability

Except as otherwise provided in the Indentures, no Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence. (Indentures, Section 5.06)

Indenture Events of Default, Notice and Waiver

“Indenture Events of Default” under each Indenture include:

●	the failure by Delta to pay any interest, principal or Make-Whole Amount (if any) within 15 days after the same has become due on any Equipment Note;

●
the failure by Delta to pay any amount (other than interest, principal, or Make-Whole Amount (if any)) when due under the Indenture, any Equipment Note or any other operative documents for more than 30 days after Delta receives written notice from the Loan Trustee or any Noteholder under such Indenture;

●
the failure by Delta to carry and maintain (or cause to be maintained) insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of such Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation or lapse of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

●
the failure by Delta to perform or observe any other covenant, condition or agreement to be performed or observed by it under any operative document that continues for a period of 60 days after Delta receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by Delta so long as Delta is diligently proceeding to remedy such failure;

●
any representation or warranty made by Delta in the related operative documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after Delta receives written notice; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by Delta so long as Delta is diligently proceeding to remedy such incorrectness;

●	the occurrence of certain events of bankruptcy, reorganization or insolvency of Delta; or

●
(x) any amount in respect of the Equipment Notes issued under any Indenture, including any payment of principal amount of or Make-Whole Amount, if any, or interest on the Equipment Notes, has not been paid in full on the Final Maturity Date or (y) any other amounts payable under the operative documents with respect to any Aircraft that are due and payable on or before the Final Maturity Date are not paid in full on the Final Maturity Date and, to the extent not prohibited by law, Delta has received not less than 20 business days’ notice from the Subordination Agent indicating the amounts referred to in this clause (y).

The only cross-default in any Indenture is as described in the immediately preceding bullet point. Therefore, until the Final Maturity Date, if the Equipment Notes issued under one or more Indentures are in default and the Equipment Notes issued under the remaining Indentures are not in default, no remedies will be exercisable under such remaining Indentures.

Each Indenture provides that the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture, by written instruction to the Loan Trustee, may on behalf of all the Noteholders waive any past default and its consequences under such Indenture, except a default in the payment of the principal of, Make-Whole Amount (if any) or interest due under any such Equipment Notes outstanding (other than with the consent of the holder thereof) or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each such affected Noteholder. (Indentures, Section 4.05) This provision, among others, is subject to the terms of the Intercreditor Agreement.

Remedies

The exercise of remedies under the Indentures is subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to or deposited with the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the operative documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived; provided, that no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon. (Indentures, Section 4.02(d))

Each Indenture provides that if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the Airframe or any Engine comprising the Aircraft subject to such Indenture. (Indentures, Section 4.02(a)) See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies.”

Until the triggering of the cross default described in “— Indenture Events of Default, Notice and Waiver,” if the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the U.S. Bankruptcy Code (“Section 1110”) provides special rights to holders of security interests with respect to “equipment” (as defined in Section 1110). Section 1110 provides that, subject to the limitations specified therein, the right of a secured party with a security interest in “equipment” to take possession of such equipment in compliance with the provisions of a security agreement and to enforce any of its rights or remedies thereunder is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110, however, provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief (or such longer period consented to by the holder of a security interest and approved by the court) and may not be exercised at all after such period if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor’s obligations under the security agreement and cures all defaults (other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, such as a default that is a breach of a provision relating to the financial condition, bankruptcy or insolvency of the debtor). “Equipment” is defined in Section 1110, in part, as “an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.”

It was a condition to the Trustee’s obligations to purchase Equipment Notes with respect to each Aircraft that Delta’s internal counsel provide an opinion to the Trustees that, if Delta were to become a debtor under Chapter 11 of the Bankruptcy Code, the Loan Trustee would be entitled to the benefits of Section 1110 with respect to the Airframe and Engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. This opinion is subject to certain qualifications and assumptions.

The opinion of Delta’s internal counsel did not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement Airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See “— Certain Provisions of the Indentures — Events of Loss.” The opinion of Delta’s internal counsel also did not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by Delta.

In certain circumstances following the bankruptcy or insolvency of Delta where the obligations of Delta under any Indenture exceed the value of the Aircraft Collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on the Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against Delta on such Equipment Notes after the disposition of the Aircraft Collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against Delta available to the Trustees for the most junior Classes.

If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Participation Agreement may not be amended or modified, except to the extent indicated below.

In addition, any Indenture may be amended without the consent of any Noteholder or any other beneficiaries of the security under such Indenture to, among other things, (i) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, or make any change not inconsistent with the provisions of the Indenture (provided that such change does not adversely affect the interests of any Noteholder or any other beneficiaries of the security under such Indenture in its capacity solely as Noteholder or other beneficiaries of the security under such Indenture, as the case may be),

(ii) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes or to amend, modify or supplement any provision thereof, provided that such action does not adversely affect the interests of any Noteholder or any other beneficiaries of the security under such Indenture, in its capacity solely as Noteholder or other beneficiaries of the security under such Indenture, as the case may be, (iii) cure any ambiguity or correct any mistake, (iv) provide for compliance with applicable law, or (v) provide for the issuance, in connection with a refinancing, of Series B Equipment Notes under such Indenture and any other Indenture or Series C Equipment Notes under such Indenture and any other Indenture or the issuance or successive refinancing and issuance from time to time of one or more series of Additional Equipment Notes under such Indenture and any other Indenture, and for pass through certificates issued by any pass through trust that acquires any such Equipment Notes and to make changes relating to any of the foregoing and any related credit support arrangements. See “Possible Issuance of Additional Certificates and Refinancing of Certificates.” (Indentures, Section 9.01)

Each Indenture provides that without the consent of the holder of each Equipment Note outstanding under such Indenture affected thereby, no amendment or modification of such Indenture may, among other things, (i) reduce the principal amount of, Make-Whole Amount (if any) or interest payable on, any Equipment Notes issued under such Indenture, (ii) change the date on which any principal amount of, Make-Whole Amount (if any) or interest on any Equipment Note, is due or payable; (iii) create any lien with respect to the Collateral subject to the lien of such Indenture prior to or pari passu with the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture, provided that, without the consent of each holder of an affected Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify the provisions described in the last paragraph under “— Subordination” or this clause (iii) or deprive any holder of an Equipment Note issued under any other Indenture of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture, or (iv) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))

Indemnification

Delta is required to indemnify each Loan Trustee, the Liquidity Providers, the Subordination Agent, and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters. (Participation Agreements, Section 4.02) The Loan Trustee is not indemnified, however, for actions arising from its negligence or willful misconduct, or for the inaccuracy of any representation or warranty made in its individual capacity under the Indenture.

The Loan Trustee is not required to take any action or refrain from taking any action (other than notifying the Noteholders if it knows of an Event of Default or of a default arising from Delta’s failure to pay when due principal, interest or Make-Whole Amount (if any) under any Equipment Note) unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03)

Certain Provisions of the Indentures

Maintenance and Operation

Under the terms of each Indenture, Delta is obligated, among other things and at its expense, to keep each Aircraft duly registered, and to maintain, service, repair and overhaul the Aircraft (or to cause the same to be done) so as to keep it in such condition as necessary to maintain the airworthiness certificate for the Aircraft in good standing at all times (other than during temporary periods of storage, maintenance, testing or modification or during periods of grounding by applicable governmental authorities). (Indentures, Section 7.02(c) and (e))

Delta has agreed not to maintain, use or operate any Aircraft in violation of any law, rule or regulation of any government having jurisdiction over such Aircraft, or in violation of any airworthiness certificate, license or registration relating to such Aircraft, except to the extent Delta (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the lien of the related Indenture. (Indentures, Section 7.02(b))

Delta must make (or cause to be made) all alterations, modifications and additions to each Airframe and Engine necessary to meet the applicable requirements of the Federal Aviation Administration (the “FAA”) or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered; provided, that Delta (or any lessee) may in good faith contest the validity or application of any such requirement in any manner that does not involve a material risk of sale, forfeiture or loss of the Aircraft and does not materially adversely affect the Loan Trustee’s interest in the Aircraft under (and as defined in) the related Indenture. Delta (or any lessee) may add further parts and make other alterations, modifications and additions to any Airframe or any Engine as Delta (or any lessee) deems desirable in the proper conduct of its business, including removal (without replacement) of parts, so long as such alterations, modifications, additions or removals do not materially diminish the value or utility of such Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition or removal (assuming such Airframe or Engine was maintained in accordance with the related Indenture), except that the value (but not the utility) of any Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that Delta deems obsolete or no longer suitable or appropriate for use on such Airframe or Engine. All parts (with certain exceptions) incorporated or installed in or added to such Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the related Indenture. Delta (or any lessee) is permitted to remove (without replacement) parts which were added by Delta (or any lessee) that are in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to an Airframe or Engine at the time of delivery thereof to Delta, not required to be incorporated or installed in or attached to any Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, and can be removed without materially diminishing the requisite value or utility of the Aircraft. (Indentures, Section 7.04(c))

Except as set forth above, Delta is obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to any Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts will become subject the related Indenture in lieu of the part replaced. (Indentures, Section 7.04(a))

Registration, Leasing and Possession

Although Delta has no current intention to do so, Delta is permitted to register an Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the related Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the related Indenture in the applicable Aircraft. (Indentures, Section 7.02(e)) Delta also is permitted, subject to certain limitations, to lease any Aircraft to any United States certificated air carrier or to certain foreign air carriers. In addition, subject to certain limitations, Delta is permitted to transfer possession of any Airframe or any Engine other than by lease, including transfers of possession by Delta or any lessee in connection with certain interchange and pooling arrangements, transfers to the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or any instrumentality or agency thereof, and transfers in connection with maintenance or modifications. (Indentures, Section 7.02(a)) There are no general geographical restrictions on Delta’s (or any lessee’s) ability to operate the Aircraft. The extent to which the relevant Loan Trustee’s lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) or a party to the Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol (Cape Town 2001) (the “Cape Town Treaty”). In addition, any exercise of the right to repossess an

Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to or in possession of a foreign or domestic operator. Any such exercise would be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply. See “Risk Factors — Risks Factors Relating to the Certificates and the Exchange Offer — Repossession of Aircraft may be difficult, time consuming and expensive.”

In addition, some jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft. As a result, the benefits of the related Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If Delta fails to transfer title to engines not owned by Delta that are attached to repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Indenture.

Liens

Delta is required to maintain each Aircraft free of any liens, other than the lien of the Indenture and the rights of others under agreements or arrangements permitted by the terms of the related Indenture, and liens attributable to other parties to the operative documents and pass through documents related thereto and other than certain other specified liens, including but not limited to (i) liens for taxes either not yet overdue or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the related Indenture, (ii) materialmen’s, mechanics’ and other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or materially impair the lien of the related Indenture, (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay, (iv) salvage or similar rights of insurers under insurance policies maintained by Delta, (v) any other lien as to which Delta has provided a bond or other security adequate in the reasonable opinion of the relevant Loan Trustee, and (vi) any lien approved in writing by the Loan Trustee with the consent of holders of a majority in principal amount of the Equipment Notes outstanding under the Indenture. (Indentures, Section 7.01)

Insurance

Subject to certain exceptions, Delta is required to maintain or cause to be maintained, at its or any lessee’s expense, all-risk aircraft hull insurance covering each Aircraft (including, without limitation, war risk, hull insurance, if and to the extent the same is maintained by Delta with respect to other similar aircraft operated by Delta on the same routes), at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. If an Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the date following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (the sum of those amounts being, the “Loan Amount”) will be paid to the applicable Loan Trustee. If an Aircraft or Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $8 million (in the case of a Boeing 737-832), $15 million (in the case of a Boeing 767-332ER), $20 million (in the case of a Boeing 767-432ER) or $24 million (in the case of a Boeing 777-232ER) proceeds in excess of such specified amounts up to the Loan Amount will be payable to the applicable Loan Trustee and the proceeds up to such specified amounts will be payable directly to Delta so long as an Indenture Event of Default does not exist. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 7.06(c))

In addition, Delta is obligated to maintain or cause to be maintained aircraft liability insurance at its or any lessee’s expense, including, without limitation, passenger, contractual, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer’s product liability and war risk liability insurance) with respect to each Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft in Delta’s fleet on which Delta carries insurance and operated by Delta on the same or similar routes on which the Aircraft is operated. (Indentures, Section 7.06(a))

Delta is also required to maintain or cause to be maintained war risk, hijacking and related perils liability insurance with respect to each Aircraft if such Aircraft, the related Airframe or any related Engine is being operated in any war zone or area of recognized or, in Delta’s judgment, threatened hostilities, (i) in an amount that is not less than the aircraft liability insurance applicable to similar aircraft and engines in Delta’s fleet on which Delta carries insurance and operated by Delta on the same or similar routes as such Aircraft; provided that such liability insurance shall not be less than the minimum insurance amount specified in the applicable Indenture, (ii) that is maintained in effect with insurers of recognized responsibility, and (iii) which shall cover the perils set forth in the insurance policies maintained in connection with the CRAF Program (as such insurance policies maintained in connection with the CRAF Program may be amended from time to time). Except with respect to any war-risk, hijacking or related perils liability insurance maintained on any aircraft owned or operated by Delta in connection with the CRAF Program, if war-risk, hijacking or related perils insurance is maintained by Delta with respect to any aircraft owned or operated by Delta of the same or similar type operated by Delta on the same or similar routes as operated by such Aircraft, then Delta shall maintain or cause to be maintained with respect to such Aircraft war-risk, hijacking and related perils liability insurance in scope and coverage no less comprehensive, in an amount not less than the insurance maintained by Delta with respect to such other aircraft, and with insurers of recognized responsibility. (Indentures, Section 7.06(b))

Delta may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft in the combined fleets of Delta and its affiliates, unless an insurance broker of national standing certifies that the standard among other major U.S. airlines is a higher level of self-insurance, in which case Delta may self-insure the Aircraft to such higher level, provided that (i) any applicable deductible per Aircraft that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06(d))

In respect of each Aircraft, Delta is required to name the relevant Loan Trustee, the Subordination Agent, each Trustee and the Liquidity Providers as additional insured parties as their respective interests may appear under all liability insurance policies required by the terms of the Indenture with respect to such Aircraft. (Indentures, Section 7.06(a)) In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated by any act or omission of Delta. (Indentures, Section 7.06(c))

Subject to certain customary exceptions, Delta may not operate (or permit any lessee to operate) any Aircraft in any area that is excluded from coverage by any insurance policy in effect with respect to such Aircraft and required by the Indenture. (Indentures, 7.06(b))

Events of Loss

If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, Delta must elect within 90 days after such occurrence (i) to replace such Airframe and any such Engines or (ii) to pay the applicable Loan Trustee the outstanding principal amount of the Equipment Notes relating to such Aircraft together with interest accrued thereon. Depending upon Delta’s election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, Delta will (i) redeem the Equipment Notes under the applicable Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued interest thereon, but without any Make-Whole Amount or (ii) substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. If Delta elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engines of the same model as the Airframe or Airframe and Engines to be replaced or a comparable or improved model, and with a value and utility (without regard to hours or cycles) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines were in the condition and repair required by the related Indenture. Delta is also required to provide to the relevant Loan Trustee opinions of counsel (i) to the effect that such Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft and the due recordation of a supplement to the Indenture relating to such replacement aircraft and the validity and perfection of the security interest granted to the Loan Trustee in the replacement aircraft. If Delta elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with accrued but unpaid interest thereon (but without any Make-Whole Amount), the lien of the Indenture will terminate with respect to such Aircraft, and the obligation of Delta thereafter to make the scheduled interest and principal payments with respect to such Equipment Notes will cease. The payments made under the Indenture by Delta will be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to Delta. (Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c))

If an Event of Loss occurs with respect to an Engine alone, Delta will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the Airframe, and will have a value and utility (without regard to hours or cycles) at least equal to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the relevant Indenture. (Indentures, Section 7.05(b))

An “Event of Loss” with respect to an Aircraft, Airframe or any Engine means any of the following events:

●	the loss of such property or of the use thereof due to destruction, damage to such property beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

●	any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

●	the theft, hijacking or disappearance of such property for a period exceeding 180 days;

●
the requisition for use or hire of such property by any government (other than a requisition for use or hire by the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by Delta (or any lessee) for a period exceeding 12 consecutive months;

●
the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless Delta has obtained indemnity or insurance in lieu thereof from such government;

●
any requisition of title, capture, seizure, deprivation, confiscation or detention (excluding requisition for use or hire not involving a requisition of title) of the Aircraft by any government that results in the loss of title or use of the Aircraft by Delta (or a permitted lessee) for a period in excess of 180 days;

●
as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless Delta is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years;

●
with respect to any Engine, any divestiture of title to such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement.

An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of such Aircraft. (Indentures,
Annex A)

POSSIBLE ISSUANCE OF ADDITIONAL CERTIFICATES AND REFINANCING OF CERTIFICATES

Issuance of Additional Certificates

Delta may elect to issue one or more additional series of equipment notes (the “Additional Equipment Notes”) with respect to any Aircraft at any time and from time to time, which Additional Equipment Notes will be funded from sources other than the offering of the Old Certificates but will be issued under the same Indenture as the Equipment Notes for such Aircraft. Any Additional Equipment Note issued under an Indenture will be subordinated in right of payment to Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes issued under such Indenture. Delta will fund the sale of any Additional Equipment Notes through the sale of pass through certificates (the “Additional Certificates”) issued by one or more pass through trusts (each, an “Additional Trust”).

The Trustee of each Additional Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of Delta and the Subordination Agent to provide for the subordination of the Additional Certificates to the Administration Expenses, the Liquidity Obligations, the Class A Certificates, the Class B Certificates and the Class C Certificates. The priority of distributions under the Intercreditor Agreement may be revised, however, with respect to each class of Additional Certificates to provide for distribution of “Adjusted Interest” with respect to each such class of Additional Certificates (calculated in a manner substantially similar to the calculation of Class C Adjusted Interest) after Class C Adjusted Interest, but before Expected Distributions on the Class A Certificates.

Any such issuance of Additional Equipment Notes and Additional Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such issuance), is contingent upon each Rating Agency providing written confirmation that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any Class of Certificates then rated by such Rating Agency.

Refinancing of Certificates

Delta may elect to redeem Series B Equipment Notes or Series C Equipment Notes (or any series of Additional Equipment Notes) then outstanding and to issue new Equipment Notes with the same Series designation as, but with terms that may differ from, those of the redeemed Equipment Notes (any such new Equipment Notes, the “Refinancing Equipment Notes”) in respect of all (but not less than all) of the Aircraft. In such case, Delta will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (the “Refinancing Certificates”) issued by one or more pass through trusts (each, a “Refinancing Trust”). The Trustee of each Refinancing Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of Delta and the Subordination Agent to provide for the subordination of the Refinancing Certificates to the Administration Expenses, the Liquidity Obligations, the Class A Certificates and, if applicable, the Class B and other Certificates in the same manner that the corresponding class of refinanced Certificates was subordinated. Such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such refinancing), is contingent upon each Rating Agency providing written confirmation that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any Class of Certificates then rated by such Rating Agency and that remains outstanding.

Additional Liquidity Facilities

The Additional Certificates and Refinancing Certificates may have the benefit of credit support similar to the Liquidity Facilities and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the prior written consent of the Liquidity Providers shall have been obtained and each Rating Agency shall have provided written confirmation that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any Class of Certificates then rated by such Rating Agency.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax consequences to Certificate Owners of the exchange of Old Certificates for New Certificates pursuant to the Exchange Offer. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to all Certificate Owners in light of their particular circumstances (including, for example, any special rules applicable to tax-exempt organizations, banks, dealers and traders in securities that use mark to market accounting, insurance companies, and persons that hold Certificates as part of a hedging, integrated or conversion transaction or a straddle or Certificate Owners that have a “functional currency” other than the U.S. dollar) and does not address any tax consequences other than the U.S. federal income tax consequences.

This discussion is based upon the tax laws of the United States, as well as judicial and administrative interpretations thereof (in final or proposed form), all as in effect on the date of this Prospectus and all of which are subject to change or differing interpretations, which could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the Internal Revenue Service will not take positions contrary to the discussion below. Certificates Owners should consult their own tax advisors regarding the U.S. federal, state and local, and any other, tax consequences to them of exchanging Old Certificates for New Certificates pursuant to the Exchange Offer in light of their own circumstances.

An exchange of Old Certificates for New Certificates pursuant to the Exchange Offer will not be treated as a taxable event for U.S. federal income tax purposes. Receipt of New Certificates will be treated as a continuation of the original investment of the Certificate Owner in the Old Certificates. Similarly, there would be no U.S. federal income tax consequences to a Certificate Owner that does not participate in the Exchange Offer. In particular, no gain or loss will be recognized by Certificate Owners as a result of the Exchange Offer and, for purposes of determining gain or loss on a subsequent sale of Certificates, a Certificate Owner’s basis and holding period for the Certificates will not be affected by the Exchange Offer.

CERTAIN ERISA CONSIDERATIONS

General

EACH TAXPAYER IS HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY THE TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER THE CODE; (B) ANY SUCH DISCUSSION IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) THE TAXPAYER SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISER.

A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code (an “ERISA Plan”), or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) but subject to a foreign, federal, state, or local law which is substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code (each, a “Similar Law”) (in each case, including an ERISA Plan, a “Plan”), should consider whether an investment in the Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Certificates.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary which proposes to cause a Plan to purchase and hold Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

Plan Assets Issues

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), describing what constitutes the assets of an ERISA Plan with respect to the ERISA Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if an ERISA Plan invests (directly or indirectly) in a Certificate, the ERISA Plan’s assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to ERISA Plans and entities whose underlying assets include ERISA Plan assets by reason of an employee benefit plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of a Trust are deemed to constitute the assets of an ERISA Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code or materially similar provisions of Similar Law unless a statutory or administrative exemption is applicable to the transaction.

Prohibited Transaction Exemptions

In addition, whether or not the assets of a Trust are deemed to be ERISA Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between an ERISA Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any ERISA Plan assets. Such parties in interest or disqualified persons could include, without limitation, Delta and its affiliates, the Initial Purchasers, the Trustees, the Liquidity Providers, Loan Trustees and Subordination Agent. Moreover, if the Certificates are purchased by an ERISA Plan and the Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate Classes of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. In addition, if the subordinate Classes of Certificates are purchased by an ERISA Plan and the senior Certificates are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Similarly, the exercise of an Equipment Note buyout right may result in a prohibited transaction if an ERISA Plan and a party in interest or disqualified person with respect to such Plan engage in a transaction resulting in a purchase and sale of an Equipment Note (or an interest therein). Depending on the satisfaction of certain conditions which may include the identity of the Plan fiduciary making the decision to acquire or hold the Certificates on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) or Section 408(b)(17) of ERISA could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

Each person who acquires or accepts a Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no assets of a Plan or any trust established with respect to a Plan have been used to acquire such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or materially similar provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions.

Special Considerations Applicable to Insurance Company General Accounts

Any insurance company proposing to purchase Certificates should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000 (the “General Account Regulations”). The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of the Certificates by insurance company general accounts.

EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SIMILAR LAW OF AN INVESTMENT IN ANY OF THE CERTIFICATES.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired as a result of market making activities or other trading activities. We have agreed that prior to the disposition of Old Certificates by such broker-dealer or for a period of 90 days after the Expiration Date, we will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of New Certificates by broker-dealers. New Certificates received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Certificates. Any broker-dealer that resells New Certificates that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Certificates may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Prior to the disposition of Old Certificates by such broker-dealer or for a period of 90 days after the Expiration Date, Delta will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Delta has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Certificates (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Selling Restrictions

This Prospectus does not constitute an offer by, or an invitation by or on behalf of, us to participate in the Exchange Offer in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction.  The distribution of this Prospectus and the Exchange Offer for New Certificates in certain jurisdictions may be restricted by law.  We require persons into whose possession this Prospectus comes to observe any such restriction.

TRANSFER RESTRICTIONS

New Class A and New Class B Certificates

If the New Class A or New Class B Certificates do not have an Investment Grade Rating at the time such New Class A or New Class B Certificates, as the case may be, are issued, such New Class A or New Class B Certificates, as the case may be, will be subject to the transfer restrictions applicable to the New Class C Certificates below.

In such case, acquirors of such New Certificates are advised to consult legal counsel prior to making any offer, resale, pledge or transfer thereof.

In addition, holders of New Class A and New Class B Certificates will be deemed to have made certain representations regarding compliance with ERISA, and such New Certificates will bear a legend with respect to ERISA, as described under the headings “Certain ERISA Considerations” and “— ERISA Legend.”

New Class C Certificates

Notwithstanding registration under the Securities Act, the New Class C Certificates will be permitted to be sold only to QIBs and will be subject to the following transfer restrictions for so long as they are outstanding.  For that reason, acquirors of New Class C Certificates are advised to consult legal counsel prior to making any offer, resale, pledge or transfer thereof.

In addition, by its acquisition of any New Class C Certificate, each acquiror will be deemed to:

1.  represent that it is purchasing such New Class C Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

2.  acknowledge that such New Class C Certificate may be offered, sold or otherwise transferred only to QIBs as set forth below;

3.  agree that if it should resell or otherwise transfer such New Class C Certificate, it will do so only to a QIB in compliance with Rule 144A. Subject to the procedures set forth under “Description of the Certificates — Book-Entry Registration; Delivery and Form” in the case of any certificated New Class C Certificate, prior to the transfer of such New Class C Certificate, the holder thereof must check the appropriate box set forth on the reverse of its New Class C Certificate relating to the manner of such transfer and submit such New Class C Certificate to the applicable Trustee;

4.  agree that it will deliver to each person to whom it transfers such New Class C Certificate, notices of these restrictions on transfer of such New Class C Certificate;

5.  understands that the New Class C Certificate will be represented by Global Certificates, except as described in clause 3 above;

6.  represent and warrant that either (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase such New Class C Certificate or an interest therein or (ii) the purchase and holding of such New Class C Certificate or interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code or materially similar provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions;

7.  acknowledge that Delta, the applicable Trustee, and others will rely upon the truth and accuracy of the foregoing and following acknowledgments, representations, warranties and agreements and agree that, if any of the acknowledgments, representations, warranties and agreements deemed to have been made by its acquisition of New Class C Certificate is no longer accurate, it shall promptly notify Delta and the applicable Trustee. If it is acquiring any New Class C Certificate as a fiduciary or agent of one or more investor accounts, it represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account;

8.  acknowledge that the foregoing restrictions apply to holders of beneficial interests in the New Class C Certificate as well as to registered holders of such New Class C Certificate;

9.  acknowledge that the applicable Trustee will not be required to accept for registration of transfer any such New Class C Certificate unless evidence satisfactory to Delta and the applicable Trustee that the restrictions on transfer set forth herein have been complied with is submitted to them; and

10.  understand and acknowledge that the New Class C Certificates will bear a legend to the following effect for so long as they are outstanding unless otherwise agreed by Delta and the holder thereof:

THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. FOR SO LONG AS IT IS OUTSTANDING, THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”)); (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; (3) AGREES THAT PRIOR TO SUCH TRANSFER IT WILL FURNISH TO THE TRUSTEE SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

In addition, holders of New Class C Certificates will be deemed to have made certain representations regarding compliance with ERISA, and such New Class C Certificates will bear a legend with respect to ERISA, as described under the headings “Certain ERISA Considerations” and “— ERISA Legend.”

ERISA Legend

All New Certificates will bear a legend to the following effect:

BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT EITHER (A) NO ASSETS OF A PLAN OR ANY TRUST ESTABLISHED WITH RESPECT TO A PLAN HAVE BEEN USED TO ACQUIRE THIS CERTIFICATE OR AN INTEREST HEREIN OR (B) THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR INTEREST HEREIN BY SUCH A PERSON ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR MATERIALLY SIMILAR PROVISIONS OF SIMILAR LAW PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS. CERTAIN TERMS USED IN THIS PARAGRAPH SHALL HAVE THE MEANINGS SPECIFIED IN THE AGREEMENT.

LEGAL MATTERS

The validity of the New Certificates is being passed upon for Delta by Debevoise & Plimpton LLP, New York, New York, special counsel to Delta. Debevoise & Plimpton LLP will rely upon Shipman & Goodwin LLP, Hartford, Connecticut, special counsel to U.S. Bank Trust National Association, as to certain matters relating to the authorization, execution and delivery of the Basic Agreement, each Trust Supplement and the New Certificates, and the valid and binding effect thereof, and upon the opinion of  Kenneth F. Khoury, Executive Vice President – General Counsel of Delta, as to certain matters relating to the authorization, execution and delivery of the Basic Agreement and each Trust Supplement by Delta.

EXPERTS

The consolidated financial statements of Delta at December 31, 2007 (Successor) and 2006 (Predecessor), and for the eight-month period ended December 31, 2007 (Successor), four-month period ended April 30, 2007 (Predecessor) and year ended December 31, 2006 (Predecessor), appearing in Delta’s Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of Delta’s internal control over financial reporting as of December 31, 2007 (Successor) included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports therein, and incorporated herein by reference.

The consolidated statements of operations, cash flows, and shareowners’ deficit of Delta (Predecessor) for the year ended December 31, 2005, incorporated in this Prospectus by reference from Delta’s Annual Report on Form 10-K for the year ended December 31, 2007 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the 2005 consolidated financial statements and includes explanatory paragraphs relating to Delta’s reorganization under Chapter 11 of the United States Bankruptcy Code and Delta’s ability to continue as a going concern). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

APPRAISERS

The references to AISI, AVITAS and MBA, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

APPENDIX I

INDEX OF DEFINED TERMS

The following is an index showing the page in this Prospectus where certain defined terms appear.

2007 10-K	17	Class C Certificates	34
60-Day Period	43	Class C Trust	34
Actual Disposition Event	67	Class C Trustee	34
Additional Certificates	87	Class Exemptions	91
Additional Equipment Notes	87	Code	90
Additional Holder Buyout Right	42	Collateral	36
Additional Trust	87	Controlling Party	58
Adjusted Interest	87	Current Distribution Date	65
Administration Expenses	63	Deemed Disposition Event	67
Agent’s Message	31	Defaulted Operative Indenture	74
Aircraft	70	Definitive Certificates	50
Airframe	70	Delta	iv
AISI	70	Delta Bankruptcy Event	62
Applicable Fraction	65	Depreciation Assumption	77
Applicable Rating Agency	54	Distribution Date	36
Appraisal	63	Downgrade Drawing	53
Appraised Current Market Value	63	Drawing	55
Appraisers	70	DTC	39
Assumed Aircraft Value	77	DTC Participants	48
ATOP	31	Effective Date	17
Average Life Date	76	Eligible B Pool Balance	66
AVITAS	70	Eligible C Pool Balance	67
Bankruptcy Code	14	Eligible Institution	29
Base Rate	55	Engine	70
Basic Agreement	34	EPS	19
Book-Entry Confirmation	28	Equipment Note Buyout Event	60
Business Day	37	Equipment Note Special Payment	64
Cape Town Treaty	82	Equipment Notes	73
Cash Collateral Account	53	ERISA	90
Cede	39	ERISA Plan	90
Certificate Account	37	Event of Loss	85
Certificate Buyout Event	43	Excess Liquidity Obligations	60
Certificate Owner	49	Exchange Act	iv
Certificate Owners	49	Exchange Agent	2
Certificateholders	34	Exchange Offer	26
Certificates	1	Expected Distributions	65
citizen of the United States	43	Expiration Date	2
Class A Certificateholders	34	FAA	82
Class A Certificates	34	Final Distributions	59
Class A Trust	34	Final Drawing	55
Class A Trustee	34	Final Legal Distribution Date	36
Class B Adjusted Interest	66	Final Maturity Date	15
Class B Buyout Right	42	Final Termination Notice	56
Class B Certificateholders	34	Fitch	24
Class B Certificates	34	General Account Regulations	91
Class B Trust	34	Global Certificate	48
Class B Trustee	34	H.15(519)	76
Class C Adjusted Interest	66	Indenture	73
Class C Buyout Right	42	Indenture Events of Default	78
Class C Certificateholders	34	Indirect Participants	48

I-1

Initial Purchasers	1	PTCE	91
Intercreditor Agreement	58	QIB	3
Interest Drawings	52	Rating Agencies	24
Interim Restructuring Arrangement	62	Refinancing Certificates	87
Investment Grade Rating	25	Refinancing Equipment Notes	87
Issuance Date	1	Refinancing Trust	87
Item 7	19	Registration Event	26
Letter of Transmittal	2	Registration Rights Agreement	26
LIBOR	56	Registration Statement	iv
Liquidity Event of Default	56	Regular Distribution Dates	36
Liquidity Expenses	65	Related Equipment Notes	74
Liquidity Facility	52	Related Non-Subordination Agent
Liquidity Obligations	65	Equipment Notes	75
Liquidity Provider	52	Remaining Weighted Average Life	76
Liquidity Threshold Rating	54	Replacement Facility	53
Loan Amount	84	Required Amount	52
Loan Trustee	73	Restructuring Arrangement	62
Long-Term Rating	54	Rule 144A	3
LTVs	7	Rules	49
Make-Whole Amount	76	Scheduled Payments	36
Make-Whole Spread	76	SEC	iv
Maximum Available Commitment	52	Section 1110	80
MBA	70	Section 1110 Period	53
Minimum Sale Price	62	Securities Act	ii
Moody’s	24	Series A Equipment Notes	73
most recent H.15(519)	76	Series B Equipment Notes	73
New Certificates	1	Series C Equipment Notes	73
New Class A Certificates	1	Shelf Registration Statement	26
New Class B Certificates	1	Short-Term Rating	54
New Class C Certificates	1	Similar Law	90
Non-Extension Drawing	55	SOP 90-7	17
Note Purchase Agreement	73	Special Distribution Date	36
Note Target Price	61	Special Payment	36
Noteholder	41	Special Payments Account	37
Old Certificates	1	Special Termination Drawing	55
Old Class A Certificates	1	Special Termination Notice	56
Old Class B Certificates	1	Standard & Poor’s	24
Old Class C Certificates	1	Stated Interest Rate	35
Participation Agreement	73	Subordination Agent	58
Pass Through Trust Agreements	34	Successor	17
Performing Equipment Note	53	Termination Notice	56
Permitted Investments	41	Transportation Code	43
Plan	90	Treasury Yield	76
Plan Asset Regulation	90	Triggering Event	41
Pool Balance	37	Trust Indenture Act	44
Pool Factor	37	Trust Property	34
Post Default Appraisals	63	Trust Supplement	34
Predecessor	17	Trustees	34
PTC Event of Default	43	Trusts	34

I-2

APPENDIX II

APPRAISAL LETTERS

Mr. Kenneth Morge
Delta Air Lines, Inc.
1030 Delta Boulevard
Dept 856
Atlanta, GA 30320-6001

Sight Unseen Half Life Base Value Opinion
36 Aircraft Fleet, DAL 2007-1 EETC

AISI File No.: A7S036BVO-1

Report Date: 23 July 2007
Values as of: June 2007

Headquarters: 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
TEL: 949-582-8888     FAX: 949-582-8887      E-MAIL: mail@AISI.aero

[This Page Intentionally Left Blank]

23 July 2007

Mr. Kenneth Morge
Delta Airlines, Inc.
1030 Delta Boulevard
Department 856
Atlanta, GA 30320-6001

Subject:	AISI Report A7S036BVO-1, Sight Unseen Half Life Base Value Opinion for 36
Selected Aircraft of the DAL 2007-1 EETC

Dear Mr. Morge:

Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the sight unseen half life base value opinion as of June 2007 for a portfolio of 36 Aircraft identified as the DAL 2007-1 EETC and defined in client supplied emailed data and Table I (the Aircraft).

1.    Methodology and Definitions

The standard terms of reference for commercial aircraft value are 'base value' and ‘current market value’ of an 'average' aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Appraiser.

AISI defines a 'base value' as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or 'adjusted' for an aircraft in a specifically described condition at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age.

Headquarters: 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653
TEL: 949-582-8888     FAX: 949-582-8887      E-MAIL: mail@AISI.aero

23 July 2007
AISI File No. A7S036BVO-1
Page - 2 -

AISI assumes average condition unless otherwise specified in this report. AISI also assumes that airframe, engine and component maintenance and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

An 'adjusted' appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value', which is synonymous with the older term ‘fair market value’ as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress.

No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

If more than one aircraft is contained in this report than it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

23 July 2007
AISI File No. A7S036BVO-1
Page - 3 -

2.     Valuations

The AISI opinion of the sight unseen half life base values of the 36 Aircraft DAL 2007-1 EETC as of June 2007 follows in Table I attached hereto, subject to the assumptions, definitions, and disclaimers herein.

Table 1

#	Aircraft Type	MSN	Reg No.	MTOW	Delivery Date	Engine Type	June-07 Half Life Base Value
1	B767-400ER	29713	N826MH	450,000	11/30/2000	CF6-80C2B7F	48.61
2	B767-400ER	29714	N841MH	450,000	12/23/2001	CF6-80C2B7F	52.15
3	B767-400ER	29716	N843MH	450,000	02/01/2002	CF6-80C2B7F	55.67
4	B767-400ER	29717	N844MH	450,000	03/12/2002	CF6-80C2B7F	55.67
5	B767-400ER	29718	N840MH	450,000	05/23/2001	CF6-80C2B7F	52.15
6	B767-400ER	29703	N825MH	450,000	12/14/2000	CF6-80C2B7F	48.61
7	B767-400ER	29705	N827MH	450,000	02/24/2001	CF6-80C2B7F	52.15
8	B767-400ER	29707	N834MH	450,000	11/06/2000	CF6-80C2B7F	48.61
9	B767-400ER	29708	N835MH	450,000	11/04/2000	CF6-80C2B7F	48.61
10	B767-400ER	29709	N836MH	450,000	12/13/2000	CF6-80C2B7F	48.61
11	B767-400ER	29710	N837MH	450,000	12/20/2000	CF6-80C2B7F	48.61
12	B767-400ER	29711	N838MH	450,000	01/10/2001	CF6-80C2B7F	52.15
13	B767-400ER	29712	N839MH	450,000	01/26/2001	CF6-80C2B7F	52.15
14	B767-400ER	29715	N842MH	450,000	12/23/2001	CF6-80C2B7F	52.15
15	B777-200ER	29737	N865DA	656,000	12/07/1999	RB211-Trent 895-17	88.36
16	B777-200ER	29738	N866DA	656,000	12/10/1999	RB211-Trent 895-17	88.36
17	B777-200ER	29952	N861DA	656,000	03/29/1999	RB211-Trent 895-17	88.36
18	B737-800	29619	N371DA	172,500	10/22/1998	CFM 56-7B24	26.16
19	B737-800	29626	N3754A	172,500	08/06/2001	CFM 56-7B24	31.68
20	B737-800	29627	N3755D	172,500	08/15/2001	CFM 56-7B24	31.68
21	B737-800	30490	N3749D	172,500	06/25/2001	CFM 56-7B24	31.68
22	B737-800	30491	N3751B	172,500	07/16/2001	CFM 56-7B24	31.68
23	B737-800	30492	N3752	172,500	07/20/2001	CFM 56-7B24	31.68
24	B737-800	30493	N3756	172,500	09/04/2001	CFM 56-7B24	31.68
25	B737-800	30813	N3757D	172,500	08/21/2001	CFM 56-7B24	31.68
26	B737-800	30814	N3758Y	172,500	08/22/2001	CFM 56-7B24	31.68
27	B737-800	32375	N3750D	172,500	06/29/2001	CFM 56-7B24	31.68

23 July 2007
AISI File No. A7S036BVO-1
Page - 4 -

Table 1 (Cont.)

#	Aircraft Type	MSN	Reg No.	MTOW	Delivery Date	Engine Type	June-07 Half Life Base Value
28	B737-800	32626	N3753	172,500	07/26/2001	CFM 56-7B24	31.68
29	B767-300ER	29693	N174DZ	407,000	11/05/1998	CF6-80C2B6F	41.87
30	B767-300ER	29696	N175DZ	407,000	03/04/1999	CF6-80C2B6F	44.47
31	B767-300ER	29697	N176DZ	407,000	04/22/1999	CF6-80C2B6F	44.47
32	B767-300ER	29698	N177DZ	407,000	05/06/1999	CF6-80C2B6F	44.47
33	B777-200ER	29734	N862DA	656,000	12/13/1999	RB211-Trent 895-17	88.36
34	B777-200ER	29735	N863DA	656,000	12/21/1999	RB211-Trent 895-17	88.36
35	B777-200ER	29736	N864DA	656,000	12/17/1999	RB211-Trent 895-17	88.36
36	B777-200ER	29951	N860DA	656,000	03/23/1999	RB211-Trent 895-17	88.36

TOTALS	1,852.66

23 July 2007
AISI File No. A7S036BVO-1
Page - 5 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. AISI certifies that this report has been independently prepared and it reflects AISI’s conclusions and opinions which are judgments that reflect conditions and values current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

/s/ Fred Bearden

Fred Bearden
CEO

[This Page Intentionally Left Blank]

DESKTOP VALUATION REPORT

THIRTY-SIX (36) VARIOUS BOEING 737, 767 AND 777 JET AIRCRAFT

PREPARED FOR
DELTA AIR LINES, INC.

BY
AVITAS, INC.
14520 AVION PARKWAY, SUITE 300
CHANTILLY, VA 20151
USA

JUNE 8, 2007

TABLE OF CONTENTS

Introduction...	1

Definitions...	1

Aircraft Value ...	2

Current Market – Boeing 737-800 ...	4

Current Market – Boeing 767-300ER...	4

Current Market – Boeing 767-400ER...	6

Current Market – Boeing 777-200ER...	6

Covenants...	8

Statement of Independence ...	8

Appendix A - AVITAS Value Definitions

Appendix B - AVITAS Appraisal Methodology

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DELTA AIR LINES, INC.	JUNE 8, 2007

Introduction

AVITAS, Inc. has been retained by Delta Air Lines, Inc. (the "Client") to provide its opinion as to the Base Value for 36 Boeing 737-800, 767-300ER, 767-400ER and 777-200ER aircraft. The subject aircraft are identified and their values are set forth in Figure 1 of this report.

In determining the values, AVITAS has not had the opportunity to recently inspect the subject aircraft or review related technical documentation. Consequently, unless otherwise stated, we use the following assumptions for each aircraft in our valuation:

•	the aircraft is in good physical condition
•	it is in half-life, half-time condition with regard to the airframe, engines, landing gear and other critical components
•	it is in passenger configuration
•	it is operated under the air transport regulations of a major nation
•	the historical maintenance documentation has been properly controlled under internationally recognized standards
•	it is in compliance with all mandatory airworthiness directives
•	its specifications and modification status are comparable to other aircraft of its type and age
•	its utilization rate is similar to that of other aircraft of its type and age

The values presented in this report do not take into consideration fleet sales, attached leases, tax considerations or other factors that might be considered in structuring the terms and conditions of a specific transaction. These factors do not directly affect the value of the aircraft itself but can affect the economics of the transaction. Therefore, the negotiated striking price in an aircraft transaction may take into consideration factors such as the present value of the future lease stream, the terms and conditions of the specific lease agreement and the impact of tax considerations.

Definitions

AVITAS's value definitions, set forth in full in the appendix at the end of this report, conform to those of the International Society of Transport Aircraft Trading ("ISTAT") adopted in January 1994, and are summarized as follows:

●
Base Value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use." An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, single-unit, cash transaction between willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing. Base Value typically assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at

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DELTA AIR LINES, INC.	JUNE 8, 2007

mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new).

Aircraft Value

AVITAS's opinion as to the value of the subject aircraft is presented below in millions of U.S. dollars.

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DELTA AIR LINES, INC.	JUNE 8, 2007

    Figure 1

Delta Air Lines Aircraft Description & Summary of Aircraft Values as of 2nd Qtr. 2007 U.S. Dollars in Millions
No.	Model	Engine	MSN	Reg	Del. Date	Mfr. Date	MTOW (lbs)	Base Value
1	767-400ER	CF6-80C2B7F	29713	N826MH	Nov-00	Nov-99	450,000	$ 47.5
2	767-400ER	CF6-80C2B7F	29714	N841MH	Dec-01	Sep-01	450,000	55.7
3	767-400ER	CF6-80C2B7F	29716	N843MH	Feb-02	Dec-01	450,000	56.9
4	767-400ER	CF6-80C2B7F	29717	N844MH	Mar-02	Feb-02	450,000	58.1
5	767-400ER	CF6-80C2B7F	29718	N840MH	May-01	Feb-01	450,000	53.3
6	767-400ER	CF6-80C2B7F	29703	N825MH	Dec-00	Aug-99	450,000	46.5
7	767-400ER	CF6-80C2B7F	29705	N827MH	Feb-01	Dec-99	450,000	47.5
8	767-400ER	CF6-80C2B7F	29707	N834MH	Nov-00	Oct-00	450,000	52.0
9	767-400ER	CF6-80C2B7F	29708	N835MH	Nov-00	Oct-00	450,000	52.0
10	767-400ER	CF6-80C2B7F	29709	N836MH	Dec-00	Nov-00	450,000	52.0
11	767-400ER	CF6-80C2B7F	29710	N837MH	Dec-00	Dec-00	450,000	52.0
12	767-400ER	CF6-80C2B7F	29711	N838MH	Jan-01	Dec-00	450,000	52.0
13	767-400ER	CF6-80C2B7F	29712	N839MH	Jan-01	Jan-01	450,000	53.3
14	767-400ER	CF6-80C2B7F	29715	N842MH	Dec-01	Sep-01	450,000	55.7
15	777-200ER	RB211-Trent 895-17	29737	N865DA	Dec-99	Oct-99	656,000	83.8
16	777-200ER	RB211-Trent 895-17	29738	N866DA	Dec-99	Nov-99	656,000	83.8
17	777-200ER	RB211-Trent 895-17	29952	N861DA	Mar-99	Mar-99	656,000	79.6
18	737-800	CFM 56-7B24	29619	N371DA	Oct-98	Aug-98	172,500	23.9
19	737-800	CFM 56-7B24	29626	N3754A	Aug-01	Jul-01	172,500	29.6
20	737-800	CFM 56-7B24	29627	N3755D	Aug-01	Jul-01	172,500	29.6
21	737-800	CFM 56-7B24	30490	N3749D	Jun-01	May-01	172,500	29.1
22	737-800	CFM 56-7B24	30491	N3751B	Jul-01	Jun-01	172,500	29.1
23	737-800	CFM 56-7B24	30492	N3752	Jul-01	Jun-01	172,500	29.1
24	737-800	CFM 56-7B24	30493	N3756	Sep-01	Jul-01	172,500	29.6
25	737-800	CFM 56-7B24	30813	N3757D	Aug-01	Jul-01	172,500	29.6
26	737-800	CFM 56-7B24	30814	N3758Y	Aug-01	Jul-01	172,500	29.6
27	737-800	CFM 56-7B24	32375	N3750D	Jun-01	May-01	172,500	29.1
28	737-800	CFM 56-7B24	32626	N3753	Jul-01	Jun-01	172,500	29.1
29	767-300ER	CF6-80C2B6F	29693	N174DZ	Nov-98	Oct-98	407,000	44.3
30	767-300ER	CF6-80C2B6F	29696	N175DZ	Mar-99	Feb-99	407,000	45.1
31	767-300ER	CF6-80C2B6F	29697	N176DZ	Apr-99	Mar-99	407,000	45.1
32	767-300ER	CF6-80C2B6F	29698	N177DZ	May-99	Apr-99	407,000	45.9
33	777-200ER	RB211-Trent 895-17	29734	N862DA	Dec-99	Jul-99	656,000	82.4
34	777-200ER	RB211-Trent 895-17	29735	N863DA	Dec-99	Aug-99	656,000	82.4
35	777-200ER	RB211-Trent 895-17	29736	N864DA	Dec-99	Sep-99	656,000	82.4
36	777-200ER	RB211-Trent 895-17	29951	N860DA	Mar-99	Feb-99	656,000	79.6
Grand Total								$ 1,806.3

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DELTA AIR LINES, INC.	JUNE 8, 2007

Current Market – Boeing 737-800

Current Market
AVITAS is of the opinion that the market for the Boeing 737-800 is firm. The firm order backlog for the aircraft is over 924 units and availability on the secondary market is very low. A delivery position for a new 737-800 at the current production rates is many years out. The 737-800 is the most popular model of the 737 Next Generation family, and at the current backlog it is paced to out sell its main competition, the A320. The aircraft program as of 2007 has amassed an impressive in service fleet of over 1,100 aircraft since the first delivery to Hapag-Lloyd in 1998 and is operated worldwide by over 80 different airlines.

The 737-800 is a longer version of the 737-400 that features an additional 16 seats in a standard configuration, as well as increased range and increased cruise altitude. The 737-800 competes very closely with the Airbus A320-200, which has also been successful in capturing a number of large, strategic orders.

Outlook and Future Asset Risk Analysis
The future outlook for the 737-800 appears very secure. After being in service since 1998, as of April 2007, there were already 1,154 aircraft in service and another 924 on firm order with an additional 278 options. The aircraft has built upon the strong customer foundation of the 737 Classics and is currently the youngest aircraft offered in this size category. The stiffest competition for the type comes from the A320-200, which has been in production since 1988 and has 1,599 aircraft in service and 997 firm orders. The A320-200 carries 12 fewer passengers than the 737-800, but has similar range capability. The 1997 merger of Boeing and McDonnell Douglas and the subsequent discontinuation of the MD-83 leaves only two manufacturers (Boeing and Airbus) vying for market share in the 150-seat size category. While competition is fierce, both manufacturers have a significant market presence and continue to acquire orders. AVITAS believes the values for the 737-800 should remain stable for the foreseeable future, despite intense competition.

Current Market – Boeing 767-300ER

Current Market
It is the opinion of AVITAS that the current market for the 767-300ER is firm. Demand has dramatically improved since the start of the recovery in 2003 as some airlines have positioned themselves to take advantage of the more lucrative international routes. Availability has remained consistently low and has been steadily falling over the last year. The 767-300ER is one of the smallest widebody aircraft in service with international range allowing for good operational flexibility at a lower economic risk for servicing longer routes.

Market Values for the 767-300ER have recovered and are equal to Base Values, and lease rates have increased significantly, in some cases having more than doubled from the low in early 2003. The reason for the increase in values and lease rates can be attributed to airlines’ needs for mid-range capacity before

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DELTA AIR LINES, INC.	JUNE 8, 2007

the A350 XWB and 787 enter the market around the end of the decade. Boeing is promising to deliver more than 100 aircraft by the end of 2009. In October 2005, Airbus made a formal launch commitment to its A350 design with the first deliveries originally expected to occur in mid 2010. The manufacturer asserted that as well as competing head on with the 787 it was also intended as a replacement for the A340-300 rather than the A330. However, the timetable for the A350 has now changed as Airbus has reacted to criticism of the design by formally relaunching the program as the A350 XWB (extra wide body) in December 2006. First deliveries of the aircraft are not now expected prior to 2013.

Of some concern is the financial situation of a number of the type’s principal operators. Three of the largest – Delta Air Lines, United Airlines and Air Canada – have faced financial challenges in recent years and more than 25% of the world’s 767-300ER fleet is in their combined hands.

The 767-300ER was designed to replace older L-1011s, DC-10-30s and A300s. The aircraft, which has excellent range performance, has been successful with both airlines and lessors. While the majority of the fleet resides in North America and Europe, the aircraft has achieved market presence in all regions of the world. The 767-300ER competes with the A330-200, which can carry 250 passengers over 6,000 nautical miles and entered service ten years after the 767-300ER.

Outlook and Future Asset Risk Analysis
AVITAS believes that in the near to medium term values for the 767-300ER will remain stable due to its large fleet, good operating characteristics and extremely broad operator base. The aircraft has now been in service for close to 20 years. Boeing has recently said that a decision to terminate the 767 production line may have to be taken if the U.S. Air Force does not make a firm commitment to the proposed 767 in-flight refueling tanker program. The commercial backlog has dwindled and production is unlikely to continue for much longer. Experience has generally shown that residual value performance of aircraft manufactured at the end of long production runs is usually diminished.

The 767-300ER offers exceptional economics on long-range routes such as interior U.S. to interior Europe. With serious congestion at many major hubs on both sides of the Atlantic Ocean, traffic patterns have dispersed over the past decade, with secondary markets receiving non-stop service rather than funneling through the major gateways. This dispersion has been facilitated in large part by the 767-300ER, offering airlines a smaller aircraft with the range capability needed to serve these markets effectively. The type is a good replacement for older widebodies such as the DC-10, the L-1011 and the A300/A310. The potential for freighter conversion of passenger units can also broaden the marketability of the type. Over the next several years, however, an increasing number of operators can be expected to roll over their fleets in favor of the more advanced aircraft now becoming available such as the A350 and 787.

The 787’s sales success has already led Boeing to raise its production target to 112 aircraft by the end of 2009 and also boost its deliveries after 2009 as well. With delivery slots no longer available until 2011, rentals of the 767-300ER should remain firm until the next industry downturn which AVITAS forecasts to be in the 2013 time frame. The delay to the A350 program should also provide further support to the type

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DELTA AIR LINES, INC.	JUNE 8, 2007

as carriers to seek interim lift to fill the gap. Customers for the A380 looking for capacity to maintain growth plans may also look to the 767-300ER. Delays to the program are likely to bring benefits to the widebody market in general.

Current Market – Boeing 767-400ER

Current Market
Launched in 1997, the market for the 767-400ER has yet to establish itself, and the program has so far secured only two commercial customers, with no aircraft held on order backlog as of April 2007. The variant was launched on the strength of an order from Delta Air Lines, which was in search of a replacement aircraft for its fleet of 48 L-1011s. The first aircraft entered service in 2000 and another order was secured by Boeing from Continental Airlines. Orders for the 767-400ER have been disappointing to date and the type appears destined to become marginalized in the commercial aircraft market.

Outlook and Future Asset Risk Analysis
Although the 767-400ER is a relatively young aircraft, marginalization seems a foregone conclusion. There is no firm commercial order backlog for the type, although Delta and Continental both have options remaining.

With only two commercial operators in North America, market penetration is virtually nonexistent. Despite the perceptions in comparison to its predecessor, the 767-400ER does offer better seat economics on long-range routes. However, with nearly 80 commercial operators, the fleet size and established worldwide presence of 767-300ER allow for broad potential in the secondary market that does not translate to the younger 767-400ER, despite its good operating characteristics.

Hopes that the recovery in the industry would spark more orders for the 767-400ER did not materialize, and with over 630 firm orders on the books already, the apparent early success of Boeing’s 787 Dreamliner seems to have cemented the next generation mid-size, long-range aircraft as the successor to the 767-300ER, thus further undermining the remaining market potential of the 767-400ER, with values suffering as a result.

Current Market – Boeing 777-200ER

Current Market

777-200ER
AVITAS is of the opinion that the market for the 777-200ER is stable and firm, with only two aircraft having been available on the market during the past 12 months. The market is likely to benefit quickly and tangibly as the current upturn progresses. There were 389 777-200ER aircraft in service with 34 operators as of April 2007, with 45 more held on firm order. The range capability of the 777-200ER has

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DELTA AIR LINES, INC.	JUNE 8, 2007

made it the clear favorite by giving operators the flexibility to use the aircraft on routes of various lengths including long-range transpacific flights.

777-300ER
The 777-300ER entered commercial service with Air France in April 2004, thus the secondary market is not expected to develop for some time. As of April 2007, there were 80 aircraft in service with 9 airline operators, and an additional 175 firm orders placed by both airlines and major lessors. AVITAS believes that the backlog and operator base of the 777-300ER will continue to expand and that the aircraft, along with the -200ER, will be the most successful models in the 777 series.

Outlook and Future Asset Risk Analysis
While the aircraft is officially still in production, the 777-200’s fleet size is not expected to develop much beyond current levels. However, as evident from the model’s scarce availability, it has its attractions for airlines and can in many cases be utilized by traditional 777-200ER operators.

As part of Boeing’s product line, the 777 fills the gap between the 767 and the 747 and based on its two-engine economics and ETOPS capability, the 777 makes an ideal aircraft for both transpacific and transatlantic operations. Furthermore, if the Boeing “fragmentation theory” for the Pacific transpires like it did on the North Atlantic, the 777 is extremely well positioned. According to Boeing, like on the North Atlantic, point-to-point service will grow in place of the hub and spoke arrangement requiring smaller aircraft to provide service on these less dense routes. Only the 777 can offer twin engine economics with the long-range capability to perform the Pacific routes. The A340-500 and –600 compete with the 777 in this market and are not limited by the ETOPS constraints of a two engine aircraft, but have the added expense of a four engine aircraft.

AVITAS believes, that in the medium to long term the 777, especially the 777-200ER, and -300ER will continue to replace and supplement the existing widebody fleet. The 777 is well placed to benefit from the upturn in the market, particularly in the Asia/Pacific region and will help to open up thinner, long haul routes as well as boost frequencies on existing services with its attractive twin-engine economics. The healthy order backlog of the 777 family should help to keep values stable for the foreseeable future.

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DELTA AIR LINES, INC.	JUNE 8, 2007

Covenants

Unless otherwise noted, the values presented in this report assume an arm’s-length, free market transaction for cash between informed, willing and able parties free of any duress to complete the transaction. If a distress sale becomes necessary, a substantial discount may be required to quickly dispose of the equipment.

AVITAS does not have, and does not intend to have, any financial or other interest in the subject aircraft. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the express consent of the Client.

This report represents the opinion of AVITAS and is intended to be advisory only in nature. Therefore, AVITAS assumes no responsibility or legal liability for any action taken, or not taken, by the Client or any other party, with regard to this equipment. By accepting this report, all parties agree that AVITAS shall bear no such responsibility or legal liability including liability for special or consequential damage.

Statement of Independence

AVITAS hereby states that this valuation report has been independently prepared and fairly represents AVITAS's opinion of the subject aircraft's value.

/s/  Susanna Blackman
Susanna Blackman
Manager – Appraisal Operations

/s/  Sean Barnes
Sean Barnes
Value Analyst

8

APPENDIX A -AVITAS VALUE DEFINITIONS

●
 Base Value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand and assumes full consideration of its "highest and best use." An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, single-unit, cash transaction between willing and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time for marketing.  Base Value typically assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new).

●
 Market Value (or Current Market Value if the value pertains to the time of the analysis) is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market conditions that are perceived to exist at the time in question.  Market Value assumes that the aircraft is valued for its highest, best use, that the parties to the hypothetical transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm’s-length basis, for a single-unit, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers. Market Value assumes that an aircraft's physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if it is new or nearly new).  Market Value is synonymous with Fair Market Value in that both reflect the state of supply and demand in the market that exists at the time.

●
 Adjusted (Current) Market Value indicates the Market Value of the aircraft adjusted for the actual technical status and maintenance condition of the aircraft, but still assuming the same market conditions and transaction circumstances as described above.

●
 Distress Value is the appraiser's opinion of the price at which an aircraft could be sold under abnormal conditions, such as an artificially limited marketing time period, the perception of the seller being under duress to sell, an auction, a liquidation, commercial restrictions, legal complications or other such factors that significantly reduce the bargaining leverage of the seller and give the buyer a significant advantage that can translate into heavily discounted actual trading prices.  Apart from the fact that the seller is uncommonly motivated, the parties to the transaction are otherwise assumed to be willing, able, prudent and knowledgeable, negotiating under the market conditions that are perceived to exist at the time, not in an idealized balanced market.  While Distress Value normally implies that the seller is under some duress, there are occasions when buyers, not sellers, are distressed and, therefore, willing to pay a premium price.

●	Future Base Value is the appraiser's forecast of future aircraft value(s) setting forth Base Value(s) as defined above.

9

APPENDIX A -AVITAS VALUE DEFINITIONS

●
Securitized Value or Lease - Encumbered Value is the appraiser's opinion of the value of an aircraft under lease, given a specified lease payment stream (rents and term), an estimated future residual value at lease termination and an appropriate discount rate.  The Securitized Value or Lease - Encumbered Value may be more or less than the appraiser's opinion of Market Value.  The appraiser may not be fully aware of the credit risks associated with the parties involved, nor the time-value of money to those parties, nor with possible tax consequences pertaining to the parties involved, nor with all of the provisions of the lease that may pertain to items such as security deposits, purchase options at various dates, term extensions, sub-lease rights, repossession rights, reserve payments and return conditions.

10

APPENDIX B -AVITAS APPRAISAL METHODOLOGY

At AVITAS, we undertake formal periodic value reviews of the approximately ten dozen aircraft types that we regularly track as well as value updates as market events and movements require. The primary value opinions we develop are Market Value, Base Value and Future Base Value. An aircraft's Market Value is the price at which you could sell the aircraft under the market conditions prevailing at the time in question and its Base Value is the theoretical value of the aircraft assuming a balanced market in terms of supply and demand. In reaching our value opinions, we use data on actual market transactions, various analytical techniques, a proprietary forecasting model and our own extensive industry experience. While Market Value and Base Value embody different value concepts, we are continually cross checking their relationships to determine if our value opinions are reasonable given existing market conditions.

Our broad aviation industry backgrounds are critically important; they add a diversity of viewpoints and a high degree of realism to our value opinions. Our backgrounds include: aircraft design, performance analysis, traffic and yield forecasting, fleet forecasting, aircraft finance, the negotiation of aircraft loans, finance leases and operating leases, problem deal workouts, repossessions, aircraft sales, jetliner manufacturing, maintenance and overhaul activities, econometric modeling and forecasting, market research, and database development.

●
Market Value In determining Current Market Values, we use a blend of techniques and tools. First, through various services and our extensive personal contacts, we collect as much actual transaction data as possible on aircraft sales, leases, financings and scrappings. Our published values assume airframes, engines and landing gear to be halfway through their various overhaul and/or life cycles. Because sales of half-life aircraft rarely occur, and because sales can include spare engines, parts, attached lease streams, tax considerations and other factors, judgment and experience are important in adjusting actual transaction data to represent clean, half-life Market Values. In addition, because over the last several years there have been a large number of aircraft leases, our experience and knowledge of the market is used to make value inferences from lease rentals and terms.

As a supplement to transaction data, and in some cases in the absence of actual market activity, we also use other methods to assist in framing Market Value opinions. We use several analytical tools because we do not believe that there is any one technique which always results in the "right" number. Through our statistical analysis of historical transactions, we have developed a quantitative modeling technique that allows us to predict the magnitude of the effects of the economy and traffic on aircraft values. Two variables of special relevance are traffic growth and aircraft surplus. By preparing forecasts for these two variables, we can assess their likely impact on Market Values.

Other tools may assist us in our analysis as well. Replacement cost analysis can simply be the cost of a new airplane of the same model or it can be used where it is possible to reproduce an aircraft. It is often helpful in framing the upper limit of an aircraft's value, particularly for modified or upgraded aircraft. Examples would be a passenger aircraft such as the 747-100 which can be converted into freighter configuration or a Stage 2 airplane which can be hushkitted to Stage 3 compliance. Value in use or income analysis is another technique in which an aircraft's earning capacity over time is determined and the present value of those earnings is calculated. Because different operators have different costs, yields and hurdle rates of return, this technique can yield a range of values. Therefore, the appraiser must use

11

APPENDIX B -AVITAS APPRAISAL METHODOLOGY

his judgment to determine what value in that range represents a Market Value representative of the overall marketplace. Another powerful tool which we use is should-cost analysis, which is a blend of replacement cost and value in use analysis. This technique is used when there is little or no market data on a particular airplane type but there is on similar or competing types. By analyzing the economic and operational profiles of competing aircraft, the appraiser is able to impute what the aircraft in question should cost to position it competitively.

Once we have formulated our own internal Market Value opinions, we present them to a small, select group of outside aviation experts - individuals in the fields of aircraft manufacturing, sales, remarketing, financing and forecasting who we know well and regard very highly - for their review and frank comments. We consider this "reality check," which often results in further value refinements, to be a critical part of our value process in that it helps us combat "ivory tower syndrome."

●
Base Value The determination of Base Value, an aircraft's balanced market, long term value, is a highly subjective matter, one in which even the most skilled appraisers may have widely divergent views. We use three main tools in developing Base Values. First, we use our own research, judgment and perceptions of each aircraft type's long term competitive strengths and weaknesses vis-a-vis both competing aircraft types and the marketplace as a whole. Second, we utilize a transaction-based computer forecasting model developed by AVITAS and refined over the years. Based on thousands of actual market transactions, the model sets forth a series of value curves which describe the value behaviors of aircraft under different circumstances. Third, we do a final reality check by comparing our opinion of an aircraft's Base Value to our opinion of its Current Market Value and current marketplace conditions.

We analyze each aircraft model to determine its historic, current and projected competitive position with respect to similar aircraft types in terms of mission capability (i.e., what are the aircraft's capabilities and to what extent does the market require those capabilities), economic profile and market penetration. As a result of weighing those factors, we assign a numerical "strength" to each aircraft for each year of its economic life, where Strength 10 represents the strongest value performance and Strength 1 the weakest. The model then takes those strength factors and translates them into the aircraft's Base and Future Base Values based on its actual replacement cost (or theoretical replacement cost if it is no longer in production). After Base Values have been calculated, we compare them to our Current Market Value opinions as a calibration check of the computer model. In the infrequent case where the marketplace for that aircraft is in balance, Base Value and Current Market Value should be the same. In most cases, though, we must subjectively compare Base Value with Current Market Value to see if we believe the relationship is reasonable. This may highlight where Base Value inputs require further refinements. Because of the dynamics of the aircraft marketplace and our continuing recalibration, Base Value opinions are not static.

12

aviation consulting

Desktop Appraisal of:

Thirty-six (36) Various Aircraft
Current Base Values

Client:

Delta Air Lines

Date:

July 30, 2007

Washington D.C.
2107 Wilson Boulevard
Suite 750 Arlington, Virginia 22201
Tel: 1 703 276 3200
Fax: 1 703 276 3201

New York
245 Park Avenue
24th Floor
New York, New York 10167
Tel: 1 212 372 8966
Fax: 1 212 792 4001

Frankfurt
Frankfurt Trianon
Mainzer Landstrasse 16
60325 Frankfurt
Germany
Tel: 49 (0) 69 97168 436

Tokyo
3-16-16 Higashiooi
Shinagawa-ku
Tokyo 140-0011
Japan Tel/Fax: 81 1 3763 6845

www.mba.aero

[This Page Intentionally Left Blank]

I. Introduction and Executive Summary

Table of Contents: I. Introduction II. Value Definitions/Terminology III. Current Market Conditions IV. Valuation V. Covenants

Morten Beyer & Agnew (mba) has been retained by Delta Air Lines (the “Client”) to provide a Desktop Appraisal to determine the Half-Time Base Value of thirty-six (36) aircraft consisting of four (4) different aircraft types as of June 2007. The aircraft are further identified in Section IV of this report.

In performing this appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with information extrapolated from its semi-annual publication mba Future Aircraft Values – Jet Transport (FAV).

Based on the information set forth further in this report, it is our opinion that the total Half-Time Current Base Value of the aircraft in this portfolio is as follows and as set forth fully in Section IV.

Half-Time
Base Value ($US)

Aircraft Portfolio (36 A/C)	$1,873,100,000

Section II of this report presents definitions of various terms, such as Base Value, Market Value and Lease Present Values as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II. Definitions

Extended Desktop Appraisal
An Extended Desktop Appraisal is one that is characterized by the absence of any on-site inspection of the aircraft or its maintenance records, but it does include consideration of maintenance status information that is provided to the appraiser from the client, aircraft operator, or in the case of a second opinion, possibly from another appraiser’s report. An Extended Desktop Appraisal would normally provide a value that includes adjustments from the mid-time, mid-life baseline to account for the actual maintenance status of the aircraft. (ISTAT Handbook)

Base Value
The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question at any point in time. BV is founded in the historical trend of values and value in use, and is generally used to analyze historical values or to project future values.

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its "highest and best use". An asset's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

Delta Air Lines
Job File #07184 BV

Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for 40 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Traders (ISTAT). mba employs three ISTAT Certified Appraisers, one of the largest certified staff in the industry. mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in Washington, New York, Paris, and Tokyo.

mba publishes the semi-annual Future Aircraft Values (FAV), a three-volume compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft. mba also publishes the mba International Aviation Oracle (Oracle), a monthly newsletter update of value and lease rate changes for aircraft and a commentary of events affecting aircraft values.

mba also provides consulting services to the industry relating to operations, marketing, and management with emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

Delta Air Lines
Job File #07184 BV

III. Current Market Conditions

General Market Observation
The demand for and value of new and used jet transport aircraft is primarily driven by the state of the world economy. In periods of strong prosperity, traffic grows at high single digit rates limiting slack capacity. Over the years, we have observed that traffic growth is closely correlated to growth in regional and world domestic product. However, over the long term, the trend has been toward traffic lagging domestic product growth, with lower peaks, and deeper declines indicating maturity in the airline industry.

In periods of decline (as observed in the early 1990s) a large surplus of aircraft existed on the market with a disastrous effect on short-term prices. Eventually, values returned to normal levels, being driven by the inherent economies and suitability of the individual aircraft types.

Commencing in late 2000, the majority of global economies began a slip into recession with slowing traffic growth, a trend that was accelerated by the terrorist attacks on September 11, 2001. The destruction of economic value and loss of consumer confidence, combined with continued military conflict in the Middle East and the SARS epidemic of 2003, slowed the pace of recovery and stifled the demand for new aircraft.

However, 2005 saw renewed optimism within the industry, with passenger levels finally climbing back to pre-September 11th levels. This helped both Airbus & Boeing to reach record levels for new orders with Airbus claiming 1,1111 new orders in 2005 and Boeing reporting 1,0282, for a total of 2,139 aircraft.

For 2006, the count was 7901 and 1,0442, respectively, for a total of 1,834 aircraft. This continued high order count can be attributed to high fuel prices forcing carriers to retire the less fuel-efficient aircraft in their fleet, as well as the fleet replacement cycle. The continued strength of the 787 with 160 additional orders (total program 514 – highest total orders before roll-out of any commercial aircraft program) plus 72 orders for 747s - the highest total for the 747 program since 1990 and fifth highest in the history of the program. The re-emergence of the A350 as the A350XWB has also contributed to the strong order cycle with Airbus claiming 104 orders for the A350/A350XWB program. This strong demand for new airframes has continued in 2007 with year to date new orders for Airbus at 1341 and Boeing at 2202

With the dramatic increase in new orders, both manufacturers can be expected to increase production levels to meet the demand. Large backlogs of A320 and 737NG family aircraft, along with the impending entry into service of the A350 & 787 will force both Airbus and Boeing to deliver aircraft at record levels. mba expects the previous high of 957 deliveries in 2002 to be eclipsed by 2009.

1 Source: www.airbus.com
2 Source: www.boeing.com

Delta Air Lines
Job File #07184 BV

As deliveries ramp-up, more middle-aged A320, 737-300/-400, 757, 767 and MD-80 aircraft will be placed on the market. Current financial trends among established carriers do not give much encouragement that surpluses will be meaningfully reduced once the newer deliveries commence (mid-2008). Although traffic has returned, yields and pricing power have not kept pace. Add the current high cost of jet fuel, continued uncertainties in the Middle East and the future still holds many hurdles.

Asia remains the most active geographical aircraft market, with India being seen as a strong number two. Aircraft ten years and newer are prime targets for migration to Asia, and lease rates for relatively new widebody aircraft are continuing to increase. Crude oil prices have reached historic highs but have now retrenched to the low-$60s per barrel.

Delta Air Lines
Job File #07184 BV

Boeing 737NG Family Aircraft

The Boeing 737 Next Generation (NG) family consists of the -600/-700/-800/-900 and 900ER series. Boeing received the go-ahead to replace the “Classic” 737s with the upgraded NG versions in 1993 with the announcement of the 737-700. This was later followed with the introduction of the 737-800 series in 1994, the –600 series in 1995 and finally the –900 series in 1997. After the absorption of Douglas by Boeing, the 737NG became the mainstay of the US short-haul fleet displacing older MD-80 aircraft. The 737NG has also made its way to Europe with great success, and will continue to provide healthy competition for the Airbus A320 family. To date, there are over 2,200 737NG aircraft in operation by over 100 operators.

Fleet Status	737-800
Orders	2,237
Cancellations	131
Deliveries	1,153
Backlog	953
Destroyed/ Retired	1
Not in Service/Parked	2
Active Aircraft	1,150
Number of Operators	88
Average Daily Utilization (Hrs)	8.3
Average Fleet Age (Yrs)	4.6

Source: AvSoft ACAS Database, April 2007

The 737NG continues to be very popular in North America and parts of Europe. Boeing took the 737-300 concept, upgraded its avionics and cockpit and redesigned the wing, launching a similar looking aircraft with enhanced capabilities. The NG aircraft are also starting to compete with their older and larger sibling the Boeing 757, with the first 737-900ER delivered to Lion Air in April 2007. Aloha Airlines is finding that the flexibility and range offered by the 737-700 fits very well with its trans-Pacific routes, while Delta, Continental and Southwest are finding it capable of operating trans-continental routes profitably. Delta has, in some cases, replaced their 757’s with 737-800 aircraft on their routes to Central America. Efficient aircraft like the 737NG will continue to dominate fleets around the world.

For the foreseeable future, the 737NG will remain a very strong market player. Both values and lease rates have been stable with minimal value deterioration. Both the 737NG family and the competing Airbus A320 family had an outstanding year in 2006, receiving 739 and 673 orders respectively. The short-to-medium future market for the 737NG family looks healthy with good economics and a large operator base keeping the aircraft in demand. However, values are sure to be affected in the longer term with both Boeing and Airbus looking to introduce new narrowbody variants.

Delta Air Lines
Job File #07184 BV

According to Back Aviation Solutions, as of May 2007 there are no Boeing 737-800s available For Sale or Lease.

737-800 Aircraft Availability

For Sale/Lease
10
8
6
4
2
0

	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07	Apr-07	May-07
737-800	4	6	6	5	4	5	5	3	1	2	1	0	0

Date

Source: BACK Aviation Solutions, May 2007

Delta Air Lines
Job File #07184 BV

Boeing 767 Family

The twin-aisle wide body Boeing 767 was launched in 1978 and entered service in 1982. The aircraft has undergone significant development in terms of gross weight and capacity, increasing payload and range. The initial model, the Boeing 767-200, offered a Maximum Takeoff Weight (MTOW) of 280,000 pounds. Early development of an "ER" model extended the weight and range of the -200, enabling it to fly the Atlantic nonstop. Initial routings were circuitous, since the aircraft had to stay within 90 minutes of a suitable landing place. But when the FAA and international authorities approved the 767 and its operators for Extended Range Twin-Engine Operations (ETOPS), more direct routes became possible.

Fleet Status	767-300ER	767-400ER
Orders	632	59
Cancellations	90	22
Deliveries	521	37
Backlog	21	0
Destroyed/ Retired	2	0
Not in Service/Parked	2	0
Active Aircraft	517	37
Number of Operators	76	2
Average Daily Utilization (Hrs)	11.2	10.6
Average Fleet Age (Yrs)	11.6	6.0

Source: AvSoft ACAS Database, April 2007

Orders for the –200ER slowed considerably following the introduction of the 767-300/-300ER. The last significant order was from UPS, who ordered 27 Boeing 767-300ERs in February 2007. This ensures the line will remain open for at least 12 more months when transition to the USAF KC-767 Tanker program is expected to begin.

The 767-300, which first entered service with JAL in 1986 is a lengthened version of the 767-200, featuring a 21 feet stretch consisting of fuselage plugs forward and behind the wing center section. One hundred and four 767-300s have being delivered to date. The 767-300ER was launched in 1985 as an Extended Range and higher gross weight variant (MGTOW is 412,000lbs), building upon the moderate success of the 767-300. The 767-300ER received no orders until 1987 when American Airlines ordered 15, but the aircraft got over its slow start to be very successful during the 1990’s.

The final variant of the 767 extended range family; the 767-400ER was launched in 1997. Delta and Continental Airlines are the only current operators with 21 and 16 aircraft respectively. The 767-400ER has a further 21 feet stretch over the 767-300ER in the fuselage and a 14 feet wingspan increase over the other two extended range variants. The 767-400ER is perhaps the quintessential example of Boeing's propensity to build special models for individual customers, as they fulfilled a request from Delta for an aircraft sized between the 767-300 and the 777 models. The 767-400ER has an increase of 38,000 pounds of gross-weight over the 767-300ER and can seat up to 375 passengers, 65 less than the 777.

Delta Air Lines
Job File #07184 BV

Much of the success of the 767 family in general can be attributed to its Extended Range Twin-Engine Operations (ETOPS) capability that allowed it to become the dominant aircraft on the trans-atlantic route, displacing older three and four engine widebodies. However, after the 2001 terrorist attacks and the subsequent industry downturn, lease rates plummeted and reduced the value of the aircraft.

As the industry has recovered, the 767 family has returned in popularity as any available aircraft on the market are placed quickly and the demand continues to grow. However, this demand might only be seen as interim capacity growth until the 787 enters service in 2008, making older 767-300s and 767-300ERs prime candidates for freighter conversion. IAI Bedek Aviation Group offers 767-300 conversions for approximately $11 million with a down time of 100 days. Aeronavali and ST Aerospace’s Aviation Services Company (SASCO) were selected by Boeing Airplane Services to perform passenger to freighter conversions under the 767-300 Boeing Converted Freighters (BCF) program. ANA launched the 767-300BCF program in 2005 and currently has a firm order with SASCO for conversions of five 767-300ERs and a further option for two more. The 767-300BCF will have similar cargo capabilities to the production model 767-300F, carrying 50 tons structural payload at a range of approximately 3,000nm and 412,000lbs MTOW.

According to Back Aviation Solutions as of May 2007, there are currently 2 Boeing 767-300ERs and no Boeing 767-400ERs available for Sale or Lease.

Delta Air Lines
Job File #07184 BV

767-300ER/-400ER Aircraft Availability

12
10
8
6
4
2
0
For Sale/Lease

	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07	Apr-07	May-07
767-300ER	6	10	8	9	9	9	7	8	6	8	6	6	2
767-400ER	0	0	0	0	0	0	0	0	0	0	0	0	0

Date

Source: BACK Aviation Solutions, May 2007

Delta Air Lines
Job File #07184 BV

Boeing 777-200ER

The widebody 777-200ER is the extended range version of the 777-200A. With an increased range and gross-weight, this aircraft is the staple of the transatlantic crossing for many operators who used to operate the DC-10 and 747. Because it is still limited by ETOPS operations, this aircraft does not serve the Pacific routes as well, but that has not stopped large Asian carriers from ordering. The new technology and operating economics of the 777 have made it one of the most popular widebody aircraft of all times.

Fleet Status	777-200ER
Orders	496
Cancellations	67
Deliveries	391
Backlog	38
Destroyed/ Retired	0
Not in Service/Parked	0
Active Aircraft	391
Number of Operators	31
Average Daily Utilization (Hrs)	11.3
Average Fleet Age (Yrs)	6.2

Source: AvSoft ACAS Database, April 2007

The 777 has become a replacement for the larger, less efficient, Boeing 747-200s, along with the older DC-10-30s and in many cases the MD-11. It does still, however, compete head-to-head with the Airbus A330/A340 on range and capacity. The current order backlog for the Boeing 777-200ER currently stands at 38. The 777-200ER market is still quite strong, and looks to remain so for the near future. Some operators may choose to go for the longer range 777-200LR or the larger capacity 777-300ER.

The A350XWB and the envisioned 787-10 could seriously impact 777-200ER residual values if they enter service. However, the expected entry into service of the A350XWB is currently 2013-2014 and Boeing is unlikely to launch the 787-10 until there is a competitor. At that stage the oldest 777-200ER will be approaching 16 years of service and nearing replacement.

According to Back Aviation Solutions, as of April 2007 there are currently no 777-200ERs available For Sale or Lease.

Delta Air Lines
Job File #07184 BV

Source: BACK Aviation Solutions, May 2007

Delta Air Lines
Job File #07184 BV

IV. Valuation

In developing the Values of the aircraft in this portfolio, mba did not inspect the aircraft or the records and documentation associated with the aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for each of the aircraft in this portfolio are as follows:

1.	The aircraft is in good overall condition.

2.	The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated.

3.	The historical maintenance documentation has been maintained to acceptable international standards.

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage.

5.	The aircraft is in a standard airline configuration.

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins.

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage.

8.	Its utilization is comparable to industry averages.

9.	There is no history of accident or incident damage.

10.	In the case of the Base and Market Value, no accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

Delta Air Lines
Job File #07184 BV

Portfolio Description
No.	Aircraft Type	Serial Number	Registration	Date of Manufacture	MTOW (lbs)	Engine Type
1	737-800	29619	N371DA	22-Oct-98	172,500	CFM 56-7B24
2	737-800	30490	N3749D	25-Jun-01	172,500	CFM 56-7B24
3	737-800	32375	N3750D	29-Jun-01	172,500	CFM 56-7B24
4	737-800	30491	N3751B	16-Jul-01	172,500	CFM 56-7B24
5	737-800	30492	N3752	20-Jul-01	172,500	CFM 56-7B24
6	737-800	32626	N3753	26-Jul-01	172,500	CFM 56-7B24
7	737-800	29626	N3754A	6-Aug-01	172,500	CFM 56-7B24
8	737-800	29627	N3755D	15-Aug-01	172,500	CFM 56-7B24
9	737-800	30813	N3757D	21-Aug-01	172,500	CFM 56-7B24
10	737-800	30814	N3758Y	22-Aug-01	172,500	CFM 56-7B24
11	737-800	30493	N3756	4-Sep-01	172,500	CFM 56-7B24
12	767-300ER	29693	N174DZ	5-Nov-98	407,000	CF6-80C2B6F
13	767-300ER	29696	N175DZ	4-Mar-99	407,000	CF6-80C2B6F
14	767-300ER	29697	N176DZ	22-Apr-99	407,000	CF6-80C2B6F
15	767-300ER	29698	N177DZ	6-May-99	407,000	CF6-80C2B6F
16	767-400ER	29708	N835MH	4-Nov-00	450,000	CF6-80C2B7F
17	767-400ER	29707	N834MH	6-Nov-00	450,000	CF6-80C2B7F
18	767-400ER	29713	N826MH	30-Nov-00	450,000	CF6-80C2B7F
19	767-400ER	29709	N836MH	13-Dec-00	450,000	CF6-80C2B7F
20	767-400ER	29703	N825MH	14-Dec-00	450,000	CF6-80C2B7F
21	767-400ER	29710	N837MH	20-Dec-00	450,000	CF6-80C2B7F
22	767-400ER	29711	N838MH	10-Jan-01	450,000	CF6-80C2B7F
23	767-400ER	29712	N839MH	26-Jan-01	450,000	CF6-80C2B7F
24	767-400ER	29705	N827MH	24-Feb-01	450,000	CF6-80C2B7F
25	767-400ER	29718	N840MH	23-May-01	450,000	CF6-80C2B7F
26	767-400ER	29714	N841MH	23-Dec-01	450,000	CF6-80C2B7F
27	767-400ER	29715	N842MH	23-Dec-01	450,000	CF6-80C2B7F
28	767-400ER	29716	N843MH	1-Feb-02	450,000	CF6-80C2B7F
29	767-400ER	29717	N844MH	12-Mar-02	450,000	CF6-80C2B7F
30	777-200ER	29951	N860DA	23-Mar-99	656,000	RB211-Trent 895-17
31	777-200ER	29952	N861DA	29-Mar-99	656,000	RB211-Trent 895-17
32	777-200ER	29737	N865DA	7-Dec-99	656,000	RB211-Trent 895-17
33	777-200ER	29738	N866DA	10-Dec-99	656,000	RB211-Trent 895-17
34	777-200ER	29734	N862DA	13-Dec-99	656,000	RB211-Trent 895-17
35	777-200ER	29736	N864DA	17-Dec-99	656,000	RB211-Trent 895-17
36	777-200ER	29735	N863DA	21-Dec-99	656,000	RB211-Trent 895-17

Delta Air Lines
Job File #07184 BV

Portfolio Valuation ($US Millions)
No.	Aircraft Type	Serial Number	Base Value	MTOW Adj.	Winglet Adj.	Half-Time Base Value
1	737-800	29619	$27.68	$0.26	($0.65)	$27.29
2	737-800	30490	32.70	0.33	(0.65)	32.38
3	737-800	32375	32.70	0.33	(0.65)	32.38
4	737-800	30491	32.88	0.33	(0.65)	32.56
5	737-800	30492	32.88	0.33	(0.65)	32.56
6	737-800	32626	32.88	0.33	(0.65)	32.56
7	737-800	29626	33.05	0.33	(0.65)	32.73
8	737-800	29627	33.05	0.33	(0.65)	32.73
9	737-800	30813	33.05	0.33	(0.65)	32.73
10	737-800	30814	33.05	0.33	(0.65)	32.73
11	737-800	30493	33.22	0.33	(0.65)	32.90
12	767-300ER	29693	41.66	0.04	-	41.70
13	767-300ER	29696	42.66	0.04	-	42.70
14	767-300ER	29697	42.92	0.04	-	42.96
15	767-300ER	29698	43.18	0.04	-	43.22
16	767-400ER	29708	52.55	-	-	52.55
17	767-400ER	29707	52.55	-	-	52.55
18	767-400ER	29713	52.55	-	-	52.55
19	767-400ER	29709	52.86	-	-	52.86
20	767-400ER	29703	52.86	-	-	52.86
21	767-400ER	29710	52.86	-	-	52.86
22	767-400ER	29711	53.16	-	-	53.16
23	767-400ER	29712	53.16	-	-	53.16
24	767-400ER	29705	53.49	-	-	53.49
25	767-400ER	29718	54.47	-	-	54.47
26	767-400ER	29714	56.75	-	-	56.75
27	767-400ER	29715	56.75	-	-	56.75
28	767-400ER	29716	57.18	-	-	57.18
29	767-400ER	29717	57.27	-	-	57.27
30	777-200ER	29951	80.96	0.87	-	81.83
31	777-200ER	29952	80.96	0.87	-	81.83
32	777-200ER	29737	84.50	0.87	-	85.37
33	777-200ER	29738	84.50	0.87	-	85.37
34	777-200ER	29734	84.50	0.87	-	85.37
35	777-200ER	29736	84.50	0.87	-	85.37
36	777-200ER	29735	84.50	0.87	-	85.37
TOTAL			$1,870.44	$9.81	($7.15)	$1,873.10

Legend of Adjustments –	MTOW =	Maximum Take Off Weight
	Winglet Adj. =	Winglet

Delta Air Lines
Job File #07184 BV

This report has been prepared for the exclusive use of Delta Air Lines and shall not be provided to other parties by mba without the express consent of Delta Air Lines. mba certifies that this report has been independently prepared and that it fully and accurately reflects mba's opinion as to the Half-Time Base Values as requested. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft and engines.

This report represents the opinion of mba as to the Half-Time Base Values of the subject aircraft as requested and is intended to be advisory only, in nature. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by Delta Air Lines or any other party with regard to the subject aircraft and engines. By accepting this report, all parties agree that mba shall bear no such responsibility or legal liability.

Sincerely,
Morten Beyer & Agnew, Inc.

/s/ Stephen P. Rehrmann
July 30, 2007	Stephen P. Rehrmann, ATP/FE
Morten Beyer & Agnew
Vice President - Appraisal Group
ISTAT Certified Appraiser

Delta Air Lines
Job File #07184 BV

APPENDIX III

EQUIPMENT NOTE PRINCIPAL PAYMENTS
Series A Equipment Notes

	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 767-332ER
Date	N371DA	N3749D	N3750D	N3751B	N3752	N3753	N3754A	N3755D	N3756	N3757D	N3758Y	N174DZ
February 10, 2008	$358,639.68	$433,960.58	$433,960.58	$433,960.58	$433,960.58	$433,960.58	$433,960.58	$433,960.58	$433,960.58	$433,960.58	$433,960.58	$550,669.17
August 10, 2008	539,680.20	581,026.24	581,026.24	581,026.24	581,026.24	581,026.24	581,026.24	581,026.24	581,026.24	581,026.24	581,026.24	827,242.03
February 10, 2009	360,765.78	437,995.80	437,995.80	437,995.80	437,995.80	437,995.80	437,995.80	437,995.80	437,995.80	437,995.80	437,995.80	553,194.73
August 10, 2009	415,388.92	431,577.51	431,577.51	431,577.51	431,577.51	431,577.51	431,577.51	431,577.51	431,577.51	431,577.51	431,577.51	636,953.33
February 10, 2010	428,900.12	523,372.04	523,372.04	523,372.04	523,372.04	523,372.04	523,372.04	523,372.04	523,372.04	523,372.04	523,372.04	657,671.26
August 10, 2010	343,743.69	345,138.59	345,138.59	345,138.59	345,138.59	345,138.59	345,138.59	345,138.59	345,138.59	345,138.59	345,138.59	704,243.90
February 10, 2011	361,993.16	444,179.81	444,179.81	444,179.81	444,179.81	444,179.81	444,179.81	444,179.81	444,179.81	444,179.81	444,179.81	555,076.78
August 10, 2011	331,087.57	329,783.76	329,783.76	329,783.76	329,783.76	329,783.76	329,783.76	329,783.76	329,783.76	329,783.76	329,783.76	668,229.26
February 10, 2012	305,092.79	376,630.70	376,630.70	376,630.70	376,630.70	376,630.70	376,630.70	376,630.70	376,630.70	376,630.70	376,630.70	467,826.31
August 10, 2012	313,278.20	307,427.24	307,427.24	307,427.24	307,427.24	307,427.24	307,427.24	307,427.24	307,427.24	307,427.24	307,427.24	463,769.86
February 10, 2013	280,608.38	348,708.89	348,708.89	348,708.89	348,708.89	348,708.89	348,708.89	348,708.89	348,708.89	348,708.89	348,708.89	430,282.16
August 10, 2013	255,063.70	233,882.21	233,882.21	233,882.21	233,882.21	233,882.21	233,882.21	233,882.21	233,882.21	233,882.21	233,882.21	374,504.31
February 10, 2014	286,003.24	358,017.13	358,017.13	358,017.13	358,017.13	358,017.13	358,017.13	358,017.13	358,017.13	358,017.13	358,017.13	438,554.58
August 10, 2014	494,099.78	327,283.56	327,283.56	327,283.56	327,283.56	327,283.56	327,283.56	327,283.56	327,283.56	327,283.56	327,283.56	735,503.94
February 10, 2015	301,525.83	387,971.43	387,971.43	387,971.43	387,971.43	387,971.43	387,971.43	387,971.43	387,971.43	387,971.43	387,971.43	462,356.76
August 10, 2015	468,818.88	293,889.27	293,889.27	293,889.27	293,889.27	293,889.27	293,889.27	293,889.27	293,889.27	293,889.27	293,889.27	696,738.46
February 10, 2016	329,670.76	437,649.19	437,649.19	437,649.19	437,649.19	437,649.19	437,649.19	437,649.19	437,649.19	437,649.19	437,649.19	505,513.93
August 10, 2016	477,380.72	305,943.39	305,943.39	305,943.39	305,943.39	305,943.39	305,943.39	305,943.39	305,943.39	305,943.39	305,943.39	709,867.11
February 10, 2017	298,176.13	410,282.20	410,282.20	410,282.20	410,282.20	410,282.20	410,282.20	410,282.20	410,282.20	410,282.20	410,282.20	457,220.37
August 10, 2017	338,018.63	276,322.82	276,322.82	276,322.82	276,322.82	276,322.82	276,322.82	276,322.82	276,322.82	276,322.82	276,322.82	496,170.63
February 10, 2018	214,579.53	301,862.68	301,862.68	301,862.68	301,862.68	301,862.68	301,862.68	301,862.68	301,862.68	301,862.68	301,862.68	329,034.15
August 10, 2018	333,718.88	258,273.50	258,273.50	258,273.50	258,273.50	258,273.50	258,273.50	258,273.50	258,273.50	258,273.50	258,273.50	586,456.72
February 10, 2019	189,962.03	274,417.73	274,417.73	274,417.73	274,417.73	274,417.73	274,417.73	274,417.73	274,417.73	274,417.73	274,417.73	291,285.92
August 10, 2019	434,023.74	144,345.95	144,345.95	144,345.95	144,345.95	144,345.95	144,345.95	144,345.95	144,345.95	144,345.95	144,345.95	707,047.46
February 10, 2020	172,928.64	266,642.69	266,642.69	266,642.69	266,642.69	266,642.69	266,642.69	266,642.69	266,642.69	266,642.69	266,642.69	265,167.09
August 10, 2020	558,833.11	285,691.69	285,691.69	285,691.69	285,691.69	285,691.69	285,691.69	285,691.69	285,691.69	285,691.69	285,691.69	870,749.14
February 10, 2021	308,917.84	518,421.67	518,421.67	518,421.67	518,421.67	518,421.67	518,421.67	518,421.67	518,421.67	518,421.67	518,421.67	473,691.60
August 10, 2021	551,073.15	236,601.67	236,601.67	236,601.67	236,601.67	236,601.67	236,601.67	236,601.67	236,601.67	236,601.67	236,601.67	886,529.89
February 10, 2022	285,896.29	538,222.85	538,222.85	538,222.85	538,222.85	538,222.85	538,222.85	538,222.85	538,222.85	538,222.85	538,222.85	438,390.58
August 10, 2022	1,801,130.63	4,528,477.21	4,528,477.21	4,528,477.21	4,528,477.21	4,528,477.21	4,528,477.21	4,528,477.21	4,528,477.21	4,528,477.21	4,528,477.21	4,337,058.57

Total	$12,139,000.00	14,944,000.00	14,944,000.00	14,944,000.00	14,944,000.00	14,944,000.00	14,944,000.00	14,944,000.00	14,944,000.00	14,944,000.00	14,944,000.00	20,577,000.00
III-1

APPENDIX III

EQUIPMENT NOTE PRINCIPAL PAYMENTS
Series A Equipment Notes

	Boeing 767-332ER	Boeing 767-332ER	Boeing 767-332ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER
Date	N175DZ	N176DZ	N177DZ	N825MH	N826MH	N827MH	N834MH	N835MH	N836MH	N837MH	N838MH	N839MH
February 10, 2008	$603,059.67	$603,059.67	$603,059.67	$685,236.34	$685,236.34	$723,942.30	$685,236.34	$685,236.34	$685,236.34	$685,236.34	$723,942.30	$723,942.30
August 10, 2008	870,286.31	870,286.31	870,286.31	952,344.01	952,344.01	981,752.82	952,344.01	952,344.01	952,344.01	952,344.01	981,752.82	981,752.82
February 10, 2009	606,717.85	606,717.85	606,717.85	690,558.66	690,558.66	730,923.19	690,558.66	690,558.66	690,558.66	690,558.66	730,923.19	730,923.19
August 10, 2009	662,235.57	662,235.57	662,235.57	947,970.18	947,970.18	978,626.49	947,970.18	947,970.18	947,970.18	947,970.18	978,626.49	978,626.49
February 10, 2010	722,630.06	722,630.06	722,630.06	823,879.90	823,879.90	872,950.75	823,879.90	823,879.90	823,879.90	823,879.90	872,950.75	872,950.75
August 10, 2010	737,056.88	737,056.88	737,056.88	792,329.53	792,329.53	814,590.40	792,329.53	792,329.53	792,329.53	792,329.53	814,590.40	814,590.40
February 10, 2011	611,127.48	611,127.48	611,127.48	698,036.48	698,036.48	740,452.24	698,036.48	698,036.48	698,036.48	698,036.48	740,452.24	740,452.24
August 10, 2011	698,311.58	698,311.58	698,311.58	749,020.41	749,020.41	769,268.56	749,020.41	749,020.41	749,020.41	749,020.41	769,268.56	769,268.56
February 10, 2012	516,200.84	516,200.84	516,200.84	590,794.71	590,794.71	627,468.82	590,794.71	590,794.71	590,794.71	590,794.71	627,468.82	627,468.82
August 10, 2012	472,954.51	472,954.51	472,954.51	695,032.92	695,032.92	712,387.92	695,032.92	695,032.92	695,032.92	695,032.92	712,387.92	712,387.92
February 10, 2013	475,925.64	475,925.64	475,925.64	545,899.01	545,899.01	580,569.25	545,899.01	545,899.01	545,899.01	545,899.01	580,569.25	580,569.25
August 10, 2013	373,618.96	373,618.96	373,618.96	367,239.65	367,239.65	363,675.37	367,239.65	367,239.65	367,239.65	367,239.65	363,675.37	363,675.37
February 10, 2014	486,376.83	486,376.83	486,376.83	559,239.43	559,239.43	595,638.03	559,239.43	559,239.43	559,239.43	559,239.43	595,638.03	595,638.03
August 10, 2014	501,369.02	501,369.02	501,369.02	513,607.87	513,607.87	519,232.39	513,607.87	513,607.87	513,607.87	513,607.87	519,232.39	519,232.39
February 10, 2015	524,389.10	524,389.10	524,389.10	604,563.64	604,563.64	644,963.26	604,563.64	604,563.64	604,563.64	604,563.64	644,963.26	644,963.26
August 10, 2015	710,510.60	710,510.60	710,510.60	461,687.90	461,687.90	463,758.59	461,687.90	461,687.90	461,687.90	461,687.90	463,758.59	463,758.59
February 10, 2016	576,885.16	576,885.16	576,885.16	680,150.38	680,150.38	726,912.51	680,150.38	680,150.38	680,150.38	680,150.38	726,912.51	726,912.51
August 10, 2016	725,674.15	725,674.15	725,674.15	745,063.11	745,063.11	575,884.62	745,063.11	745,063.11	745,063.11	745,063.11	575,884.62	575,884.62
February 10, 2017	525,580.08	525,580.08	525,580.08	623,496.87	623,496.87	676,542.24	623,496.87	623,496.87	623,496.87	623,496.87	676,542.24	676,542.24
August 10, 2017	478,188.13	478,188.13	478,188.13	449,630.00	449,630.00	431,186.22	449,630.00	449,630.00	449,630.00	449,630.00	431,186.22	431,186.22
February 10, 2018	381,530.05	381,530.05	381,530.05	455,912.21	455,912.21	496,779.79	455,912.21	455,912.21	455,912.21	455,912.21	496,779.79	496,779.79
August 10, 2018	578,076.66	578,076.66	578,076.66	564,230.79	564,230.79	553,082.32	564,230.79	564,230.79	564,230.79	564,230.79	553,082.32	553,082.32
February 10, 2019	341,350.06	341,350.06	341,350.06	411,459.31	411,459.31	450,568.45	411,459.31	411,459.31	411,459.31	411,459.31	450,568.45	450,568.45
August 10, 2019	427,992.25	427,992.25	427,992.25	376,104.04	376,104.04	342,600.73	376,104.04	376,104.04	376,104.04	376,104.04	342,600.73	342,600.73
February 10, 2020	325,349.64	325,349.64	325,349.64	396,341.87	396,341.87	436,598.49	396,341.87	396,341.87	396,341.87	396,341.87	436,598.49	436,598.49
August 10, 2020	853,282.90	853,282.90	853,282.90	681,970.92	681,970.92	674,796.41	681,970.92	681,970.92	681,970.92	681,970.92	674,796.41	674,796.41
February 10, 2021	597,806.80	597,806.80	597,806.80	762,483.95	762,483.95	846,038.04	762,483.95	762,483.95	762,483.95	762,483.95	846,038.04	846,038.04
August 10, 2021	867,703.30	867,703.30	867,703.30	830,215.13	830,215.13	636,605.77	830,215.13	830,215.13	830,215.13	830,215.13	636,605.77	636,605.77
February 10, 2022	576,308.67	576,308.67	576,308.67	756,065.57	756,065.57	865,982.84	756,065.57	756,065.57	756,065.57	756,065.57	865,982.84	865,982.84
August 10, 2022	5,701,501.25	5,701,501.25	5,701,501.25	7,193,435.21	7,193,435.21	8,239,221.19	7,193,435.21	7,193,435.21	7,193,435.21	7,193,435.21	8,239,221.19	8,239,221.19

Total	$22,530,000.00	22,530,000.00	22,530,000.00	25,604,000.00	25,604,000.00	27,073,000.00	25,604,000.00	25,604,000.00	25,604,000.00	25,604,000.00	27,073,000.00	27,073,000.00

III-2

APPENDIX III

EQUIPMENT NOTE PRINCIPAL PAYMENTS
Series A Equipment Notes

	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER
Date	N840MH	N841MH	N842MH	N843MH	N844MH	N860DA	N861DA	N862DA	N863DA	N864DA	N865DA	N866DA
February 10, 2008	$723,942.30	$723,942.30	$723,942.30	$774,496.16	$774,496.16	$1,149,372.97	$1,149,372.97	$1,149,372.97	$1,149,372.97	$1,149,372.97	$1,149,372.97	$1,149,372.97
August 10, 2008	981,752.82	981,752.82	981,752.82	1,012,955.16	1,012,955.16	1,659,928.20	1,659,928.20	1,659,928.20	1,659,928.20	1,659,928.20	1,659,928.20	1,659,928.20
February 10, 2009	730,923.19	730,923.19	730,923.19	782,967.57	782,967.57	1,156,713.00	1,156,713.00	1,156,713.00	1,156,713.00	1,156,713.00	1,156,713.00	1,156,713.00
August 10, 2009	978,626.49	978,626.49	978,626.49	1,010,830.76	1,010,830.76	1,262,558.03	1,262,558.03	1,262,558.03	1,262,558.03	1,262,558.03	1,262,558.03	1,262,558.03
February 10, 2010	872,950.75	872,950.75	872,950.75	936,490.89	936,490.89	1,377,700.66	1,377,700.66	1,377,700.66	1,377,700.66	1,377,700.66	1,377,700.66	1,377,700.66
August 10, 2010	814,590.40	814,590.40	814,590.40	836,177.62	836,177.62	1,405,205.51	1,405,205.51	1,405,205.51	1,405,205.51	1,405,205.51	1,405,205.51	1,405,205.51
February 10, 2011	740,452.24	740,452.24	740,452.24	795,618.86	795,618.86	1,165,120.00	1,165,120.00	1,165,120.00	1,165,120.00	1,165,120.00	1,165,120.00	1,165,120.00
August 10, 2011	769,268.56	769,268.56	769,268.56	788,414.15	788,414.15	1,331,337.25	1,331,337.25	1,331,337.25	1,331,337.25	1,331,337.25	1,331,337.25	1,331,337.25
February 10, 2012	627,468.82	627,468.82	627,468.82	675,388.24	675,388.24	984,141.50	984,141.50	984,141.50	984,141.50	984,141.50	984,141.50	984,141.50
August 10, 2012	712,387.92	712,387.92	712,387.92	727,880.83	727,880.83	901,692.00	901,692.00	901,692.00	901,692.00	901,692.00	901,692.00	901,692.00
February 10, 2013	580,569.25	580,569.25	580,569.25	626,088.47	626,088.47	907,356.48	907,356.48	907,356.48	907,356.48	907,356.48	907,356.48	907,356.48
August 10, 2013	363,675.37	363,675.37	363,675.37	351,675.46	351,675.46	712,307.88	712,307.88	712,307.88	712,307.88	712,307.88	712,307.88	712,307.88
February 10, 2014	595,638.03	595,638.03	595,638.03	643,666.34	643,666.34	927,281.77	927,281.77	927,281.77	927,281.77	927,281.77	927,281.77	927,281.77
August 10, 2014	519,232.39	519,232.39	519,232.39	519,267.48	519,267.48	955,864.52	955,864.52	955,864.52	955,864.52	955,864.52	955,864.52	955,864.52
February 10, 2015	644,963.26	644,963.26	644,963.26	698,550.19	698,550.19	999,752.49	999,752.49	999,752.49	999,752.49	999,752.49	999,752.49	999,752.49
August 10, 2015	463,758.59	463,758.59	463,758.59	459,057.99	459,057.99	1,354,594.80	1,354,594.80	1,354,594.80	1,354,594.80	1,354,594.80	1,354,594.80	1,354,594.80
February 10, 2016	726,912.51	726,912.51	726,912.51	789,278.14	789,278.14	1,099,836.71	1,099,836.71	1,099,836.71	1,099,836.71	1,099,836.71	1,099,836.71	1,099,836.71
August 10, 2016	575,884.62	575,884.62	575,884.62	480,860.48	480,860.48	1,383,504.25	1,383,504.25	1,383,504.25	1,383,504.25	1,383,504.25	1,383,504.25	1,383,504.25
February 10, 2017	676,542.24	676,542.24	676,542.24	741,256.27	741,256.27	1,002,023.11	1,002,023.11	1,002,023.11	1,002,023.11	1,002,023.11	1,002,023.11	1,002,023.11
August 10, 2017	431,186.22	431,186.22	431,186.22	216,730.57	216,730.57	911,669.93	911,669.93	911,669.93	911,669.93	911,669.93	911,669.93	911,669.93
February 10, 2018	496,779.79	496,779.79	496,779.79	553,678.83	553,678.83	727,390.45	727,390.45	727,390.45	727,390.45	727,390.45	727,390.45	727,390.45
August 10, 2018	553,082.32	553,082.32	553,082.32	525,654.00	525,654.00	1,102,108.31	1,102,108.31	1,102,108.31	1,102,108.31	1,102,108.31	1,102,108.31	1,102,108.31
February 10, 2019	450,568.45	450,568.45	450,568.45	505,448.70	505,448.70	650,786.93	650,786.93	650,786.93	650,786.93	650,786.93	650,786.93	650,786.93
August 10, 2019	342,600.73	342,600.73	342,600.73	282,989.02	282,989.02	815,971.04	815,971.04	815,971.04	815,971.04	815,971.04	815,971.04	815,971.04
February 10, 2020	436,598.49	436,598.49	436,598.49	493,559.07	493,559.07	620,281.99	620,281.99	620,281.99	620,281.99	620,281.99	620,281.99	620,281.99
August 10, 2020	674,796.41	674,796.41	674,796.41	651,631.69	651,631.69	1,626,791.46	1,626,791.46	1,626,791.46	1,626,791.46	1,626,791.46	1,626,791.46	1,626,791.46
February 10, 2021	846,038.04	846,038.04	846,038.04	965,301.65	965,301.65	1,139,724.01	1,139,724.01	1,139,724.01	1,139,724.01	1,139,724.01	1,139,724.01	1,139,724.01
August 10, 2021	636,605.77	636,605.77	636,605.77	501,558.57	501,558.57	1,654,284.09	1,654,284.09	1,654,284.09	1,654,284.09	1,654,284.09	1,654,284.09	1,654,284.09
February 10, 2022	865,982.84	865,982.84	865,982.84	1,009,437.26	1,009,437.26	1,098,737.62	1,098,737.62	1,098,737.62	1,098,737.62	1,098,737.62	1,098,737.62	1,098,737.62
August 10, 2022	8,239,221.19	8,239,221.19	8,239,221.19	9,604,089.58	9,604,089.58	10,869,963.04	10,869,963.04	10,869,963.04	10,869,963.04	10,869,963.04	10,869,963.04	10,869,963.04

Total	$27,073,000.00	27,073,000.00	27,073,000.00	28,961,000.00	28,961,000.00	42,954,000.00	42,954,000.00	42,954,000.00	42,954,000.00	42,954,000.00	42,954,000.00	42,954,000.00

III-3

APPENDIX III

EQUIPMENT NOTE PRINCIPAL PAYMENTS
Series B Equipment Notes

	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 767-332ER
Date	N371DA	N3749D	N3750D	N3751B	N3752	N3753	N3754A	N3755D	N3756	N3757D	N3758Y	N174DZ
February 10, 2008	$131,713.27	$141,702.55	$141,702.55	$141,702.55	$141,702.55	$141,702.55	$141,702.55	$141,702.55	$141,702.55	$141,702.55	$141,702.55	$201,896.71
August 10, 2008	36,139.46	38,596.75	38,596.75	38,596.75	38,596.75	38,596.75	38,596.75	38,596.75	38,596.75	38,596.75	38,596.75	55,587.88
February 10, 2009	83,938.87	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	314,165.67
August 10, 2009	83,938.87	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	314,165.67
February 10, 2010	83,938.87	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	208,982.45
August 10, 2010	83,938.87	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	90,298.11	208,982.45
February 10, 2011	194,052.23	226,230.76	226,230.76	226,230.76	226,230.76	226,230.76	226,230.76	226,230.76	226,230.76	226,230.76	226,230.76	285,101.88
August 10, 2011	194,052.23	226,230.76	226,230.76	226,230.76	226,230.76	226,230.76	226,230.76	226,230.76	226,230.76	226,230.76	226,230.76	285,101.88
February 10, 2012	130,872.43	149,525.91	149,525.91	149,525.91	149,525.91	149,525.91	149,525.91	149,525.91	149,525.91	149,525.91	149,525.91	268,494.01
August 10, 2012	130,872.43	149,525.91	149,525.91	149,525.91	149,525.91	149,525.91	149,525.91	149,525.91	149,525.91	149,525.91	149,525.91	268,494.01
February 10, 2013	75,815.75	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	175,766.70
August 10, 2013	75,815.75	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	175,766.70
February 10, 2014	101,087.67	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	197,910.53
August 10, 2014	101,087.67	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	197,910.53
February 10, 2015	101,087.67	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	186,838.61
August 10, 2015	101,087.67	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	186,838.61
February 10, 2016	101,087.67	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	175,766.70
August 10, 2016	101,087.67	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	81,559.59	175,766.70
February 10, 2017	136,287.84	158,264.44	158,264.44	158,264.44	158,264.44	158,264.44	158,264.44	158,264.44	158,264.44	158,264.44	158,264.44	164,694.78
August 10, 2017	136,287.84	158,264.44	158,264.44	158,264.44	158,264.44	158,264.44	158,264.44	158,264.44	158,264.44	158,264.44	158,264.44	164,694.78
February 10, 2018	129,067.29	150,496.86	150,496.86	150,496.86	150,496.86	150,496.86	150,496.86	150,496.86	150,496.86	150,496.86	150,496.86	153,622.86
August 10, 2018	129,067.29	150,496.86	150,496.86	150,496.86	150,496.86	150,496.86	150,496.86	150,496.86	150,496.86	150,496.86	150,496.86	153,622.86
February 10, 2019	144,410.96	142,729.28	142,729.28	142,729.28	142,729.28	142,729.28	142,729.28	142,729.28	142,729.28	142,729.28	142,729.28	166,078.77
August 10, 2019	144,410.96	142,729.28	142,729.28	142,729.28	142,729.28	142,729.28	142,729.28	142,729.28	142,729.28	142,729.28	142,729.28	166,078.77
February 10, 2020	157,949.49	172,828.65	172,828.65	172,828.65	172,828.65	172,828.65	172,828.65	172,828.65	172,828.65	172,828.65	172,828.65	152,238.87
August 10, 2020	157,949.49	172,828.65	172,828.65	172,828.65	172,828.65	172,828.65	172,828.65	172,828.65	172,828.65	172,828.65	172,828.65	152,238.87
February 10, 2021	139,898.12	157,293.49	157,293.49	157,293.49	157,293.49	157,293.49	157,293.49	157,293.49	157,293.49	157,293.49	157,293.49	110,719.18
August 10, 2021	139,898.12	157,293.49	157,293.49	157,293.49	157,293.49	157,293.49	157,293.49	157,293.49	157,293.49	157,293.49	157,293.49	110,719.18
February 10, 2022	139,898.12	157,293.49	157,293.49	157,293.49	157,293.49	157,293.49	157,293.49	157,293.49	157,293.49	157,293.49	157,293.49	110,719.18
August 10, 2022	328,259.43	918,999.27	918,999.27	918,999.27	918,999.27	918,999.27	918,999.27	918,999.27	918,999.27	918,999.27	918,999.27	330,034.21

Total	$3,795,000.00	4,585,000.00	4,585,000.00	4,585,000.00	4,585,000.00	4,585,000.00	4,585,000.00	4,585,000.00	4,585,000.00	4,585,000.00	4,585,000.00	5,819,000.00

III-4

APPENDIX III

EQUIPMENT NOTE PRINCIPAL PAYMENTS
Series B Equipment Notes

	Boeing 767-332ER	Boeing 767-332ER	Boeing 767-332ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER
Date	N175DZ	N176DZ	N177DZ	N825MH	N826MH	N827MH	N834MH	N835MH	N836MH	N837MH	N838MH	N839MH
February 10, 2008	$212,351.00	$212,351.00	$212,351.00	$202,486.52	$202,486.52	$207,883.14	$202,486.52	$202,486.52	$202,486.52	$202,486.52	$207,883.14	$207,883.14
August 10, 2008	58,986.52	58,986.52	58,986.52	93,518.62	93,518.62	97,849.19	93,518.62	93,518.62	93,518.62	93,518.62	97,849.19	97,849.19
February 10, 2009	339,135.08	339,135.08	339,135.08	264,148.38	264,148.38	275,724.80	264,148.38	264,148.38	264,148.38	264,148.38	275,724.80	275,724.80
August 10, 2009	339,135.08	339,135.08	339,135.08	264,148.38	264,148.38	275,724.80	264,148.38	264,148.38	264,148.38	264,148.38	275,724.80	275,724.80
February 10, 2010	224,149.36	224,149.36	224,149.36	254,600.84	254,600.84	265,876.77	254,600.84	254,600.84	254,600.84	254,600.84	265,876.77	265,876.77
August 10, 2010	224,149.36	224,149.36	224,149.36	254,600.84	254,600.84	265,876.77	254,600.84	254,600.84	254,600.84	254,600.84	265,876.77	265,876.77
February 10, 2011	308,569.25	308,569.25	308,569.25	351,667.42	351,667.42	369,261.00	351,667.42	351,667.42	351,667.42	351,667.42	369,261.00	369,261.00
August 10, 2011	308,569.25	308,569.25	308,569.25	351,667.42	351,667.42	369,261.00	351,667.42	351,667.42	351,667.42	351,667.42	369,261.00	369,261.00
February 10, 2012	291,103.07	291,103.07	291,103.07	230,732.01	230,732.01	241,256.69	230,732.01	230,732.01	230,732.01	230,732.01	241,256.69	241,256.69
August 10, 2012	291,103.07	291,103.07	291,103.07	230,732.01	230,732.01	241,256.69	230,732.01	230,732.01	230,732.01	230,732.01	241,256.69	241,256.69
February 10, 2013	189,217.00	189,217.00	189,217.00	221,184.48	221,184.48	231,408.66	221,184.48	221,184.48	221,184.48	221,184.48	231,408.66	231,408.66
August 10, 2013	189,217.00	189,217.00	189,217.00	221,184.48	221,184.48	231,408.66	221,184.48	221,184.48	221,184.48	221,184.48	231,408.66	231,408.66
February 10, 2014	180,483.90	180,483.90	180,483.90	211,636.95	211,636.95	221,560.62	211,636.95	211,636.95	211,636.95	211,636.95	221,560.62	221,560.62
August 10, 2014	180,483.90	180,483.90	180,483.90	211,636.95	211,636.95	221,560.62	211,636.95	211,636.95	211,636.95	211,636.95	221,560.62	221,560.62
February 10, 2015	202,316.63	202,316.63	202,316.63	202,089.42	202,089.42	211,712.59	202,089.42	202,089.42	202,089.42	202,089.42	211,712.59	211,712.59
August 10, 2015	202,316.63	202,316.63	202,316.63	202,089.42	202,089.42	211,712.59	202,089.42	202,089.42	202,089.42	202,089.42	211,712.59	211,712.59
February 10, 2016	190,672.51	190,672.51	190,672.51	227,549.50	227,549.50	214,048.45	227,549.50	227,549.50	227,549.50	227,549.50	214,048.45	214,048.45
August 10, 2016	190,672.51	190,672.51	190,672.51	227,549.50	227,549.50	214,048.45	227,549.50	227,549.50	227,549.50	227,549.50	214,048.45	214,048.45
February 10, 2017	179,028.39	179,028.39	179,028.39	289,608.46	289,608.46	307,423.85	289,608.46	289,608.46	289,608.46	289,608.46	307,423.85	307,423.85
August 10, 2017	179,028.39	179,028.39	179,028.39	289,608.46	289,608.46	307,423.85	289,608.46	289,608.46	289,608.46	289,608.46	307,423.85	307,423.85
February 10, 2018	167,384.27	167,384.27	167,384.27	195,724.40	195,724.40	206,234.76	195,724.40	195,724.40	195,724.40	195,724.40	206,234.76	206,234.76
August 10, 2018	167,384.27	167,384.27	167,384.27	195,724.40	195,724.40	206,234.76	195,724.40	195,724.40	195,724.40	195,724.40	206,234.76	206,234.76
February 10, 2019	155,740.14	155,740.14	155,740.14	182,994.36	182,994.36	193,104.05	182,994.36	182,994.36	182,994.36	182,994.36	193,104.05	193,104.05
August 10, 2019	155,740.14	155,740.14	155,740.14	182,994.36	182,994.36	193,104.05	182,994.36	182,994.36	182,994.36	182,994.36	193,104.05	193,104.05
February 10, 2020	167,384.27	167,384.27	167,384.27	114,570.38	114,570.38	118,176.39	114,570.38	114,570.38	114,570.38	114,570.38	118,176.39	118,176.39
August 10, 2020	167,384.27	167,384.27	167,384.27	114,570.38	114,570.38	118,176.39	114,570.38	114,570.38	114,570.38	114,570.38	118,176.39	118,176.39
February 10, 2021	116,441.23	116,441.23	116,441.23	143,212.97	143,212.97	128,145.03	143,212.97	143,212.97	143,212.97	143,212.97	128,145.03	128,145.03
August 10, 2021	116,441.23	116,441.23	116,441.23	143,212.97	143,212.97	128,145.03	143,212.97	143,212.97	143,212.97	143,212.97	128,145.03	128,145.03
February 10, 2022	116,441.23	116,441.23	116,441.23	143,212.97	143,212.97	128,145.03	143,212.97	143,212.97	143,212.97	143,212.97	128,145.03	128,145.03
August 10, 2022	560,971.05	560,971.05	560,971.05	1,021,342.75	1,021,342.75	1,255,255.32	1,021,342.75	1,021,342.75	1,021,342.75	1,021,342.75	1,255,255.32	1,255,255.32

Total	$6,372,000.00	6,372,000.00	6,372,000.00	7,240,000.00	7,240,000.00	7,657,000.00	7,240,000.00	7,240,000.00	7,240,000.00	7,240,000.00	7,657,000.00	7,657,000.00
III-5

APPENDIX III

EQUIPMENT NOTE PRINCIPAL PAYMENTS
Series B Equipment Notes

	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER
Date	N840MH	N841MH	N842MH	N843MH	N844MH	N860DA	N861DA	N862DA	N863DA	N864DA	N865DA	N866DA
February 10, 2008	$207,883.14	$207,883.14	$207,883.14	$213,187.21	$213,187.21	$405,020.68	$405,020.68	$405,020.68	$405,020.68	$405,020.68	$405,020.68	$405,020.68
August 10, 2008	97,849.19	97,849.19	97,849.19	102,454.18	102,454.18	110,542.00	110,542.00	110,542.00	110,542.00	110,542.00	110,542.00	110,542.00
February 10, 2009	275,724.80	275,724.80	275,724.80	289,508.07	289,508.07	646,564.05	646,564.05	646,564.05	646,564.05	646,564.05	646,564.05	646,564.05
August 10, 2009	275,724.80	275,724.80	275,724.80	289,508.07	289,508.07	646,564.05	646,564.05	646,564.05	646,564.05	646,564.05	646,564.05	646,564.05
February 10, 2010	265,876.77	265,876.77	265,876.77	279,348.77	279,348.77	427,342.76	427,342.76	427,342.76	427,342.76	427,342.76	427,342.76	427,342.76
August 10, 2010	265,876.77	265,876.77	265,876.77	279,348.77	279,348.77	427,342.76	427,342.76	427,342.76	427,342.76	427,342.76	427,342.76	427,342.76
February 10, 2011	369,261.00	369,261.00	369,261.00	391,069.23	391,069.23	588,290.04	588,290.04	588,290.04	588,290.04	588,290.04	588,290.04	588,290.04
August 10, 2011	369,261.00	369,261.00	369,261.00	391,069.23	391,069.23	588,290.04	588,290.04	588,290.04	588,290.04	588,290.04	588,290.04	588,290.04
February 10, 2012	241,256.69	241,256.69	241,256.69	253,950.54	253,950.54	554,990.60	554,990.60	554,990.60	554,990.60	554,990.60	554,990.60	554,990.60
August 10, 2012	241,256.69	241,256.69	241,256.69	253,950.54	253,950.54	554,990.60	554,990.60	554,990.60	554,990.60	554,990.60	554,990.60	554,990.60
February 10, 2013	231,408.66	231,408.66	231,408.66	243,791.25	243,791.25	360,743.89	360,743.89	360,743.89	360,743.89	360,743.89	360,743.89	360,743.89
August 10, 2013	231,408.66	231,408.66	231,408.66	243,791.25	243,791.25	360,743.89	360,743.89	360,743.89	360,743.89	360,743.89	360,743.89	360,743.89
February 10, 2014	221,560.62	221,560.62	221,560.62	233,631.96	233,631.96	344,094.17	344,094.17	344,094.17	344,094.17	344,094.17	344,094.17	344,094.17
August 10, 2014	221,560.62	221,560.62	221,560.62	233,631.96	233,631.96	344,094.17	344,094.17	344,094.17	344,094.17	344,094.17	344,094.17	344,094.17
February 10, 2015	211,712.59	211,712.59	211,712.59	223,472.67	223,472.67	385,718.47	385,718.47	385,718.47	385,718.47	385,718.47	385,718.47	385,718.47
August 10, 2015	211,712.59	211,712.59	211,712.59	223,472.67	223,472.67	385,718.47	385,718.47	385,718.47	385,718.47	385,718.47	385,718.47	385,718.47
February 10, 2016	214,048.45	214,048.45	214,048.45	213,313.38	213,313.38	363,518.84	363,518.84	363,518.84	363,518.84	363,518.84	363,518.84	363,518.84
August 10, 2016	214,048.45	214,048.45	214,048.45	213,313.38	213,313.38	363,518.84	363,518.84	363,518.84	363,518.84	363,518.84	363,518.84	363,518.84
February 10, 2017	307,423.85	307,423.85	307,423.85	306,055.76	306,055.76	341,319.22	341,319.22	341,319.22	341,319.22	341,319.22	341,319.22	341,319.22
August 10, 2017	307,423.85	307,423.85	307,423.85	306,055.76	306,055.76	341,319.22	341,319.22	341,319.22	341,319.22	341,319.22	341,319.22	341,319.22
February 10, 2018	206,234.76	206,234.76	206,234.76	219,511.25	219,511.25	319,119.60	319,119.60	319,119.60	319,119.60	319,119.60	319,119.60	319,119.60
August 10, 2018	206,234.76	206,234.76	206,234.76	219,511.25	219,511.25	319,119.60	319,119.60	319,119.60	319,119.60	319,119.60	319,119.60	319,119.60
February 10, 2019	193,104.05	193,104.05	193,104.05	205,965.53	205,965.53	296,919.97	296,919.97	296,919.97	296,919.97	296,919.97	296,919.97	296,919.97
August 10, 2019	193,104.05	193,104.05	193,104.05	205,965.53	205,965.53	296,919.97	296,919.97	296,919.97	296,919.97	296,919.97	296,919.97	296,919.97
February 10, 2020	118,176.39	118,176.39	118,176.39	121,911.50	121,911.50	319,119.60	319,119.60	319,119.60	319,119.60	319,119.60	319,119.60	319,119.60
August 10, 2020	118,176.39	118,176.39	118,176.39	121,911.50	121,911.50	319,119.60	319,119.60	319,119.60	319,119.60	319,119.60	319,119.60	319,119.60
February 10, 2021	128,145.03	128,145.03	128,145.03	121,911.50	121,911.50	221,996.24	221,996.24	221,996.24	221,996.24	221,996.24	221,996.24	221,996.24
August 10, 2021	128,145.03	128,145.03	128,145.03	121,911.50	121,911.50	221,996.24	221,996.24	221,996.24	221,996.24	221,996.24	221,996.24	221,996.24
February 10, 2022	128,145.03	128,145.03	128,145.03	121,911.50	121,911.50	221,996.24	221,996.24	221,996.24	221,996.24	221,996.24	221,996.24	221,996.24
August 10, 2022	1,255,255.32	1,255,255.32	1,255,255.32	1,546,564.29	1,546,564.29	1,068,966.18	1,068,966.18	1,068,966.18	1,068,966.18	1,068,966.18	1,068,966.18	1,068,966.18

Total	$7,657,000.00	7,657,000.00	7,657,000.00	8,191,000.00	8,191,000.00	12,146,000.00	12,146,000.00	12,146,000.00	12,146,000.00	12,146,000.00	12,146,000.00	12,146,000.00

III-6

APPENDIX III

EQUIPMENT NOTE PRINCIPAL PAYMENTS
Series C Equipment Notes

	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 767-332ER
Date	N371DA	N3749D	N3750D	N3751B	N3752	N3753	N3754A	N3755D	N3756	N3757D	N3758Y	N174DZ
February 10, 2008	$65,856.64	$70,851.28	$70,851.28	$70,851.28	$70,851.28	$70,851.28	$70,851.28	$70,851.28	$70,851.28	$70,851.28	$70,851.28	$100,948.35
August 10, 2008	42,951.58	45,954.73	45,954.73	45,954.73	45,954.73	45,954.73	45,954.73	45,954.73	45,954.73	45,954.73	45,954.73	65,880.41
February 10, 2009	114,626.20	132,048.86	132,048.86	132,048.86	132,048.86	132,048.86	132,048.86	132,048.86	132,048.86	132,048.86	132,048.86	268,494.01
August 10, 2009	114,626.20	132,048.86	132,048.86	132,048.86	132,048.86	132,048.86	132,048.86	132,048.86	132,048.86	132,048.86	132,048.86	268,494.01
February 10, 2010	109,210.79	126,223.17	126,223.17	126,223.17	126,223.17	126,223.17	126,223.17	126,223.17	126,223.17	126,223.17	126,223.17	251,886.13
August 10, 2010	109,210.79	126,223.17	126,223.17	126,223.17	126,223.17	126,223.17	126,223.17	126,223.17	126,223.17	126,223.17	126,223.17	251,886.13
February 10, 2011	158,852.05	188,363.81	188,363.81	188,363.81	188,363.81	188,363.81	188,363.81	188,363.81	188,363.81	188,363.81	188,363.81	150,854.88
August 10, 2011	158,852.05	188,363.81	188,363.81	188,363.81	188,363.81	188,363.81	188,363.81	188,363.81	188,363.81	188,363.81	188,363.81	150,854.88
February 10, 2012	95,672.26	111,658.96	111,658.96	111,658.96	111,658.96	111,658.96	111,658.96	111,658.96	111,658.96	111,658.96	111,658.96	222,822.35
August 10, 2012	95,672.26	111,658.96	111,658.96	111,658.96	111,658.96	111,658.96	111,658.96	111,658.96	111,658.96	111,658.96	111,658.96	222,822.35
February 10, 2013	139,898.12	167,973.91	167,973.91	167,973.91	167,973.91	167,973.91	167,973.91	167,973.91	167,973.91	167,973.91	167,973.91	206,214.47
August 10, 2013	139,898.12	167,973.91	167,973.91	167,973.91	167,973.91	167,973.91	167,973.91	167,973.91	167,973.91	167,973.91	167,973.91	206,214.47
February 10, 2014	139,898.12	167,973.91	167,973.91	167,973.91	167,973.91	167,973.91	167,973.91	167,973.91	167,973.91	167,973.91	167,973.91	206,214.47
August 10, 2014	2,742,774.82	3,096,682.66	3,096,682.66	3,096,682.66	3,096,682.66	3,096,682.66	3,096,682.66	3,096,682.66	3,096,682.66	3,096,682.66	3,096,682.66	1,946,413.09

Total	$4,228,000.00	4,834,000.00	4,834,000.00	4,834,000.00	4,834,000.00	4,834,000.00	4,834,000.00	4,834,000.00	4,834,000.00	4,834,000.00	4,834,000.00	4,520,000.00

III-7

APPENDIX III

EQUIPMENT NOTE PRINCIPAL PAYMENTS
Series C Equipment Notes

	Boeing 767-332ER	Boeing 767-332ER	Boeing 767-332ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER
Date	N175DZ	N176DZ	N177DZ	N825MH	N826MH	N827MH	N834MH	N835MH	N836MH	N837MH	N838MH	N839MH
February 10, 2008	$106,175.50	$106,175.50	$106,175.50	$101,243.26	$101,243.26	$103,941.57	$101,243.26	$101,243.26	$101,243.26	$101,243.26	$103,941.57	$103,941.57
August 10, 2008	67,719.67	67,719.67	67,719.67	89,340.70	89,340.70	92,885.74	89,340.70	89,340.70	89,340.70	89,340.70	92,885.74	92,885.74
February 10, 2009	291,103.07	291,103.07	291,103.07	327,798.59	327,798.59	344,640.92	327,798.59	327,798.59	327,798.59	327,798.59	344,640.92	344,640.92
August 10, 2009	291,103.07	291,103.07	291,103.07	327,798.59	327,798.59	344,640.92	327,798.59	327,798.59	327,798.59	327,798.59	344,640.92	344,640.92
February 10, 2010	273,636.89	273,636.89	273,636.89	308,703.52	308,703.52	324,944.86	308,703.52	308,703.52	308,703.52	308,703.52	324,944.86	324,944.86
August 10, 2010	273,636.89	273,636.89	273,636.89	308,703.52	308,703.52	324,944.86	308,703.52	308,703.52	308,703.52	308,703.52	324,944.86	324,944.86
February 10, 2011	163,017.72	163,017.72	163,017.72	182,994.36	182,994.36	192,016.53	182,994.36	182,994.36	182,994.36	182,994.36	192,016.53	192,016.53
August 10, 2011	163,017.72	163,017.72	163,017.72	182,994.36	182,994.36	192,016.53	182,994.36	182,994.36	182,994.36	182,994.36	192,016.53	192,016.53
February 10, 2012	243,071.06	243,071.06	243,071.06	275,287.16	275,287.16	290,476.75	275,287.16	275,287.16	275,287.16	275,287.16	290,476.75	290,476.75
August 10, 2012	243,071.06	243,071.06	243,071.06	275,287.16	275,287.16	290,476.75	275,287.16	275,287.16	275,287.16	275,287.16	290,476.75	290,476.75
February 10, 2013	225,604.88	225,604.88	225,604.88	256,192.10	256,192.10	270,780.68	256,192.10	256,192.10	256,192.10	256,192.10	270,780.68	270,780.68
August 10, 2013	225,604.88	225,604.88	225,604.88	256,192.10	256,192.10	270,780.68	256,192.10	256,192.10	256,192.10	256,192.10	270,780.68	270,780.68
February 10, 2014	225,604.88	225,604.88	225,604.88	256,192.10	256,192.10	270,780.68	256,192.10	256,192.10	256,192.10	256,192.10	270,780.68	270,780.68
August 10, 2014	2,154,632.71	2,154,632.71	2,154,632.71	2,474,272.48	2,474,272.48	2,632,672.53	2,474,272.48	2,474,272.48	2,474,272.48	2,474,272.48	2,632,672.53	2,632,672.53

Total	$4,947,000.00	4,947,000.00	4,947,000.00	5,623,000.00	5,623,000.00	5,946,000.00	5,623,000.00	5,623,000.00	5,623,000.00	5,623,000.00	5,946,000.00	5,946,000.00

III-8

APPENDIX III

EQUIPMENT NOTE PRINCIPAL PAYMENTS
Series C Equipment Notes

	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER
Date	N840MH	N841MH	N842MH	N843MH	N844MH	N860DA	N861DA	N862DA	N863DA	N864DA	N865DA	N866DA
February 10, 2008	$103,941.57	$103,941.57	$103,941.57	$106,593.60	$106,593.60	$202,510.34	$202,510.34	$202,510.34	$202,510.34	$202,510.34	$202,510.34	$202,510.34
August 10, 2008	92,885.74	92,885.74	92,885.74	96,658.90	96,658.90	130,626.88	130,626.88	130,626.88	130,626.88	130,626.88	130,626.88	130,626.88
February 10, 2009	344,640.92	344,640.92	344,640.92	365,671.00	365,671.00	554,990.60	554,990.60	554,990.60	554,990.60	554,990.60	554,990.60	554,990.60
August 10, 2009	344,640.92	344,640.92	344,640.92	365,671.00	365,671.00	554,990.60	554,990.60	554,990.60	554,990.60	554,990.60	554,990.60	554,990.60
February 10, 2010	324,944.86	324,944.86	324,944.86	345,352.42	345,352.42	521,691.17	521,691.17	521,691.17	521,691.17	521,691.17	521,691.17	521,691.17
August 10, 2010	324,944.86	324,944.86	324,944.86	345,352.42	345,352.42	521,691.17	521,691.17	521,691.17	521,691.17	521,691.17	521,691.17	521,691.17
February 10, 2011	192,016.53	192,016.53	192,016.53	203,154.09	203,154.09	310,794.74	310,794.74	310,794.74	310,794.74	310,794.74	310,794.74	310,794.74
August 10, 2011	192,016.53	192,016.53	192,016.53	203,154.09	203,154.09	310,794.74	310,794.74	310,794.74	310,794.74	310,794.74	310,794.74	310,794.74
February 10, 2012	290,476.75	290,476.75	290,476.75	309,794.90	309,794.90	463,417.15	463,417.15	463,417.15	463,417.15	463,417.15	463,417.15	463,417.15
August 10, 2012	290,476.75	290,476.75	290,476.75	309,794.90	309,794.90	463,417.15	463,417.15	463,417.15	463,417.15	463,417.15	463,417.15	463,417.15
February 10, 2013	270,780.68	270,780.68	270,780.68	289,476.31	289,476.31	430,117.72	430,117.72	430,117.72	430,117.72	430,117.72	430,117.72	430,117.72
August 10, 2013	270,780.68	270,780.68	270,780.68	289,476.31	289,476.31	430,117.72	430,117.72	430,117.72	430,117.72	430,117.72	430,117.72	430,117.72
February 10, 2014	270,780.68	270,780.68	270,780.68	289,476.31	289,476.31	430,117.72	430,117.72	430,117.72	430,117.72	430,117.72	430,117.72	430,117.72
August 10, 2014	2,632,672.53	2,632,672.53	2,632,672.53	2,841,373.75	2,841,373.75	4,108,722.30	4,108,722.30	4,108,722.30	4,108,722.30	4,108,722.30	4,108,722.30	4,108,722.30

Total	$5,946,000.00	5,946,000.00	5,946,000.00	6,361,000.00	6,361,000.00	9,434,000.00	9,434,000.00	9,434,000.00	9,434,000.00	9,434,000.00	9,434,000.00	9,434,000.00

III-9

APPENDIX IV

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES
Series A Equipment Notes

	Boeing 737- 832	Boeing 737- 832	Boeing 737- 832	Boeing 737- 832	Boeing 737- 832	Boeing 737- 832	Boeing 737- 832	Boeing 737- 832	Boeing 737- 832	Boeing 737- 832	Boeing 737- 832	Boeing 767- 332ER
Date	N371DA	N3749D	N3750D	N3751B	N3752	N3753	N3754A	N3755D	N3756	N3757D	N3758Y	N174DZ
February 10, 2008	45.7%	46.7%	46.7%	46.6%	46.6%	46.6%	46.3%	46.3%	46.2%	46.3%	46.3%	47.8%
August 10, 2008	45.5	46.6	46.6	46.5	46.5	46.5	46.1	46.1	46.1	46.1	46.1	47.8
February 10, 2009	44.0	45.1	45.1	45.0	45.0	45.0	44.7	44.7	44.6	44.7	44.7	46.4
August 10, 2009	44.2	45.4	45.4	45.3	45.3	45.3	45.0	45.0	44.9	45.0	45.0	46.9
February 10, 2010	42.4	43.6	43.6	43.5	43.5	43.5	43.2	43.2	43.1	43.2	43.2	45.2
August 10, 2010	42.9	44.1	44.1	44.0	44.0	44.0	43.7	43.7	43.6	43.7	43.7	45.3
February 10, 2011	41.3	42.5	42.5	42.4	42.4	42.4	42.1	42.1	42.0	42.1	42.1	43.8
August 10, 2011	41.8	43.1	43.1	43.0	43.0	43.0	42.7	42.7	42.6	42.7	42.7	44.1
February 10, 2012	40.4	41.6	41.6	41.6	41.6	41.6	41.3	41.3	41.2	41.3	41.3	42.7
August 10, 2012	40.9	42.3	42.3	42.2	42.2	42.2	41.9	41.9	41.8	41.9	41.9	43.6
February 10, 2013	39.5	40.9	40.9	40.8	40.8	40.8	40.6	40.6	40.5	40.6	40.6	42.3
August 10, 2013	40.4	41.9	41.9	41.8	41.8	41.8	41.5	41.5	41.4	41.5	41.5	43.4
February 10, 2014	38.9	40.4	40.4	40.3	40.3	40.3	40.0	40.0	40.0	40.0	40.0	42.0
August 10, 2014	39.2	41.0	41.0	40.9	40.9	40.9	40.6	40.6	40.5	40.6	40.6	42.8
February 10, 2015	37.5	39.3	39.3	39.2	39.2	39.2	38.9	38.9	38.9	38.9	38.9	41.2
August 10, 2015	37.9	40.0	40.0	39.9	39.9	39.9	39.6	39.6	39.6	39.6	39.6	42.1
February 10, 2016	35.9	38.0	38.0	37.9	37.9	37.9	37.7	37.7	37.6	37.7	37.7	40.2
August 10, 2016	36.1	38.6	38.6	38.5	38.5	38.5	38.2	38.2	38.2	38.2	38.2	41.1
February 10, 2017	34.2	36.6	36.6	36.6	36.6	36.6	36.3	36.3	36.2	36.3	36.3	39.3
August 10, 2017	35.2	38.1	38.1	38.0	38.0	38.0	37.7	37.7	37.7	37.7	37.7	41.1
February 10, 2018	33.7	36.5	36.5	36.4	36.4	36.4	36.2	36.2	36.1	36.2	36.2	39.6
August 10, 2018	34.8	38.2	38.2	38.1	38.1	38.1	37.8	37.8	37.8	37.8	37.8	41.2
February 10, 2019	33.3	36.6	36.6	36.6	36.6	36.6	36.3	36.3	36.2	36.3	36.3	39.7
August 10, 2019	34.7	39.1	39.1	39.1	39.1	39.1	38.8	38.8	38.7	38.8	38.8	42.3
February 10, 2020	33.1	37.5	37.5	37.4	37.4	37.4	37.2	37.2	37.1	37.2	37.2	40.7
August 10, 2020	33.4	39.4	39.4	39.3	39.3	39.3	39.1	39.1	39.0	39.1	39.1	42.8
February 10, 2021	29.9	35.9	35.9	35.8	35.8	35.8	35.6	35.6	35.5	35.6	35.6	39.5
August 10, 2021	29.5	38.2	38.2	38.2	38.2	38.2	37.9	37.9	37.8	37.9	37.9	41.6
February 10, 2022	25.5	34.2	34.2	34.1	34.1	34.1	33.9	33.9	33.8	33.9	33.9	37.8
August 10, 2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

APPENDIX IV

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES
Series A Equipment Notes

	Boeing 767- 332ER	Boeing 767- 332ER	Boeing 767-332ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER
Date	N175DZ	N176DZ	N177DZ	N825MH	N826MH	N827MH	N834MH	N835MH	N836MH	N837MH	N838MH	N839MH
February 10, 2008	49.7%	49.6%	49.3%	51.3%	51.3%	51.6%	48.8%	48.8%	48.7%	48.7%	50.5%	49.8%
August 10, 2008	47.8	49.6	49.3	51.2	51.2	49.7	48.8	48.8	48.7	48.7	50.6	49.9
February 10, 2009	46.4	48.2	47.9	49.8	49.8	48.3	47.4	47.4	47.3	47.3	49.1	48.4
August 10, 2009	46.8	48.6	48.3	49.7	49.7	48.2	47.3	47.3	47.2	47.2	49.1	48.4
February 10, 2010	45.1	46.9	46.5	47.9	47.9	46.4	45.6	45.6	45.5	45.5	47.3	46.6
August 10, 2010	45.3	47.1	46.8	48.1	48.1	46.6	45.8	45.8	45.7	45.7	47.5	46.9
February 10, 2011	43.8	45.5	45.2	46.5	46.5	45.0	44.2	44.2	44.2	44.2	45.9	45.3
August 10, 2011	44.0	45.7	45.4	46.7	46.7	45.2	44.5	44.5	44.4	44.4	46.3	45.6
February 10, 2012	42.7	44.4	44.1	45.3	45.3	43.8	43.1	43.1	43.0	43.0	44.8	44.2
August 10, 2012	43.5	45.2	44.9	45.7	45.7	44.2	43.5	43.5	43.4	43.4	45.3	44.6
February 10, 2013	42.2	43.9	43.6	44.3	44.3	42.8	42.1	42.1	42.1	42.1	43.9	43.3
August 10, 2013	43.3	45.0	44.7	45.5	45.5	44.0	43.3	43.3	43.2	43.2	45.1	44.5
February 10, 2014	41.9	43.6	43.3	44.0	44.0	42.5	41.9	41.9	41.8	41.8	43.7	43.1
August 10, 2014	42.7	44.4	44.1	44.8	44.8	43.3	42.7	42.7	42.6	42.6	44.6	44.0
February 10, 2015	41.1	42.8	42.5	43.1	43.1	41.6	41.1	41.1	41.0	41.0	42.9	42.3
August 10, 2015	42.1	43.7	43.4	44.1	44.1	42.6	42.0	42.0	41.9	41.9	43.9	43.3
February 10, 2016	40.2	41.8	41.5	42.1	42.1	40.6	40.1	40.1	40.0	40.0	41.9	41.4
August 10, 2016	41.1	42.7	42.4	43.0	43.0	41.2	41.0	41.0	40.9	40.9	43.5	42.9
February 10, 2017	39.2	40.7	40.5	41.0	41.0	39.3	39.1	39.1	39.0	39.0	41.5	40.9
August 10, 2017	41.0	42.6	42.3	43.0	43.0	41.1	40.9	40.9	40.8	40.8	43.6	43.1
February 10, 2018	39.5	41.1	40.8	41.4	41.4	39.6	39.4	39.4	39.3	39.3	42.0	41.5
August 10, 2018	41.1	42.7	42.5	43.1	43.1	41.1	41.1	41.1	41.0	41.0	44.0	43.4
February 10, 2019	39.7	41.2	41.0	41.6	41.6	39.7	39.6	39.6	39.5	39.5	42.4	41.8
August 10, 2019	42.2	43.9	43.6	44.3	44.3	42.1	42.1	42.1	42.1	42.1	45.4	44.8
February 10, 2020	40.7	42.3	42.0	42.6	42.6	40.5	40.6	40.6	40.5	40.5	43.7	43.2
August 10, 2020	42.7	44.4	44.1	44.3	44.3	42.0	42.2	42.2	42.1	42.1	45.8	45.2
February 10, 2021	39.4	41.0	40.7	40.8	40.8	38.7	38.8	38.8	38.7	38.7	42.2	41.6
August 10, 2021	41.6	43.2	42.9	43.1	43.1	40.3	41.0	41.0	40.9	40.9	46.0	45.4
February 10, 2022	37.8	39.2	39.0	39.0	39.0	36.4	37.1	37.1	37.0	37.0	41.6	41.0
August 10, 2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

APPENDIX IV

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES
Series A Equipment Notes

	Boeing 767-4 32ER	Boeing 767- 432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER
Date	N840MH	N841MH	N842MH	N843MH	N844MH	N860DA	N861DA	N862DA	N863DA	N864DA	N865DA	N866DA
February 10, 2008	49.4%	48.0%	48.0%	49.8%	49.4%	51.1%	51.1%	49.0%	49.0%	49.0%	49.0%	49.0%
August 10, 2008	49.4	48.0	48.0	49.8	47.7	49.1	49.1	49.0	49.0	49.0	49.0	49.0
February 10, 2009	48.0	46.6	46.6	48.4	46.3	47.6	47.6	47.5	47.5	47.5	47.5	47.5
August 10, 2009	47.9	46.5	46.5	48.4	46.2	48.1	48.1	48.0	48.0	48.0	48.0	48.0
February 10, 2010	46.1	44.8	44.8	46.6	44.5	46.3	46.3	46.2	46.2	46.2	46.2	46.2
August 10, 2010	46.3	45.0	45.0	46.9	44.7	46.5	46.5	46.4	46.4	46.4	46.4	46.4
February 10, 2011	44.7	43.5	43.5	45.3	43.2	45.0	45.0	44.9	44.9	44.9	44.9	44.9
August 10, 2011	45.0	43.7	43.7	45.6	43.4	45.2	45.2	45.1	45.1	45.1	45.1	45.1
February 10, 2012	43.6	42.3	42.3	44.2	42.1	43.9	43.9	43.8	43.8	43.8	43.8	43.8
August 10, 2012	43.9	42.7	42.7	44.6	42.4	44.7	44.7	44.6	44.6	44.6	44.6	44.6
February 10, 2013	42.6	41.4	41.4	43.2	41.1	43.4	43.4	43.3	43.3	43.3	43.3	43.3
August 10, 2013	43.7	42.4	42.4	44.5	42.2	44.5	44.5	44.4	44.4	44.4	44.4	44.4
February 10, 2014	42.3	41.1	41.1	43.0	40.8	43.1	43.1	43.0	43.0	43.0	43.0	43.0
August 10, 2014	43.0	41.8	41.8	43.9	41.5	43.9	43.9	43.8	43.8	43.8	43.8	43.8
February 10, 2015	41.4	40.2	40.2	42.2	40.0	42.3	42.3	42.2	42.2	42.2	42.2	42.2
August 10, 2015	42.3	41.1	41.1	43.3	40.8	43.2	43.2	43.1	43.1	43.1	43.1	43.1
February 10, 2016	40.4	39.2	39.2	41.3	39.0	41.3	41.3	41.2	41.2	41.2	41.2	41.2
August 10, 2016	41.0	39.8	39.8	42.3	39.8	42.2	42.2	42.1	42.1	42.1	42.1	42.1
February 10, 2017	39.1	38.0	38.0	40.3	38.0	40.3	40.3	40.2	40.2	40.2	40.2	40.2
August 10, 2017	40.9	39.7	39.7	42.9	39.5	42.1	42.1	42.0	42.0	42.0	42.0	42.0
February 10, 2018	39.4	38.2	38.2	41.3	38.0	40.6	40.6	40.5	40.5	40.5	40.5	40.5
August 10, 2018	40.9	39.7	39.7	43.2	39.5	42.3	42.3	42.2	42.2	42.2	42.2	42.2
February 10, 2019	39.4	38.3	38.3	41.7	38.1	40.8	40.8	40.7	40.7	40.7	40.7	40.7
August 10, 2019	41.9	40.7	40.7	44.6	40.5	43.4	43.4	43.3	43.3	43.3	43.3	43.3
February 10, 2020	40.3	39.1	39.1	42.9	39.0	41.8	41.8	41.7	41.7	41.7	41.7	41.7
August 10, 2020	41.8	40.6	40.6	44.9	40.4	43.9	43.9	43.8	43.8	43.8	43.8	43.8
February 10, 2021	38.4	37.3	37.3	41.3	37.2	40.5	40.5	40.4	40.4	40.4	40.4	40.4
August 10, 2021	40.0	38.9	38.9	43.9	39.1	42.7	42.7	42.6	42.6	42.6	42.6	42.6
February 10, 2022	36.2	35.2	35.2	39.8	35.4	38.8	38.8	38.7	38.7	38.7	38.7	38.7
August 10, 2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

APPENDIX IV

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES
Series B Equipment Notes

	Boeing 737- 832	Boeing 737- 832	Boeing 737- 832	Boeing 737- 832	Boeing 737- 832	Boeing 737- 832	Boeing 737- 832	Boeing 737- 832	Boeing 737- 832	Boeing 737- 832	Boeing 737- 832	Boeing 767-332ER
Date	N371DA	N3749D	N3750D	N3751B	N3752	N3753	N3754A	N3755D	N3756	N3757D	N3758Y	N174DZ
February 10, 2008	59.9%	61.0%	61.0%	60.9%	60.9%	60.9%	60.5%	60.5%	60.4%	60.5%	60.5%	61.2%
August 10, 2008	60.1	61.3	61.3	61.2	61.2	61.2	60.7	60.7	60.6	60.7	60.7	61.7
February 10, 2009	58.3	59.5	59.5	59.4	59.4	59.4	59.0	59.0	58.9	59.0	59.0	59.5
August 10, 2009	58.8	60.1	60.1	59.9	59.9	59.9	59.5	59.5	59.4	59.5	59.5	59.7
February 10, 2010	56.7	57.9	57.9	57.8	57.8	57.8	57.4	57.4	57.3	57.4	57.4	57.4
August 10, 2010	57.4	58.7	58.7	58.6	58.6	58.6	58.2	58.2	58.1	58.2	58.2	57.7
February 10, 2011	55.0	56.3	56.3	56.2	56.2	56.2	55.8	55.8	55.7	55.8	55.8	55.4
August 10, 2011	55.2	56.6	56.6	56.5	56.5	56.5	56.1	56.1	56.0	56.1	56.1	55.4
February 10, 2012	53.2	54.6	54.6	54.5	54.5	54.5	54.1	54.1	54.0	54.1	54.1	53.3
August 10, 2012	53.8	55.3	55.3	55.2	55.2	55.2	54.8	54.8	54.7	54.8	54.8	53.8
February 10, 2013	52.1	53.6	53.6	53.5	53.5	53.5	53.1	53.1	53.0	53.1	53.1	52.0
August 10, 2013	53.2	54.8	54.8	54.7	54.7	54.7	54.3	54.3	54.2	54.3	54.3	53.1
February 10, 2014	51.2	53.0	53.0	52.9	52.9	52.9	52.5	52.5	52.4	52.5	52.5	51.1
August 10, 2014	51.9	53.8	53.8	53.7	53.7	53.7	53.3	53.3	53.2	53.3	53.3	51.9
February 10, 2015	49.7	51.8	51.8	51.7	51.7	51.7	51.3	51.3	51.2	51.3	51.3	49.7
August 10, 2015	50.5	52.7	52.7	52.6	52.6	52.6	52.3	52.3	52.2	52.3	52.3	50.6
February 10, 2016	47.9	50.4	50.4	50.3	50.3	50.3	49.9	49.9	49.8	49.9	49.9	48.1
August 10, 2016	48.5	51.3	51.3	51.2	51.2	51.2	50.8	50.8	50.7	50.8	50.8	49.0
February 10, 2017	45.7	48.5	48.5	48.4	48.4	48.4	48.1	48.1	48.0	48.1	48.1	46.4
August 10, 2017	46.9	50.1	50.1	50.0	50.0	50.0	49.6	49.6	49.6	49.6	49.6	48.2
February 10, 2018	44.4	47.8	47.8	47.7	47.7	47.7	47.3	47.3	47.2	47.3	47.3	46.1
August 10, 2018	45.7	49.5	49.5	49.4	49.4	49.4	49.1	49.1	49.0	49.1	49.1	47.7
February 10, 2019	43.0	47.2	47.2	47.1	47.1	47.1	46.8	46.8	46.7	46.8	46.8	45.4
August 10, 2019	44.8	49.8	49.8	49.7	49.7	49.7	49.4	49.4	49.3	49.4	49.4	47.9
February 10, 2020	41.6	47.1	47.1	47.0	47.0	47.0	46.7	46.7	46.6	46.7	46.7	45.5
August 10, 2020	41.8	48.8	48.8	48.7	48.7	48.7	48.4	48.4	48.3	48.4	48.4	47.4
February 10, 2021	36.8	44.3	44.3	44.2	44.2	44.2	43.9	43.9	43.8	43.9	43.9	43.3
August 10, 2021	36.2	46.3	46.3	46.3	46.3	46.3	45.9	45.9	45.8	45.9	45.9	45.5
February 10, 2022	30.1	41.1	41.1	41.0	41.0	41.0	40.7	40.7	40.7	40.7	40.7	40.7
August 10, 2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

APPENDIX IV

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES
Series B Equipment Notes

	Boeing 767- 332ER	Boeing 767- 332ER	Boeing 767-332ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER
Date	N175DZ	N176DZ	N177DZ	N825MH	N826MH	N827MH	N834MH	N835MH	N836MH	N837MH	N838MH	N839MH
February 10, 2008	63.7%	63.6%	63.2%	65.7%	65.7%	66.2%	62.6%	62.6%	62.5%	62.5%	64.8%	63.9%
August 10, 2008	61.6	64.0	63.6	66.1	66.1	64.1	62.9	62.9	62.8	62.8	65.2	64.3
February 10, 2009	59.4	61.8	61.4	64.1	64.1	62.1	61.0	61.0	60.9	60.9	63.2	62.3
August 10, 2009	59.6	62.0	61.5	64.0	64.0	62.0	60.9	60.9	60.8	60.8	63.2	62.3
February 10, 2010	57.4	59.6	59.2	61.6	61.6	59.7	58.6	58.6	58.5	58.5	60.8	60.0
August 10, 2010	57.6	59.8	59.4	61.8	61.8	59.9	58.8	58.8	58.7	58.7	61.1	60.3
February 10, 2011	55.3	57.5	57.1	59.4	59.4	57.5	56.5	56.5	56.4	56.4	58.7	57.9
August 10, 2011	55.3	57.5	57.1	59.4	59.4	57.5	56.5	56.5	56.4	56.4	58.8	58.0
February 10, 2012	53.2	55.3	54.9	57.4	57.4	55.5	54.6	54.6	54.5	54.5	56.8	56.0
August 10, 2012	53.8	55.9	55.5	57.7	57.7	55.8	54.9	54.9	54.8	54.8	57.2	56.4
February 10, 2013	51.9	54.0	53.6	55.7	55.7	53.9	53.1	53.1	53.0	53.0	55.3	54.5
August 10, 2013	53.0	55.1	54.7	56.9	56.9	55.0	54.2	54.2	54.1	54.1	56.5	55.8
February 10, 2014	51.1	53.1	52.8	54.9	54.9	53.1	52.2	52.2	52.1	52.1	54.5	53.8
August 10, 2014	51.9	53.9	53.5	55.7	55.7	53.8	53.0	53.0	52.9	52.9	55.4	54.6
February 10, 2015	49.7	51.6	51.3	53.4	53.4	51.6	50.9	50.9	50.8	50.8	53.1	52.4
August 10, 2015	50.6	52.6	52.2	54.4	54.4	52.5	51.8	51.8	51.7	51.7	54.2	53.4
February 10, 2016	48.1	50.0	49.7	51.7	51.7	50.0	49.2	49.2	49.1	49.1	51.6	50.9
August 10, 2016	49.0	50.9	50.6	52.6	52.6	50.5	50.1	50.1	50.0	50.0	53.3	52.6
February 10, 2017	46.5	48.3	48.0	49.7	49.7	47.7	47.3	47.3	47.3	47.3	50.4	49.7
August 10, 2017	48.3	50.2	49.8	51.4	51.4	49.2	48.9	48.9	48.8	48.8	52.3	51.6
February 10, 2018	46.2	48.0	47.7	49.2	49.2	47.1	46.8	46.8	46.7	46.7	50.0	49.3
August 10, 2018	47.8	49.6	49.3	50.8	50.8	48.6	48.4	48.4	48.3	48.3	52.0	51.3
February 10, 2019	45.6	47.4	47.1	48.6	48.6	46.5	46.3	46.3	46.2	46.2	49.7	49.0
August 10, 2019	48.1	50.0	49.6	51.3	51.3	48.9	48.8	48.8	48.7	48.7	52.7	52.0
February 10, 2020	45.8	47.6	47.2	49.1	49.1	46.9	46.8	46.8	46.7	46.7	50.6	49.9
August 10, 2020	47.8	49.6	49.3	51.0	51.0	48.5	48.6	48.6	48.5	48.5	52.9	52.2
February 10, 2021	43.8	45.5	45.2	46.8	46.8	44.7	44.6	44.6	44.5	44.5	48.7	48.0
August 10, 2021	46.1	47.9	47.5	49.4	49.4	46.4	47.0	47.0	46.9	46.9	53.0	52.2
February 10, 2022	41.5	43.1	42.8	44.5	44.5	42.0	42.4	42.4	42.3	42.3	47.9	47.3
August 10, 2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

APPENDIX IV

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES
Series B Equipment Notes

	Boeing 767- 432ER	Boeing 767- 432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER
Date	N840MH	N841MH	N842MH	N843MH	N844MH	N860DA	N861DA	N862DA	N863DA	N864DA	N865DA	N866DA
February 10, 2008	63.4%	61.6%	61.6%	63.9%	63.4%	65.4%	65.4%	62.7%	62.7%	62.7%	62.7%	62.7%
August 10, 2008	63.7	61.9	61.9	64.3	61.5	63.3	63.3	63.1	63.1	63.1	63.1	63.1
February 10, 2009	61.8	60.0	60.0	62.3	59.6	61.1	61.1	60.9	60.9	60.9	60.9	60.9
August 10, 2009	61.7	59.9	59.9	62.3	59.5	61.3	61.3	61.1	61.1	61.1	61.1	61.1
February 10, 2010	59.3	57.7	57.7	60.0	57.3	59.0	59.0	58.8	58.8	58.8	58.8	58.8
August 10, 2010	59.5	57.8	57.8	60.2	57.4	59.2	59.2	59.0	59.0	59.0	59.0	59.0
February 10, 2011	57.2	55.5	55.5	57.9	55.2	56.8	56.8	56.7	56.7	56.7	56.7	56.7
August 10, 2011	57.1	55.5	55.5	57.9	55.1	56.8	56.8	56.7	56.7	56.7	56.7	56.7
February 10, 2012	55.2	53.6	53.6	56.0	53.3	54.7	54.7	54.5	54.5	54.5	54.5	54.5
August 10, 2012	55.5	53.9	53.9	56.4	53.6	55.2	55.2	55.1	55.1	55.1	55.1	55.1
February 10, 2013	53.6	52.1	52.1	54.5	51.8	53.4	53.4	53.3	53.3	53.3	53.3	53.3
August 10, 2013	54.7	53.2	53.2	55.7	52.8	54.5	54.5	54.4	54.4	54.4	54.4	54.4
February 10, 2014	52.7	51.2	51.2	53.7	50.9	52.5	52.5	52.4	52.4	52.4	52.4	52.4
August 10, 2014	53.5	51.9	51.9	54.6	51.6	53.3	53.3	53.2	53.2	53.2	53.2	53.2
February 10, 2015	51.3	49.8	49.8	52.4	49.6	51.0	51.0	50.9	50.9	50.9	50.9	50.9
August 10, 2015	52.2	50.7	50.7	53.4	50.4	52.0	52.0	51.9	51.9	51.9	51.9	51.9
February 10, 2016	49.7	48.3	48.3	50.9	48.0	49.4	49.4	49.3	49.3	49.3	49.3	49.3
August 10, 2016	50.2	48.7	48.7	51.8	48.8	50.3	50.3	50.2	50.2	50.2	50.2	50.2
February 10, 2017	47.4	46.1	46.1	49.1	46.2	47.8	47.8	47.7	47.7	47.7	47.7	47.7
August 10, 2017	48.9	47.5	47.5	51.4	47.3	49.6	49.6	49.5	49.5	49.5	49.5	49.5
February 10, 2018	46.8	45.5	45.5	49.2	45.3	47.4	47.4	47.3	47.3	47.3	47.3	47.3
August 10, 2018	48.3	46.9	46.9	51.1	46.8	49.1	49.1	48.9	48.9	48.9	48.9	48.9
February 10, 2019	46.2	44.9	44.9	48.9	44.8	46.9	46.9	46.8	46.8	46.8	46.8	46.8
August 10, 2019	48.6	47.2	47.2	51.8	47.1	49.4	49.4	49.3	49.3	49.3	49.3	49.3
February 10, 2020	46.6	45.3	45.3	49.8	45.2	47.0	47.0	46.9	46.9	46.9	46.9	46.9
August 10, 2020	48.2	46.9	46.9	52.0	46.8	49.1	49.1	49.0	49.0	49.0	49.0	49.0
February 10, 2021	44.4	43.1	43.1	48.0	43.2	45.0	45.0	44.9	44.9	44.9	44.9	44.9
August 10, 2021	46.1	44.8	44.8	50.9	45.3	47.3	47.3	47.2	47.2	47.2	47.2	47.2
February 10, 2022	41.7	40.5	40.5	46.2	41.1	42.6	42.6	42.5	42.5	42.5	42.5	42.5
August 10, 2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

APPENDIX IV

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES
Series C Equipment Notes

	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 737-832	Boeing 767-332ER
Date	N371DA	N3749D	N3750D	N3751B	N3752	N3753	N3754A	N3755D	N3756	N3757D	N3758Y	N174DZ
February 10, 2008	76.0%	76.4%	76.4%	76.2%	76.2%	76.2%	75.7%	75.7%	75.5%	75.7%	75.7%	71.8%
August 10, 2008	76.8	77.0	77.0	76.9	76.9	76.9	76.4	76.4	76.2	76.4	76.4	72.5
February 10, 2009	74.5	74.8	74.8	74.7	74.7	74.7	74.2	74.2	74.0	74.2	74.2	69.7
August 10, 2009	75.3	75.5	75.5	75.4	75.4	75.4	74.8	74.8	74.7	74.8	74.8	69.6
February 10, 2010	72.6	73.0	73.0	72.8	72.8	72.8	72.3	72.3	72.2	72.3	72.3	66.7
August 10, 2010	73.7	73.9	73.9	73.8	73.8	73.8	73.3	73.3	73.1	73.3	73.3	66.7
February 10, 2011	70.5	70.8	70.8	70.7	70.7	70.7	70.2	70.2	70.0	70.2	70.2	64.0
August 10, 2011	70.8	71.0	71.0	70.9	70.9	70.9	70.4	70.4	70.3	70.4	70.4	64.0
February 10, 2012	68.3	68.6	68.6	68.5	68.5	68.5	68.0	68.0	67.9	68.0	68.0	61.2
August 10, 2012	69.2	69.5	69.5	69.3	69.3	69.3	68.8	68.8	68.7	68.8	68.8	61.5
February 10, 2013	66.8	67.1	67.1	67.0	67.0	67.0	66.5	66.5	66.4	66.5	66.5	59.1
August 10, 2013	68.0	68.3	68.3	68.1	68.1	68.1	67.6	67.6	67.5	67.6	67.6	59.9
February 10, 2014	65.3	65.8	65.8	65.6	65.6	65.6	65.2	65.2	65.0	65.2	65.2	57.2
August 10, 2014	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

APPENDIX IV

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES
Series C Equipment Notes

	Boeing 767- 332ER	Boeing 767- 332ER	Boeing 767-332ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER
Date	N175DZ	N176DZ	N177DZ	N825MH	N826MH	N827MH	N834MH	N835MH	N836MH	N837MH	N838MH	N839MH
February 10, 2008	74.7%	74.5%	74.0%	77.1%	77.1%	77.7%	73.4%	73.4%	73.3%	73.3%	76.0%	75.0%
August 10, 2008	72.4	75.2	74.8	77.7	77.7	75.4	74.0	74.0	73.8	73.8	76.7	75.6
February 10, 2009	69.6	72.3	71.9	75.0	75.0	72.7	71.4	71.4	71.2	71.2	74.0	73.0
August 10, 2009	69.5	72.3	71.8	74.6	74.6	72.3	71.1	71.1	70.9	70.9	73.7	72.7
February 10, 2010	66.7	69.3	68.8	71.5	71.5	69.3	68.1	68.1	68.0	68.0	70.7	69.7
August 10, 2010	66.6	69.2	68.7	71.5	71.5	69.2	68.0	68.0	67.9	67.9	70.7	69.7
February 10, 2011	63.9	66.4	66.0	68.6	68.6	66.5	65.3	65.3	65.2	65.2	67.8	66.9
August 10, 2011	63.9	66.4	65.9	68.6	68.6	66.4	65.3	65.3	65.1	65.1	67.9	66.9
February 10, 2012	61.2	63.6	63.1	65.9	65.9	63.8	62.7	62.7	62.6	62.6	65.2	64.4
August 10, 2012	61.4	63.8	63.4	65.9	65.9	63.8	62.8	62.8	62.6	62.6	65.4	64.5
February 10, 2013	59.0	61.3	60.9	63.3	63.3	61.3	60.3	60.3	60.2	60.2	62.8	61.9
August 10, 2013	59.8	62.2	61.7	64.2	64.2	62.1	61.1	61.1	61.0	61.0	63.7	62.9
February 10, 2014	57.3	59.5	59.1	61.5	61.5	59.4	58.5	58.5	58.4	58.4	61.0	60.2
August 10, 2014	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

APPENDIX IV

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES
Series C Equipment Notes

	Boeing 767- 432ER	Boeing 767- 432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 767-432ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER	Boeing 777-232ER
Date	N840MH	N841MH	N842MH	N843MH	N844MH	N860DA	N861DA	N862DA	N863DA	N864DA	N865DA	N866DA
February 10, 2008	74.4%	72.2%	72.2%	75.0%	74.4%	76.7%	76.7%	73.5%	73.5%	73.5%	73.5%	73.5%
August 10, 2008	74.9	72.8	72.8	75.6	72.3	74.4	74.4	74.2	74.2	74.2	74.2	74.2
February 10, 2009	72.3	70.2	70.2	73.0	69.8	71.5	71.5	71.4	71.4	71.4	71.4	71.4
August 10, 2009	71.9	69.8	69.8	72.7	69.4	71.4	71.4	71.3	71.3	71.3	71.3	71.3
February 10, 2010	68.9	67.0	67.0	69.7	66.5	68.5	68.5	68.3	68.3	68.3	68.3	68.3
August 10, 2010	68.8	66.8	66.8	69.6	66.4	68.4	68.4	68.3	68.3	68.3	68.3	68.3
February 10, 2011	66.1	64.2	64.2	66.9	63.8	65.7	65.7	65.5	65.5	65.5	65.5	65.5
August 10, 2011	66.0	64.1	64.1	66.9	63.7	65.6	65.6	65.5	65.5	65.5	65.5	65.5
February 10, 2012	63.4	61.6	61.6	64.3	61.2	62.8	62.8	62.7	62.7	62.7	62.7	62.7
August 10, 2012	63.4	61.6	61.6	64.4	61.2	63.1	63.1	63.0	63.0	63.0	63.0	63.0
February 10, 2013	60.9	59.2	59.2	61.9	58.8	60.6	60.6	60.5	60.5	60.5	60.5	60.5
August 10, 2013	61.7	59.9	59.9	62.8	59.5	61.5	61.5	61.3	61.3	61.3	61.3	61.3
February 10, 2014	59.1	57.4	57.4	60.2	57.0	58.8	58.8	58.7	58.7	58.7	58.7	58.7
August 10, 2014	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of Delta. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Delta’s Amended and Restated Certificate of Incorporation provides for indemnification by Delta of any of its directors, officers or employees to the fullest extent permitted by the Delaware General Corporation Law against all expenses, liability and loss incurred in connection with any action, suit or proceeding in which any such person may be involved by reason of the fact that he or she is or was a director, officer or employee.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Delta’s Amended and Restated Certificate of Incorporation provides for such limitation of liability.

Delta maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to Delta with respect to payments which may be made by Delta to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 21.  EXHIBITS

Exhibit Number	Description

4.1
Pass Through Trust Agreement, dated as of November 16, 2000, between Delta Air Lines, Inc. and U.S. Bank National Associations (as successor to State Street Bank and Trust Company Connecticut, National Association) (Filed as Exhibit 4.1 to Delta’s Form S-4 as filed on July 11, 2003)*

4.2
Trust Supplement No. 2007-1A, dated as of October 11, 2007, between Delta and U.S. Bank Trust National Association, as Trustee, to Pass Through Trust Agreement dated as of November 16, 2000 (Filed as Exhibit 4.1 to Delta’s Current Report on Form 8-K as filed on October 17, 2007)*

4.3
Trust Supplement No. 2007-1B, dated as of October 11, 2007, between Delta and U.S. Bank Trust National Association, as Trustee, to Pass Through Trust Agreement dated as of November 16, 2000  (Filed as Exhibit 4.2 to Delta’s Current Report on Form 8-K as filed on October 17, 2007)*

Exhibit Number	Description

4.4
Trust Supplement No. 2007-1C, dated as of October 11, 2007, between Delta and U.S. Bank Trust National Association, as Trustee, to Pass Through Trust Agreement dated as of November 16, 2000 (Filed as Exhibit 4.3 to Delta’s Current Report on Form 8-K as filed on October 17, 2007)*

4.5	Form of Exchange Pass Through Trust Certificate, Series 2007-1A (included in Exhibit A to Exhibit 4.2)*

4.6	Form of Exchange Pass Through Trust Certificate, Series 2007-1B (included in Exhibit A to Exhibit 4.3)*

4.7	Form of Exchange Pass Through Trust Certificate, Series 2007-1C (included in Exhibit A to Exhibit 4.4)*

4.8
Revolving Credit Agreement (2007-1A), dated as of October 11, 2007, between U.S. Bank Trust National Association, as Subordination Agent, as agent and trustee for the trustee of Delta Air Lines Pass Through Trust 2007-1A, as Borrower, and Landesbank Hessen-Thüringen Girozentrale, as Liquidity Provider (Filed as Exhibit 4.4 to Delta’s Current Report on Form 8-K as filed on October 17, 2007)*

4.9
Revolving Credit Agreement (2007-1B), dated as of October 11, 2007, between U.S. Bank Trust National Association, as Subordination Agent, as agent and trustee for the trustee of Delta Air Lines Pass Through Trust 2007-1B, as Borrower, and Landesbank Hessen-Thüringen Girozentrale, as Liquidity Provider (Filed as Exhibit 4.5 to Delta’s Current Report on Form 8-K as filed on October 17, 2007)*

4.10
Intercreditor Agreement (2007-1), dated as of October 11, 2007, among U.S. Bank Trust National Association, as Trustee of the Delta Air Lines Pass Through Trust 2007-1A, Delta Air Lines Pass Through Trust 2007-1B, and Delta Air Lines Pass Through Trust 2007-1C, Landesbank Hessen Thüringen Girozentrale, as Class A Liquidity Provider, and Class B Liquidity Provider, and U.S. Bank Trust National Association, as Subordination Agent  (Filed as Exhibit 4.6 to Delta’s Current Report on Form 8-K as filed on October 17, 2007)*

4.11
Note Purchase Agreement, dated October 11, 2007, among Delta, U.S. Bank Trust National Association, as Trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC as representatives of the several initial purchasers (Filed as Exhibit 4.13 to Delta’s Current Report on Form 8-K as filed on October 17, 2007)*

4.12
Registration Rights Agreement, dated October 11, 2007, among Delta Air Lines, Inc., U.S. Bank Trust National Association, as Trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC as representatives of the several initial purchasers (Filed as Exhibit 4.16 to Delta’s Current Report on Form 8-K as filed on October 17, 2007)*

4.13
Form of Participation Agreement (Participation Agreement among Delta Air Lines, Inc., U.S. Bank Trust National Association, as Pass Through Trustee under each of the Pass Through Trust Agreements, U.S. Bank Trust National Association, as Subordination Agent, U.S. Bank Trust National Association, as Loan Trustee, and U.S. Bank Trust National Association, in its individual capacity as set forth therein)  (Filed as Exhibit 4.14 to Delta’s Current Report on Form 8-K as filed on October 17, 2007) **

Exhibit Number	Description

4.14
Form of Indenture and Security Agreement (Indenture and Security Agreement between Delta Air Lines, Inc., and U.S. Bank Trust National Association, as Loan Trustee) (Filed as Exhibit 4.15 to Delta’s Current Report on Form 8-K as filed on October 17, 2007)**

4.15	Form of Series 2007-1 Equipment Notes (included in Exhibit 4.14)**

5.1	Opinion of Debevoise & Plimpton LLP, special counsel to Delta Air Lines, Inc.

5.2	Opinion of Shipman & Goodwin LLP, Hartford, Connecticut, special counsel to U.S. Bank Trust National Association

5.3	Opinion of Kenneth F. Khoury, Executive Vice President – General Counsel of Delta Air Lines, Inc.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of Ernst & Young LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Aircraft Information Systems, Inc.

23.4	Consent of AVITAS, Inc.

23.5	Consent of Morten Beyer & Agnew, Inc.

23.6	Consent of Debevoise & Plimpton LLP, special counsel to Delta Air Lines, Inc. (included in Exhibit 5.1)

23.7	Consent of Shipman & Goodwin LLP, Hartford, Connecticut, special counsel to U.S. Bank Trust National Association (included in Exhibit 5.2)

23.8	Consent of Kenneth F. Khoury, Executive Vice President – General Counsel of Delta Air Lines, Inc. (included in Exhibit 5.3)

24.1	Powers of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility of U.S. Bank Trust National Association for the 2007-1 Pass Through Certificates on Form T-1

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4	Form of Letter to Clients

99.5	Schedule I

*	Incorporated by reference.

**	Incorporated by reference. Note, pursuant to Instruction 2 to Item 601 of Regulation S-K, Exhibit 99.5 filed herewith contains a list of other documents applicable to the Boeing aircraft that relate to the offering of Delta’s Pass Through Certificates, Series 2007-1, which documents are substantially identical to those which are incorporated herewith as Exhibits 4.13, 4.14 and 4.15. Exhibit 99.5 sets forth the details by which such other documents differ from the corresponding forms of documents incorporated herewith as Exhibits 4.13, 4.14 and 4.15.

ITEM 22.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)                 The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(6)                 The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, and State of Georgia, on the 19th day of February, 2008.

DELTA AIR LINES, INC.

By:	/s/ Edward H. Bastian
Name: Edward H. Bastian
Title: President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard H. Anderson and Edward H. Bastian, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the 19th day of February, 2008.

/s/ Richard H. Anderson	Chief Executive Officer and Director
Richard H. Anderson	(Principal Executive Officer)

/s/ Edward H. Bastian	President and Chief Financial Officer
Edward H. Bastian	(Principal Financial Officer and
Principal Accounting Officer

/s/ John S. Brinzo	Director
John S. Brinzo

/s/ Daniel A. Carp	Director
Daniel A. Carp

/s/ Eugene I. Davis	Director
Eugene I. Davis

/s/ Richard K. Goeltz	Director
Richard K. Goeltz

/s/ David R. Goode	Director
David R. Goode

/s/ Victor L. Lund	Director
Victor L. Lund

/s/ Walter Massey	Director
Walter Massey

/s/ Paula Rosput Reynolds	Director
Paula Rosput Reynolds

/s/ Kenneth B. Woodrow	Director
Kenneth B. Woodrow

S-1

EXHIBIT INDEX

Exhibit Number	Description

4.1
Pass Through Trust Agreement, dated as of November 16, 2000, between Delta Air Lines, Inc. and U.S. Bank National Associations (as successor to State Street Bank and Trust Company Connecticut, National Association) (Filed as Exhibit 4.1 to Delta’s Form S-4 as filed on July 11, 2003)*

4.2
Trust Supplement No. 2007-1A, dated as of October 11, 2007, between Delta and U.S. Bank Trust National Association, as Trustee, to Pass Through Trust Agreement dated as of November 16, 2000 (Filed as Exhibit 4.1 to Delta’s Current Report on Form 8-K as filed on October 17, 2007)*

4.3
Trust Supplement No. 2007-1B, dated as of October 11, 2007, between Delta and U.S. Bank Trust National Association, as Trustee, to Pass Through Trust Agreement dated as of November 16, 2000  (Filed as Exhibit 4.2 to Delta’s Current Report on Form 8-K as filed on October 17, 2007)*

4.4
Trust Supplement No. 2007-1C, dated as of October 11, 2007, between Delta and U.S. Bank Trust National Association, as Trustee, to Pass Through Trust Agreement dated as of November 16, 2000 (Filed as Exhibit 4.3 to Delta’s Current Report on Form 8-K as filed on October 17, 2007)*

4.5	Form of Exchange Pass Through Trust Certificate, Series 2007-1A (included in Exhibit A to Exhibit 4.2)*

4.6	Form of Exchange Pass Through Trust Certificate, Series 2007-1B (included in Exhibit A to Exhibit 4.3)*

4.7	Form of Exchange Pass Through Trust Certificate, Series 2007-1C (included in Exhibit A to Exhibit 4.4)*

4.8
Revolving Credit Agreement (2007-1A), dated as of October 11, 2007, between U.S. Bank Trust National Association, as Subordination Agent, as agent and trustee for the trustee of Delta Air Lines Pass Through Trust 2007-1A, as Borrower, and Landesbank Hessen-Thüringen Girozentrale, as Liquidity Provider (Filed as Exhibit 4.4 to Delta’s Current Report on Form 8-K as filed on October 17, 2007)*

4.9
Revolving Credit Agreement (2007-1B), dated as of October 11, 2007, between U.S. Bank Trust National Association, as Subordination Agent, as agent and trustee for the trustee of Delta Air Lines Pass Through Trust 2007-1B, as Borrower, and Landesbank Hessen-Thüringen Girozentrale, as Liquidity Provider (Filed as Exhibit 4.5 to Delta’s Current Report on Form 8-K as filed on October 17, 2007)*

4.10
Intercreditor Agreement (2007-1), dated as of October 11, 2007, among U.S. Bank Trust National Association, as Trustee of the Delta Air Lines Pass Through Trust 2007-1A, Delta Air Lines Pass Through Trust 2007-1B, and Delta Air Lines Pass Through Trust 2007-1C, Landesbank Hessen Thüringen Girozentrale, as Class A Liquidity Provider, and Class B Liquidity Provider, and U.S. Bank Trust National Association, as Subordination Agent  (Filed as Exhibit 4.6 to Delta’s Current Report on Form 8-K as filed on October 17, 2007)*

Exhibit Number	Description

4.11
Note Purchase Agreement, dated October 11, 2007, among Delta, U.S. Bank Trust National Association, as Trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC as representatives of the several initial purchasers (Filed as Exhibit 4.13 to Delta’s Current Report on Form 8-K as filed on October 17, 2007)*

4.12
Registration Rights Agreement, dated October 11, 2007, among Delta Air Lines, Inc., U.S. Bank Trust National Association, as Trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC as representatives of the several initial purchasers (Filed as Exhibit 4.16 to Delta’s Current Report on Form 8-K as filed on October 17, 2007)*

4.13
Form of Participation Agreement (Participation Agreement among Delta Air Lines, Inc., U.S. Bank Trust National Association, as Pass Through Trustee under each of the Pass Through Trust Agreements, U.S. Bank Trust National Association, as Subordination Agent, U.S. Bank Trust National Association, as Loan Trustee, and U.S. Bank Trust National Association, in its individual capacity as set forth therein)  (Filed as Exhibit 4.14 to Delta’s Current Report on Form 8-K as filed on October 17, 2007) **

4.14
Form of Indenture and Security Agreement (Indenture and Security Agreement between Delta Air Lines, Inc., and U.S. Bank Trust National Association, as Loan Trustee) (Filed as Exhibit 4.15 to Delta’s Current Report on Form 8-K as filed on October 17, 2007)**

4.15	Form of Series 2007-1 Equipment Notes (included in Exhibit 4.14)**

5.1	Opinion of Debevoise & Plimpton LLP, special counsel to Delta Air Lines, Inc.

5.2	Opinion of Shipman & Goodwin LLP, Hartford, Connecticut, special counsel to U.S. Bank Trust National Association

5.3	Opinion of Kenneth F. Khoury, Executive Vice President – General Counsel of Delta Air Lines, Inc.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of Ernst & Young LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Aircraft Information Systems, Inc.

23.4	Consent of AVITAS, Inc.

23.5	Consent of Morten Beyer & Agnew, Inc.

23.6	Consent of Debevoise & Plimpton LLP, special counsel to Delta Air Lines, Inc. (included in Exhibit 5.1)

23.7	Consent of Shipman & Goodwin LLP, Hartford, Connecticut, special counsel to U.S. Bank Trust National Association (included in Exhibit 5.2)

Exhibit Number	Description

23.8	Consent of Kenneth F. Khoury, Executive Vice President – General Counsel of Delta Air Lines, Inc. (included in Exhibit 5.3)

24.1	Powers of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility of U.S. Bank Trust National Association for the 2007-1 Pass Through Certificates on Form T-1

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4	Form of Letter to Clients

99.5	Schedule I

*	Incorporated by reference.

**	Incorporated by reference. Note, pursuant to Instruction 2 to Item 601 of Regulation S-K, Exhibit 99.5 filed herewith contains a list of other documents applicable to the Boeing aircraft that relate to the offering of Delta’s Pass Through Certificates, Series 2007-1, which documents are substantially identical to those which are incorporated herewith as Exhibits 4.13, 4.14 and 4.15. Exhibit 99.5 sets forth the details by which such other documents differ from the corresponding forms of documents incorporated herewith as Exhibits 4.13, 4.14 and 4.15.